                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
   SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     [X]

Filed by a Party Other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
[ ] ONLY [AS PERMITTED BY RULE 14a-6(e)(2)]
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.


                                 HYBRIDON, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 011.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction: $15,000,000

    (5) Total fee paid: $3,000 paid by wire transfer by Registrant

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                 HYBRIDON, INC.
                              155 FORTUNE BOULEVARD
                          MILFORD, MASSACHUSETTS 01757


                                 August 8, 2000

Dear Stockholder:

         Hybridon, Inc. (the "Company") will hold a special meeting of its common and Series A Preferred stockholders on September 12, 2000, to consider and vote on proposals to approve the Company's sale of its Hybridon Specialty Products business (the "Transaction") and to amend its Certificate of Incorporation to acknowledge that the Transaction will not constitute a liquidation event for the benefit of Series A Preferred stockholders. I have recommended these proposals to the Board of Directors, which has approved them. The Board recommends that you vote in favor of each proposal.

         We believe that Delaware corporate law does not require us to obtain stockholder approval for this transaction because the Transaction will not constitute a sale of all or substantially all of the assets of the Company. However, our agreement with the purchaser, Boston Biosystems, Inc., a wholly-owned subsidiary of Avecia, Inc., requires us to obtain your approval.

         We believe that the timing is right for the sale of the Hybridon Specialty Products business. The Transaction will allow management to concentrate attention and resources on and provide working capital for the Company's highest value-added core drug discovery and development business.

         The special meeting will begin promptly at 10:00 a.m. at the Radisson Hotel, 11 Beaver Street, Milford, Massachusetts. The official notice of meeting, proxy statement and form of proxy are included with this letter.

         The vote of every stockholder is particularly important for this special meeting.

         Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

                                                   Sincerely,

                                                   /s/ James B. Wyngaarden

                                                   James B. Wyngaarden, Chairman

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
                                 HYBRIDON, INC.
                                155 FORTUNE BLVD.
                          MILFORD, MASSACHUSETTS 01757


                                 August 8, 2000


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         A special meeting of common and Series A Preferred stockholders (the "Special Meeting") of Hybridon, Inc. (the "Company") will be held at the Radisson Hotel, 11 Beaver Street, Milford, Massachusetts, on September 12, 2000, at 10:00 a.m., for the following purposes:

         1. To approve the proposed sale of the Company's Hybridon Specialty Products business to Boston Biosystems, Inc., a subsidiary of Avecia, Inc. (the "Transaction");

         2. To consider and vote upon the proposed amendment to the Company's Certificate of Incorporation to acknowledge that the Transaction will not constitute a liquidation event for the benefit of Series A or other Preferred stockholders; and

         3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

         Holders of record of common and Series A Preferred stock of the Company at the close of business on August 4, 2000, are being given notice and the right to vote at the special meeting or any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ Robert G. Andersen

                                              Robert G. Andersen
                                              Assistant Secretary


         YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 HYBRIDON, INC.

                                 PROXY STATEMENT

         This proxy statement is being furnished to the common and Series A Preferred stockholders of Hybridon, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors to be used at a special meeting to be held on September 12, 2000, at 10:00 a.m. at the Radisson Hotel, 11 Beaver Street, Milford, Massachusetts (the "Special Meeting") and any adjournment thereof.

         This proxy statement is being mailed to the Company's common and Series A Preferred stockholders on or about August 11, 2000.

         Only common and Series A Preferred stockholders of record as of the close of business on August 4, 2000 are being given notice and the right to vote at the Special Meeting or any adjournment thereof. On August 4, 2000, the Company had 17,789,444 shares of common stock outstanding and 615,115 shares of Series A Preferred stock outstanding. Each share is entitled to one vote, and the common stock and Series A Preferred stock will vote as separate classes. Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy.

         Any stockholder executing the accompanying form of proxy has the power to revoke it at any time before it is voted. Such revocation may be made in person at the Special Meeting or by written notification to the Secretary of the Company. Every properly signed proxy will be voted unless previously revoked if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken.

         At the Special Meeting, stockholders will be asked to vote on the following proposals:

         1. The proposed sale of the Company's Hybridon Specialty Products business to Boston Biosystems, Inc., a subsidiary of Avecia, Inc. (the "Transaction");

         2. The proposed amendment to the Company's Certificate of Incorporation to acknowledge that the Transaction will not constitute a liquidation event for the benefit of the Company's Series A or other Preferred stockholders; and

         3. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

         The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) in favor of the Transaction and for adoption and approval of the Amendment to the Company's Certificate of Incorporation, and
(ii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the Special Meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THE PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The Company's address is 155 Fortune Boulevard, Milford, Massachusetts 01757, and its telephone number is (508) 482-7500.

         The date of this Proxy Statement is August 8, 2000.

                                     SUMMARY

         This summary is qualified by the more detailed information set forth elsewhere in this proxy statement, including the financial information set forth herein.

                               THE SPECIAL MEETING

         Date, Time and Place. The Special Meeting of the common and Series A Preferred stockholders of the Company will be held at the Radisson Hotel, 11 Beaver Street, Milford, Massachusetts, on September 12, 2000, at 10:00 a.m.

         Purpose. The Special Meeting is being held to consider, vote on and approve a proposal to sell the Company's Hybridon Specialty Products business to Boston Biosystems, Inc. (the "Transaction") and to amend the Company's Certificate of Incorporation to specifically acknowledge that the Transaction is not a liquidation event for the benefit of the Company's Series A Preferred stockholders (the "Charter Amendment").

         Recommendation of the Company's Board. The Board of Directors of the Company has approved the Transaction and the Charter Amendment and recommends that stockholders vote FOR these proposals. For a description of the reasons for each proposal, see "The Transaction Proposal -- Reasons for the Transaction" and "The Charter Amendment Proposal --Reasons for Charter Amendment."

         Record Date.  August 4, 2000 (the "Special Meeting Record Date").

         Common Stock. Under Delaware's General Corporation Law, the affirmative vote of the holders of a majority of a corporation's outstanding stock is required to approve a sale of all or substantially all of the a corporation's assets. The Company believes that the sale of its Hybridon Specialty Products business will not constitute a sale of all or substantially all of its assets, such as would require stockholder approval under Delaware law. However, as a condition to consummating the Transaction, the Sale Agreement requires that the Company obtain the approval of the holders of at least seventy-five percent (75%) of the total number of common shares outstanding.

         Preferred Stock. The provisions of the Company's Certificate of Incorporation governing the rights and privileges of the Company's Series A Preferred stock do not afford any voting rights to the holders of Series A Preferred stock. However, under such provisions, a sale of all or substantially all of the Company's assets is considered to be a "Liquidation Event" such that the holders of the Series A Preferred stock would be entitled to a liquidation payment of $100.00 per share after the payment of all debts but prior to any distributions to any other class of stockholder. Although the Company does not believe that the Transaction will constitute a sale of all or substantially all of its assets, as a condition to consummating the Transaction, the Sale Agreement requires that the Transaction be approved by the holders of at least 75% of the of Series A Preferred stock. In addition, the agreement between the Company and the Purchaser requires that the holders of 75% of Series A Preferred stock vote to amend the Company's charter to provide that the Transaction will not constitute a Liquidation Event with the result that no liquidating preference payment will become payable upon the consummation of the Transaction.

         As a result of these requirements, the Company is asking that the Transaction be approved by a separate vote of the holders of seventy-five percent (75%) of the common stock and seventy five percent (75%) of the Series A Preferred stock, each voting as a separate class. In addition, the Company is asking that the holders of a majority of the common stock and seventy-five percent (75%) of the holders of the Series A Preferred stock approve an amendment to the Company's certificate of incorporation providing, in effect, that the Transaction will not constitute a Liquidation Event.

         Voting. At the Special Meeting, each holder of record of common stock and Series A Preferred stock as of the Special Meeting Record Date will be entitled to one vote for each share held as of such date. Holders of approximately 86% of Series A Preferred stock have agreed to vote their shares in favor of the Transaction and the Charter Amendment and have entered into an agreement with the Company and the Purchaser to vote all of such shares in favor of the Transaction.

                                 THE TRANSACTION

         Assets to be Sold. The Company has contracted to sell certain assets related to its Hybridon Specialty Products business. Assets associated with the Company's core business of drug discovery and development will not be sold and this business will be moved to premises at 345 Vassar Street, Cambridge, Massachusetts, which the Company has leased with a remaining term of seven (7) years.

         Purchaser. The purchaser of the Company's DNA manufacturing business known as Hybridon Specialty Products will be Boston Biosystems, Inc., a Delaware corporation (the "Purchaser"), a wholly-owned subsidiary of Avecia, Inc. Avecia, Inc., including its global affiliates, is one of the world's largest producers of advanced medicines such as DNA medicines and biologics. Avecia, Inc. employs over 4,800 people at 28 sites across the world, and had sales in 1999 of approximately $1.2 billion. The Purchaser is located at 75A Wiggins Avenue, Bedford, Massachusetts 01730 (telephone number: 781-271-1580).

         Sale Price. The Company has contracted to sell the assets of its Hybridon Specialty Products business to the Purchaser for $15,000,000. In addition, the Purchaser will also assume approximately $447,000 of liabilities related to the assets to be sold. The Company will receive $11,550,000 of the purchase price at closing prior to any transaction costs, $450,000 will be retained for thirty (30) days by the Purchaser to cover potential indemnification claims and raw materials inventory requirements, and $3,000,000 will be payable as contingent consideration one year from the date of Closing upon the satisfaction of certain conditions.

         Reasons for the Transaction. The purpose of the Transaction is to allow the Company's management to concentrate attention and resources on and provide working capital for the Company's highest value-added core drug discovery and development business. The Company believes that this portion of its business offers more promise for the future and greater opportunities for growth.

         Retention of Certain Liabilities. The Company will retain all liabilities arising out of or relating to the Hybridon Specialty Products business prior to the Closing, other than those specifically assumed by the Purchaser. The Company does not expect any of the retained liabilities to have a material adverse effect on its future results of operations.

         Representations, Warranties and Covenants. The agreement governing the Transaction (the "Sale Agreement") contains representations, warranties and covenants of the parties customary in transactions similar to the Transaction.

         Conditions to Closing. The Sale Agreement contains conditions to closing customary in transactions similar in size and nature to the Transaction, including approval of the stockholders of the Company.

         Termination of Sale. The Company and the Purchaser each have the right to terminate the Sale Agreement under certain circumstances customary to transactions similar to the Transaction.

         U. S. Tax Consequences. The Company does not expect that there will be any material tax consequence to it as a result of the Transaction.

         Governing Law. The Sale Agreement and the Transaction are governed by the laws of the State of Delaware.

         Closing. The closing of the Transaction will take place as soon as practicable following the Special Meeting provided that the Transaction and the Charter Amendment are approved by the stockholders and all other closing conditions are met.

         Absence of Appraisal Rights. Neither Delaware's General Corporation Law nor the Company's Certificate of Incorporation accords any appraisal remedies in the case of the Transaction or the Charter Amendment.

                              THE CHARTER AMENDMENT

         Reasons for Charter Amendment. Certain provisions of the Company's Certificate of Incorporation provide the Company's Series A Preferred stock with preferential treatment after payment of all debts in the event of certain transactions, such as a sale of all or substantially all of the Company's assets. While the Company does not believe that the Transaction constitutes a sale of all or substantially all of the Company's assets, the Sale Agreement requires that the Company revise its Certificate of Incorporation to provide that this transaction will not give rise to any preferential payments to the Series A Preferred stockholders.

                           FORWARD LOOKING INFORMATION

         This proxy statement contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Pro forma information contained within this proxy statement, to the extent it is predictive of financial condition and results of operations that would have occurred on the basis of certain stated assumptions, may also be characterized as forward-looking statements. Although forward-looking statements are based on assumptions made and information believed by management to be reasonable, no assurance can be given that such statements will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those results anticipated, estimated, projected or expected.

                        SUMMARY HISTORICAL AND PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION

SELECTED HISTORICAL FINANCIAL DATA

         The following is a summary of certain consolidated financial information that has been derived from the consolidated financial statements of the Company and subsidiaries. This summary should be read in conjunction with the related consolidated financial statements and notes thereto that are incorporated by reference in this proxy statement.

                                 HYBRIDON, INC.

                                                    THREE MONTHS
                                                       ENDED              YEAR ENDED
                                                  MARCH 31, 2000       DECEMBER 31, 1999
                                                  -----------------   --------------------
SELECTED INCOME STATEMENT DATA
(UNAUDITED):
Product and service revenue ...............        $  1,564,675         $  6,186,136
Loss from operations ......................          (2,703,962)         (10,503,042)
Net loss applicable to common stockholders           (3,774,762)         (14,735,293)
Basic and diluted net loss per common share                (.23)                (.93)

                                                      AS OF
                                                  MARCH 31,2000
                                                  -------------
SELECTED BALANCE SHEET DATA
(UNAUDITED):
Cash ......................................        $  1,795,124
Working capital deficit ...................         (14,415,166)
Total assets ..............................          10,481,021
Current liabilities .......................          17,313,500
Long-term debt ............................           1,669,931
Total shareholders' equity (deficit) ......          (8,502,410)

PRO FORMA CONSOLIDATED (UNAUDITED) FINANCIAL DATA

         The following pro forma consolidated (unaudited) financial information should be read in conjunction with the pro forma consolidated (unaudited) financial information included elsewhere herein, including the assumptions for such presentation, and the separate historical financial statements of the Company and subsidiaries and notes thereto that are incorporated by reference in this proxy statement.

         The pro forma consolidated (unaudited) financial data are not necessarily indicative of the operating results that would have been achieved had the Transaction and discontinuation of the Hybridon Specialty Products (HSP) operations been effective during the periods presented or the results that may be obtained in the future. The gain resulting directly from the Transaction has been excluded from the pro forma selected income statement data.

SUMMARY PRO FORMA (UNAUDITED) CONSOLIDATED FINANCIAL INFORMATION

                                                  THREE MONTHS           YEAR ENDED
                                                      ENDED              DECEMBER 31,
                                                 MARCH 31, 2000             1999
                                                 ---------------        ---------------
SELECTED INCOME STATEMENT DATA (UNAUDITED):
Product and service revenue ...............        $     45,000         $    365,000
Loss from operations ......................          (2,133,385)          (7,693,828)
Net loss applicable to common stockholders           (3,204,185)         (11,926,079)
Basic and diluted net loss per common share                (.20)                (.75)

                                                       AS OF
                                                  MARCH 31, 2000
                                                  --------------
SELECTED BALANCE SHEET DATA (UNAUDITED):
Cash, including restricted cash of $5.0M ..        $ 12,665,124
Working capital deficit ...................          (5,011,767)
Total assets ..............................          18,933,488
Current liabilities .......................          17,230,101
Long-term debt ............................           1,306,000
Total shareholders' equity ................             397,387

COMPARATIVE (UNAUDITED) PER SHARE DATA

         The following table sets forth certain historical per share data of Hybridon, Inc. and subsidiaries and per share data on a pro forma basis after giving effect to the Transaction. The gain resulting directly from the Transaction has been excluded from the pro forma earnings and per share amounts.

                                                THREE MONTHS      YEAR ENDED
                                                    ENDED      DECEMBER 31, 1999
                                               MARCH 31, 2000
                                               --------------  -----------------
HYBRIDON, INC. - - HISTORICAL (UNAUDITED):
Basic and diluted net loss per common share        $(.23)          $(.93)
                                                   =====           =====
Book value per common share ...............        $(.52)          $(.37)
                                                   =====           =====
PRO FORMA (UNAUDITED):
Basic and diluted net loss per common share        $(.20)          $(.75)
                                                   =====           =====
Book value per common share ...............        $.02            $ N/A
                                                   =====           =====

                               THE SPECIAL MEETING

PURPOSE

         The Special Meeting is being held to consider and vote on the Transaction and the Charter Amendment.

         The Board of Directors of the Company has approved the Transaction and the Charter Amendment and recommends that stockholders vote FOR each of these transactions. For a description of the reasons for the Transaction, see "The Transaction Proposal -- Reasons for the Transaction." For a description of the reasons for the Charter Amendment, see "The Charter Amendment Proposal --Reasons for Charter Amendment".

VOTING INFORMATION AND REQUIREMENTS

         Only holders of record of common stock and Series A Preferred stock at the close of business on the Special Meeting Record Date will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. As of the Special Meeting Record Date, there were 17,789,444 common shares and 615,115 Series A Preferred shares outstanding.
Holders of such shares are entitled to one vote per share on each proposal.

         The Company believes that under Delaware law a vote of stockholders is not required in connection with the Transaction. Delaware law requires the approval of the holders of at least a majority of a corporation's outstanding voting shares for a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation. Based on an opinion of law provided by Richards, Layton & Finger, which is attached hereto as Appendix A, the Company believes that the Transaction is not a sale, lease, exchange or other disposition of all or substantially all of its assets. Although the Company believes that stockholder approval is not required, the Company is seeking such approval because the Purchaser has requested such action as a condition to consummating the Transaction. Thus, the Company is seeking approval of the Transaction by the holders of at least seventy-five percent (75%) of the outstanding common and Series A Preferred stock. If the Transaction is not approved by the holders of at least seventy-five percent (75%) of such outstanding common and Series A Preferred stock, voting separately, the Purchaser may terminate the Sale Agreement and decline to consummate the Transaction.

         Holders of approximately 86% of Series A Preferred stock have agreed to vote their shares in favor of the Transaction and have entered into an agreement with the Company and the Purchaser to vote such shares in favor of the Transaction.

         Under Delaware law, the affirmative vote of the holders of a majority of the Company's outstanding common shares and (assuming Series A Preferred stockholders rights are adversely affected) a majority of the holders of the Company's outstanding Series A Preferred stock, voting as a separate class, is required to approve the Charter Amendment. As a condition to consummating the Transaction, the Purchaser has requested the Company to seek Series A Preferred stockholder approval to amend the Company's Certificate of Incorporation to specifically exclude the Transaction as a liquidation event for Series A Preferred stockholders. If the Transaction were deemed a liquidation event then the Series A Preferred stockholders would be entitled to a cash distribution from the Transaction proceeds after payment of all debts. The Purchaser may terminate the Sale Agreement and decline to consummate the Transaction if 75% percent approval by the Series A Preferred stockholders is not obtained.

         Holders of approximately 86% of Series A Preferred stock have agreed to vote their shares in favor of the Charter Amendment and have entered into an agreement with the Company and the Purchaser to vote such shares in favor of the Charter Amendment.

         Abstentions and broker non-votes will be counted as shares present for determination of a quorum at the Special Meeting. For purposes of determining whether the Transaction and the Charter Amendment are approved, abstentions and broker non-votes will have the same effect as votes against such proposals.

         All shares that are represented by properly executed proxies received before or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on the executed proxies, shares represented by such proxies will be voted FOR approval of each proposal.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Such revocation may be made in person at the Special Meeting or by written notification to the Secretary of the Company.

                            THE TRANSACTION PROPOSAL

BACKGROUND OF THE TRANSACTION

         In 1996, the Company formed Hybridon Specialty Products (HSP) to manufacture oligonucleotide ("oligo") compounds both for its own use and for use by its spin-off companies and collaborators. The Company's internal requirements were initially driven by its GEM(R)91 clinical program, for which no external supplier could meet the projected needs. This development program was terminated in 1997 after adverse side effects (decreases in platelet counts) were observed following the administration of this compound to patients enrolled in a phase II clinical trial. However, the Company continued to require significant quantities of oligo for other research projects. HSP was retained to meet those needs and to assist the Company in funding its core research projects with revenue from the sale of oligo compounds to unrelated and related parties.

         HSP manufactures oligonucleotides at its 36,000-square-foot leased facility, which is capable of manufacturing oligo compounds on a large scale. HSP first began producing oligonucleotide compounds for sale in June 1996 and had revenues of approximately $1.1 million in 1996, $1.9 million in 1997, $2.8 million in 1998 and $5.8 in 1999. HSP's principal customers in 1999 included Genta Incorporated, MethylGene Inc., and Ribozyme Pharmaceuticals, Inc. Each of those customers accounted for more than 10% of HSP's 1999 revenues.

         Although manufacturing sales have increased steadily since production began, HSP's capacity remains substantially underutilized and has not yet achieved break-even operation. In addition, the state-of-the-art of oligonucleotide production has advanced significantly in recent years, narrowing the Company's technological lead and allowing a number of other oligo manufacturers to emerge as qualified suppliers of clinical grade oligo compounds.

         Given these trends, the Company's Board of Directors made the decision in early 2000 to sell HSP in order to affect the following goals:

                  - Allow the Company to focus on its highest value-added core competencies by divesting itself of the DNA manufacturing business while retaining a source of supply for oligo compounds.

                  - Place oligo manufacturing in the hands of a chemical manufacturing company already engaged in oligo manufacturing and able to more fully utilize the HSP facilities. The resulting economies of scale should have a favorable impact on the cost of synthetic DNA compounds, which would favorably impact the cost of Hybridon's clinical materials.

                  - Eliminate the sales barrier currently being encountered as other companies in the field of DNA-based therapeutics are reluctant to place their manufacturing orders in the hands of a competitor (Hybridon).

                  - Secure a supply agreement for oligo compounds with preferential pricing going forward for the Company, its spin-offs, and collaborators.

                  - Derive cash from the transaction to fund the Company's drug discovery and development activities.

         Following discussions with a number of biotech companies similar to the Company, as well as several manufacturing companies, the opportunity with Avecia emerged as the best fit in accomplishing the Company's goals. Avecia had recently acquired Boston Biosystems in Bedford, Massachusetts, and was seeking to establish a capability for full-scale oligo manufacturing in North America. With their customer base representing approximately 16 compounds currently in human clinical trials, and a strong patent portfolio, partnering with Avecia would allow a pooling of know-how and of production orders sufficient to sustain a profitable manufacturing entity in North America.

         As negotiations progressed, Avecia expressed interest in the cash purchase and supply relationship required by the Company. The Company believed, given Avecia's resources and worldwide presence, that Avecia was well equipped to satisfy the ongoing oligo production needs of the Company's customers while rapidly achieving an efficient operating level by consolidating operations at the Milford, Massachusetts site. Avecia transmitted proposed terms to the Company on April 12, 2000. The Sale Agreement was signed on June 29, 2000.

REASONS FOR THE TRANSACTION

         The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to sell the HSP business and focus the operations of the Company solely on its drug discovery and development business, which the Company believes has more potential for growth. The Board's belief is based on a number of factors, such as the rate of growth in the Company's HSP business over the past four years, the operating losses experienced by such business over the past four years and the intense competition and customer pricing pressure within the oligo manufacturing sector. In reaching a decision to recommend the Transaction to the Company's stockholders, the Board considered, among other factors, the following: (i) the financial condition, results of operations, capital resources, capital requirements, risk profiles, management teams, growth, and prospects of the Hybridon Specialty Products business as compared to its drug discovery and development business, (ii) the economic and competitive environments in which the two businesses operate, (iii) conditions and trends related to each business, (iv) the fact that the Transaction will enable the Company to operate as a focused drug discovery and development company, and (v) the perceived beneficial effect of the Transaction on investors' ability to evaluate the performance and investment characteristics of the Company.

                                 SALE AGREEMENT

         General Information. The Board of Directors has approved the sale of the Company's HSP business to the Purchaser pursuant to the Transaction. The consummation of the Transaction (the "Closing") is expected to occur as soon as practicable after approval by the stockholders at the Special Meeting.

         Sale Price. On June 28, 2000, the Company's Board of Directors approved the Transaction, and on June 29, 2000, the parties executed the Sale Agreement. Pursuant to the Sale Agreement, the Company will sell the assets of the HSP business to the Purchaser, and the Purchaser will assume and agree to pay, perform or discharge when due certain obligations and liabilities of the Company relating to the HSP business. The Purchaser will, at the Closing, pay to the Company a total of $11,550,000 and assume approximately $447,330 in liabilities. Subsequent to Closing, $450,000 will be retained by the Purchaser for a period of 30 days pending its confirmation that at Closing, the Assets being purchased included at least $450,000 in value of current raw inventory used for the manufacture of oligonucleotides. The $450,000 will be due upon the expiration of 30 days less a dollar for dollar adjustment to the extent that the book value of the inventory delivered at Closing was less than $450,000. In addition to the $12,000,000, the purchase price also includes the sum of $3,000,000 which the Purchaser is obliged to pay one year from Closing, subject, however, to certain set off and escrow provisions detailed below and the satisfaction of certain additional conditions.

         Assets. The assets to be sold to the Purchaser include the Company's leasehold interest, building and fixtures at Milford, Massachusetts, inventory, machinery, equipment, furnishings, licenses and permits, intellectual property relating to the DNA manufacturing business, other intangible assets, customer contracts and leases.

         Assumed Liabilities. The Purchaser will assume customer contracts, certain leases and certain employee benefit obligations. The Purchaser will also assume accrued personal property taxes and a leasehold improvement loan with a balance of approximately $447,330.

         Retained Liabilities. The Company will retain liabilities arising out of or relating to the conduct of the HSP business prior to the Closing other than those liabilities assumed by the Purchaser. The Company will remain responsible for all litigation or claims pending at or arising after the Closing relating to operation of the HSP business prior to the Closing.

         Noncompetition. The Company has agreed that it will not compete with the Purchaser in the business of oligo manufacturing for third parties for a period of five years after the Closing. In the event that the Supply Agreement is terminated for reasons other than the Company's default, the Company will be allowed to produce oligonucleotides for its own use and use by its affiliates.

         Use of Sale Proceeds. After payment of expenses related to the Transaction, the Company intends to use the proceeds of the Transaction for working capital and general corporate purposes. The Company will also use approximately $5 million to establish a money market account that will be used to secure the payment of certain indebtedness. This account will be reduced as the debt is converted to equity, if such conversion occurs.

         Representations and Warranties. The Sale Agreement contains representations and warranties of the Company and the Purchaser customary for transactions of the type contemplated by the Transaction, including representations and warranties concerning such matters as necessary consents and approvals, title to and condition of the purchased assets, content of financial statements, absence of material adverse changes in the business, environmental matters pertaining to real property owned or leased, condition of inventories, collectability of accounts receivables, warranty claims, relations with customers and suppliers and employee and employee benefit matters.

         Covenants. The Sale Agreement contains covenants of the Company and the Purchaser customary for transactions of the type contemplated by the Transaction, including the covenant of the Company to carry on the HSP business in the ordinary course consistent with past practice through the Closing Date.

         Company's Indemnification Obligations. The Company has agreed to indemnify the Purchaser in an amount up to $12,000,000 with respect to any breach of its representations or warranties (subject to a $150,000 deductible) or any breach of any covenant of the Company contained in the Sale Agreement. The Company has also agreed to indemnify the Purchaser with respect to claims or actions pending at or arising after the Closing Date that relate to the operation of the HSP business prior to that date, or that relate to any condition existing on that date.

         Buyer's Indemnification Obligations. The Purchaser has agreed to indemnify the Company with respect to any breach of its representations or warranties (subject to a $150,000 deductible) or any breach of any covenant of the Purchaser contained in the Sale Agreement.

         Closing Contingencies. The consummation of the Transaction is subject to certain conditions, including consents to assignment of material contracts, accuracy in all material respects of representations and warranties, performance in all material respects of covenants and other obligations, delivery of customary closing documents, and approval of the Transaction by seventy-five percent (75%) of the common and Series A Preferred stockholders of the Company, approval of the Charter Amendment by seventy-five percent (75%) of the Series A Preferred stockholders and a majority of its common stockholders of the Company, and execution of a Consent and Release Agreement by the holders of the Company's outstanding debt.

         Termination and Amendment. The Sale Agreement may be amended or terminated by the mutual consent of the Company and the Purchaser at any time, and either party may terminate the Sale Agreement if the Closing has not occurred on or before November 30, 2000, provided the terminating party has not breached its obligations thereunder. If either party defaults, then the nondefaulting party may terminate its obligations under the Sale Agreement. Thus, the Board of Directors and the Purchaser have rights under certain circumstances to terminate the Transaction after approval by the Company's stockholders.

         Expense Payments upon Termination. In the event either party terminates the Agreement on account of other party's default, the defaulting party will be obliged to pay the nondefaulting party a Transaction Fee covering its costs and expenses not to exceed $500,000. In addition, the Company will be liable for Expense Payments if (a) the holders of at least 51% of the Company's common stock and 51% of its Series A Preferred stock do not approve the Transaction, or
(b) if the Company's board fails to recommend stockholder approval or withdraws its recommendation including by reason of its receiving a superior proposal. Finally, the Company will be obliged to pay the Purchaser a so-called Transaction Fee in the amount of $500,000 if the Agreement is terminated other than by mutual consent, or the Purchaser's breach and the Company completes a so-called Alternative Transaction with a third party within one year.

         "No-Shop" Provision. Under the Sale Agreement, the Company is not permitted to initiate, solicit, negotiate, or encourage any proposal or offer to acquire all or any substantial part of the HSP business, whether by merger, purchase of assets, tender offer or otherwise.

         Supply Agreement. As a condition to the Transaction, the Company must enter into a Supply Agreement with the Purchaser to purchase a minimum amount of oligonucleotides (the "Product") over a period of three years. The purpose of the Supply Agreement is to provide the Purchaser with a reliable customer and the Company with a reliable source of Product. The Company and its spin-offs, collaborators and affiliates must purchase enough Product to cover $2 million in fixed costs over an 18-month period. During the first payment period commencing at Closing and ending December 31, 2000, the Company has agreed to purchase a minimum of $1,000,000 worth of Product (equivalent to $700,000 of fixed cost commitment) and during the second payment period, commencing January 1, 2001 and ending December 31, 2001, the Company must purchase a minimum of $2 million worth of Product (equivalent to $1.3 million of fixed cost commitment). During the last period, commencing January 1, 2002 and ending December 31, 2002, the Company has no obligation to purchase Product. The Company believes that the price it will pay for product will be no greater than the fair market price charged by an unrelated third party supplier.

         Absence of Appraisal Rights. Neither Delaware's General Corporation Law nor the Company's Certificate of Incorporation accords any appraisal remedies in the case of the Transaction or the Charter Amendment.

         Contingent Payments. One year from the closing of the Transaction, the Company is entitled to an additional payment of $3 million contingent upon the on-going effectiveness of the Supply Agreement. If the Company fails to meet its obligations under the Supply Agreement as they relate to payment and any other obligations the Purchaser may seek indemnity for such obligations by withholding a portion of the $3 million payment due the Company. The Purchaser's claim to any portion of the $3 million payment will be subject to certain procedural protections for the Company. The Purchaser will escrow any portion of the $3 million payment it has claimed for indemnification purposes and the Company may challenge any claims for indemnity by the Purchaser.

MAY 2000 LOANS

         On May 30, 2000, the Board of Directors of the Company approved a Line of Credit Agreement (the "Loan Agreement") with certain lenders (the "Lenders") who provided the Company with a $2,000,000 credit facility. The table which follows identifies the lenders and indicates, at the time of the loan (the "Loan"), (i) such lenders' equity interests in the company, (ii) their interests in other Company debt facilities, and (iii) whether such lenders are directors or have designees on the Company's board.

      Name of Lender           Beneficial Common       Ownership of 8%          Ownership        Board Position
      --------------            Stock Ownership*      Convertible Notes    Interest - Silicon    --------------
                             (31 March 00) (Shares)        (Amount)            Bank Loans
                             ----------------------   -----------------    -------------------
Kimcroft Ltd.                       125,000                  ---                  None                 ---

Oussama Salam                       465,530                $ 93,679               None                 ---
(individually)
H.K. Properties, Ltd.                 ---                    ---                  None                 ---

Dr. Paul Zamecnik                   401,830                $ 26,000               None              Director

Global Investments                    ---                    ---                  None
Enterprises, Ltd.

Dr. James Wyngaarden                143,100                  ---                  None              Director,
                                                                                                 Chairman of the
                                                                                                      Board

Motasim F. Hajaj                      ---                  $ 50,000               None                 ---

Keith Hartley                      6,083,394                 ---               $1,250,000           Director

Abdelraof M. Abou Anza              246,452                $ 18,000               None                 ---

Mark Germain                          ---                    ---                  None                 ---

* Exclusive of shares issuable upon conversion of ownership in 8% Convertible Notes.

         The Loan is intended to provide the Company with working capital pending the closing of the Transaction. The Company may draw upon the facility by notice at any time prior to the earlier of September 30, 2000, and the date the Transaction is consummated. The Company may provide for a draw date of not earlier than seven business days following the notice. Each draw is subject to customary conditions such as the absence of defaults, the absence of material adverse changes and the continued effectiveness of the Transaction. On July 10, 2000, the Company drew down approximately $500,000 under the Loan Agreement.

         Loans made under the Loan Agreement will mature and be due on the earlier of September 30, 2000 or the date the Transaction is consummated. At the maturity date, each Lender may elect either (a) conversion of its portion of the loan into shares of the Company's common stock at the rate of one share for each $1.08 of principal and interest then accrued (the $1.08 conversion price being equal to the closing price of the Company's common stock at the time the Lenders expressed their willingness to make the Loan), or (b) repayment of its portion of the Loan. In the later case, such repayment, equaling $2 million, will be funded from the proceeds of the Transaction.

         The Lenders have joined with the holders of the Company's 8% Senior Convertible Notes issued in 1999 and the successors to the 1996 Bank Loan in an amendment to the Subordination and Intercreditor Agreement to which the Company and the latter two groups were parties. That Agreement, first entered into on December 7, 1999, provided that the successors to the Bank Loan would subordinate their payment rights to those of the 8% Noteholders and would also subordinate their rights in the collateral securing the Bank Loan. This collateral consisted of substantially all of the Company's assets. The current amendment provides that the Lenders will have payment rights and interest in the collateral which are equal with the 8% Noteholders and senior to the rights of the successors to the Bank Loan.

         The amendment also provides that all parties to the Subordination and Intercreditor Agreement agree to release their lien on that portion of the collateral, i.e. the Hybridon Specialty Products business, which are to be conveyed to the Purchaser in the Transaction. In return for this partial release, the Company has agreed, upon consummation of the Transaction, to set aside from the proceeds thereof, the sum of $5,000,000, with which the Company will purchase a money market instrument and pledge the same as substitute collateral to secure its obligations to the Lenders, the 8% Noteholders and the successors of the Bank Loan, as their interests appear in the Subordination and Intercreditor Agreement. These lenders will continue to have a lien on substantially all of the assets of the Company remaining after the Transaction (excluding the Hybridon Specialty Products business being sold).

         Finally, in connection with the Loan, the Company has agreed (a) to issue to the representatives of the Lenders warrants to purchase up to 500,000 shares of the Company's common stock at an exercise price of $1.08 per share, and (b) to issue to the Lenders, proportionate to their respective interests in the Loan, warrants to purchase 1,000,000 shares of the Company's common stock at an exercise price of $1.08.

CERTAIN TAX CONSEQUENCES OF THE TRANSACTION

         U. S. Tax Consequences. Although the Transaction is a taxable transaction, the Company does not expect to incur any material additional tax in the year of the Transaction as a result of the Transaction.

         Stockholder Tax Consequences. The Company's security holders will not recognize any gain or loss on the Transaction.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

         The Company has engaged Adams, Harkness & Hill, Inc. ("AH&H") to render an opinion as to the fairness from a financial point of view to the Company's shareholders of the consideration to be received by the Company in connection with the Transaction. AH&H was selected by the Company Board of Directors based on AH&H's qualifications, expertise and reputation. AH&H rendered its oral opinion to the Company's Board of Directors on June 29th, 2000 which was subsequently confirmed in writing, that, as of such date, the consideration to be received by the Company in connection with the Transaction is fair from a financial point of view.

         THE FULL TEXT OF THE OPINION DELIVERED BY AH&H TO THE HYBRIDON BOARD OF DIRECTORS DATED JUNE 29, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND THE LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY AH&H IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE AH&H OPINION IS DIRECTED ONLY TO

THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HYBRIDON IN CONNECTION WITH THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HYBRIDON STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE TRANSACTION. THE SUMMARY OF AH&H'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HYBRIDON STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

         In its review of the Transaction, and in arriving at its opinion, AH&H, among other things:

                  - Reviewed the financial information contained in the Company's Form 10-Q for the quarterly period ended March 31, 2000;

                  - Reviewed the financial information contained in the Company's Annual Report, Form 10-K, and related financial information for the fiscal year ended December 31, 1999;

                  - Analyzed certain financial statements and other financial and operating data concerning HSP, including forecasts, prepared by the senior management of the Company;

                  - Visited the facilities of Hybridon and conducted due diligence discussions with the senior management of the Company;

                  - Reviewed the historical financial performance of HSP and compared it with that of certain publicly traded companies deemed to be relevant;

                  - Compared the financial terms of the Transaction with the financial terms of certain other mergers and acquisitions deemed to be relevant and comparable to the Transaction;

                  - Reviewed a draft of the Sale Agreement and the Supply Agreement; and

                  - Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters that AH&H deemed necessary, including the assessment of general economic, market, monetary and currency rate conditions as of June 29, 2000.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the AH&H analyses set forth below does not purport to be a complete description of the presentation by AH&H to the Company's Board of Directors. In arriving at its opinion, AH&H did not attribute any particular weight to any analyses or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, AH&H believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all factors of the analyses, could create an incomplete view of the processes underlying the analyses set forth in the AH&H presentation to the Company Board of Directors and its opinion. In performing its analyses, AH&H made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by AH&H and summarized below are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

         HSP is an operating division of the Company, a development-stage biopharmaceutical company. As such, analysis of the financial performance of HSP independent of the Company requires the use of significant assumptions and approximations. Moreover, analyses involving the historical market activity of the Company's common stock are of limited usefulness in a determination of the fairness of the consideration received by Hybridon in connection with the Transaction. Accordingly, AH&H determined that relevant metrics for its analysis are the multiple of enterprise value to last twelve months ("LTM") revenue for companies comparable to HSP, the multiple of transaction value to LTM revenue for select precedent mergers and acquisitions, and the analysis of discounted HSP projected cash flows.

         The following is a brief summary of certain financial analyses performed by AH&H in connection with providing its opinion to the Company Board of Directors on June 29, 2000.

         Analysis of Publicly Traded Comparable Companies. AH&H compared certain financial information of HSP to certain corresponding information for a group of publicly traded biotechnology companies AH&H deemed to be comparable to HSP. AH&H selected these companies based on its review of their respective business activities and, to a lesser extent, financial performance, balance sheet condition, and equity capitalization. Companies deemed comparable to HSP were BioSource International, Inc., Cambrex Corporation, Life Technologies Inc., Sigma-Aldrich Corporation, Stepan Company, Inc., and Techne Corporation (the "HSP Peer Group"). The financial information used in connection with the analysis with respect to HSP and the HSP Peer Group was based on the latest reported quarterly period and derived from publicly available information. AH&H noted that, based on the common stock closing price per share as of June 28, 2000, the multiple of enterprise value to LTM revenue for the HSP Peer Group ranged from a high of 28.2 to a low of 0.5, with a mean, excluding the high and low values, of 3.7. From this analysis, AH&H concluded that the consideration to be received by the Company in connection with the Transaction was within the trading range of the HSP Peer Group, based on HSP LTM revenues of $5.7 million.

         Analysis of Selected Merger and Acquisition Transactions. AH&H reviewed the financial terms, to the extent publicly available, of eight completed mergers and acquisitions since April 1997 in the specialty and fine chemicals industry. The eight specialty and fine chemical industry transactions reviewed, in chronological order of public announcement, were: Research Biochemicals, Inc / Sigma Aldrich Corporation, April 1997; PharMingen / Becton, Dickinson & Company, Inc., April 1997; Biowhittaker, Inc. / Cambrex Corp., August 1997; Perseptive Biosystems, Inc. / Perkin Elmer Corporation, August 1997; Genzyme Research Products division of Genzyme Corporation / Techne Corporation, June 1998; Quality Control Biochemicals, Inc. / BioSource International, Inc., October 1998; CN Biosciences, Inc. / EM Industries, Inc., November 1998; and Endogen, Inc. / Perstorp AB, May 1999 (together, the "Selected Transactions"). AH&H noted that the multiple of transaction value to LTM revenue for target companies in the Selected Transactions ranged from a high of 4.4 to a low of 1.7 with a mean, excluding the high and low values, of 3.1. From this analysis, AH&H determined that the consideration to be received by the Company in connection with the Transaction was within a comparable range for comparable merger and acquisition transactions, based on HSP LTM revenues of $5.7 million.

         Discounted Cash Flow Analysis. AH&H prepared an analysis of the present value of projected future cash flows for HSP through the use of annual cash flow projections developed by Hybridon through 2004 with a terminal value estimate of the residual value of cash flows received in subsequent years added to the projected 2004 cash flow. These cash flows and terminal value were then discounted to present value at annual discount rates ranging from 25% to 35%, reflecting the development stage, financial position, and future business prospects of HSP. AH&H noted that present value of future projected HSP cash flows ranged from a high of $10.5 million to a low of $8.1 million. From this analysis, AH&H determined that the consideration to be received by the Company in connection with the Transaction compared favorably to the present value of projected future HSP cash flows.

         No company or transaction used in the above analyses is identical to HSP or the Transaction, respectively. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which HSP is compared.

         AH&H, as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. AH&H has acted as a financial advisor to the board of directors of the Company in connection with the merger, and will receive a fee for its services, which includes a fee payable upon rendering this opinion. AH&H may in the future provide investment banking or other financial advisory services to the Company.

         Pursuant to an engagement letter dated June 21st, 2000, the Company has agreed to pay AH&H a fee of $250,000 in connection with the delivery of the fairness opinion rendered on June 29th, 2000. In addition, the Company also has agreed to reimburse AH&H for its reasonable out-of-pocket expenses and to indemnify AH&H against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of AH&H's engagement as financial advisor.

BOARD RECOMMENDATION

         The Board of Directors has evaluated the terms of the Transaction and has determined they are fair to the Company and its stockholders. The Board's determination is based primarily upon the present condition of and prospects for the Hybridon Specialty Products business, the book value and earning power of the assets of the Hybridon Specialty Products business, the price for which the Board believes the assets could be sold if the Hybridon Specialty Products business were discontinued and such assets sold separately, and the opinion of its financial advisor.

         The Board believes that the Transaction is fair to and in the best interests of the Company and its stockholders and unanimously recommends that stockholders vote IN FAVOR OF the Transaction. Copies of the Sale Agreement and Supply Agreement are attached hereto as Appendix C and Appendix D, respectively.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

PRO FORMA CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2000

         The following unaudited pro forma consolidated balance sheet gives effect to the proposed Transaction and discontinuation of the HSP operations of Hybridon, Inc. and subsidiaries assuming the Transaction was consummated as of March 31, 2000. The pro forma consolidated balance sheet reflects the purchase price of $15,000,000, including the $3,450,000 of contingent consideration, and the assumption by the Purchaser of $447,330 in liabilities (consisting of a leasehold improvement loan) of Hybridon, Inc.

         The pro forma adjustments described in the accompanying notes to the pro forma consolidated balance sheet should be read in conjunction with the pro forma consolidated balance sheet. The pro forma balance sheet should also be read in conjunction with Hybridon, Inc. and subsidiaries consolidated financial statements and notes that are incorporated by reference herein.

         The following pro forma consolidated balance sheet information is presented for informational purposes only and is not necessarily indicative of the financial position that would have been reported had the Transaction been consummated as of March 31, 2000 or of the future financial position of Hybridon, Inc., and subsidiaries which will result from consummation of the Transaction.

                                 HYBRIDON, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                   (UNAUDITED)

                                                                    PRO FORMA
                                                                     PORTION
ASSETS                                                           ATTRIBUTABLE TO        PRO FORMA
------                                        AS REPORTED          TRANSACTION         ADJUSTMENTS       PRO FORMA
                                              -----------          -----------         -----------       ---------
CURRENT ASSETS:
Cash and cash equivalents                    $ 1,795,124             $90,000(1)       $5,780,000(4)     $7,665,124
Accounts receivable                            1,003,052                                                 1,003,052
Contingent purchase price receivable                                                   3,450,000(5)      3,450,000
Prepaid expenses and other current assets        100,158                                                   100,158

                                             ----------------------------------------------------------------------
Total current assets                           2,898,334              90,000           9,230,000        12,218,334
                                             ----------------------------------------------------------------------

PROPERTY AND EQUIPMENT, AT
COST:
Leasehold improvements                        11,127,035         (10,976,694)(2)                           150,341
Laboratory and other equipment                 9,943,170          (4,742,442)(2)                         5,200,728
                                             ----------------------------------------------------------------------
                                              21,070,205         (15,719,136)(2)                         5,351,069

Less -- Accumulated depreciation and
amortization                                  15,168,917          (9,941,603)(2)                         5,227,314
                                             ----------------------------------------------------------------------
                                               5,901,288          (5,777,533)(2)                           123,755
                                             ----------------------------------------------------------------------
OTHER ASSETS:
Restricted cash proceeds from transaction                                              5,000,000(6)      5,000,000
Deferred financing costs and other assets      1,408,499             (90,000)(1)                         1,318,499




Notes receivable from officers                   272,900                                                   272,900
                                             ----------------------------------------------------------------------
                                               1,681,399             (90,000)          5,000,000         6,591,399
                                             ----------------------------------------------------------------------

                                             ----------------------------------------------------------------------
                                             $10,481,021         ($5,777,533)        $14,230,000       $18,933,488
                                             ======================================================================

LIABILITIES AND STOCKHOLDERS'
DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt              $13,662,853          ($83,399)(3)                       $13,579,454
Accounts payable                                 1,395,963                                               1,395,963
Accrued expenses                                 2,254,684                                               2,254,684
                                             ----------------------------------------------------------------------
Total current liabilities                       17,313,500           (83,399)                           17,230,101
                                             ----------------------------------------------------------------------

LONG-TERM DEBT, NET OF CURRENT
PORTION                                            363,931          (363,931)(3)
                                             ----------------------------------------------------------------------
9% CONVERTIBLE SUBORDINATED
NOTES PAYABLE                                    1,306,000                                                1,306,000
                                             ----------------------------------------------------------------------
8% CONVERTIBLE SUBORDINATED
NOTES PAYABLE
                                             ----------------------------------------------------------------------

STOCKHOLDERS' EQUITY(DEFICIT):
Preferred stock, $.01 par value
Authorized -- 5,000,000 shares
Series A convertible preferred stock-
Designated - 1,500,000 shares
Issued and outstanding -- 661,856
shares (Liquidation preference
of $67,256,400 at March 31, 2000)                   6,618                                                    6,618

Common stock, $.001 par value -
Authorized -- 100,000,000 shares
Issued and outstanding - 16,260,722
shares                                             16,261                                                   16,261

Additional paid-in capital                    248,884,132                                              248,884,132
Accumulated deficit                          (256,957,892)                              8,899,797(7)  (248,058,095)
Deferred compensation                            (451,529)                                                (451,529)

                                             ----------------------------------------------------------------------
Total stockholders' equity (deficit)           (8,502,410)                 0            8,899,797          397,387
                                             ----------------------------------------------------------------------

                                             $ 10,481,021          ($447,330)          $8,899,797      $18,933,488
                                             ======================================================================

Notes to the Pro Forma Consolidated Balance Sheets

         The following adjustments have been made to reflect the pro forma effect of the Transaction and discontinuation of the HSP operations as if those transactions were consummated as of the March 31, 2000 pro forma balance sheet date (in thousands):

         (1) To reflect the lease deposit amount currently held by Laborers' Pension/Milford Investment Corporation, which is refundable to the Company at the close of the Transaction.

         (2) To reflect the book value, as of March 31, 2000, of the leasehold improvements and equipment being transferred to the Purchaser under the Transaction.

         (3) To reflect the remaining balances of the Laborers' Pension/Milford Investment Corporation's note, both current and long-term portions, to be assumed by the Purchaser at the close of the Transaction.

         (4)      To reflect the initial proceeds from this Transaction:

           First installment:  Unrestricted portion                                             $ 7,000,000
           Less: Holdback (which will be adjusted, up or down, according to the raw material
           physical inventory value at the time of closing)                                        (450,000)
           Less:  Estimated expenses of sale                                                       (770,000)
                                                                                                -----------
           Net initial cash payment                                                             $ 5,780,000
                                                                                                ===========

         (5)      To reflect the contingent purchase price receivable:

           Contingent purchase price due one year from the closing date                         $ 3,000,000
           Plus: Inventory holdback due 30 days from closing date                                   450,000
                                                                                                -----------
                                                                                                $ 3,450,000
                                                                                                ===========


         (6) To reflect the restricted portion of the cash received from the transaction which will serve as collateral for the Company's secured debt in lieu of the HSP assets. This restricted amount will be reduced as the debt is converted to equity, if such conversion occurs.

         (7)      To reflect the estimated net gain on the sale as follows:

           Estimated net proceeds, including $3,450,000 of contingent consideration             $15,000,000
           Plus:  Liabilities assumed by Buyer                                                      447,330
           Less:  Net book value of assets sold                                                  (5,777,533)
           Less:  Estimated expenses of sale                                                       (770,000)
                                                                                                -----------
           Estimated net gain                                                                   $ 8,899,797
                                                                                                ===========

PRO FORMA (UNAUDITED) CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2000 AND THE
                         YEAR ENDED DECEMBER 31, 1999.

         The following unaudited pro forma consolidated statements of operations give effect to the proposed Transaction and discontinuation of the HSP operations of Hybridon, Inc., and subsidiaries and assumes that the Transaction was consummated as of December 31, 1998. The pro forma statement of operations reflects the purchase price of $15,000,000 and the assumption of $447,330 in liabilities (consisting of a leasehold improvement loan) of Hybridon, Inc.

         The pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated statements of operations and should be read in conjunction with such pro forma condensed consolidated statements of operations. Such pro forma statements should also be read in conjunction with Hybridon, Inc. and subsidiaries consolidated financial statements and notes that are incorporated by reference herein. The estimated gain resulting directly from the Transaction has been excluded from the pro forma condensed consolidated statements of operations.

         The following pro forma (unaudited) consolidated statements of operations do not purport to be indicative of the actual results that would have occurred had the Transaction been consummated on December 31, 1998 or of future results of operations which will be obtained as a result of the consummation of the Transaction.

                                 HYBRIDON, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                                   (UNAUDITED)

                                                                  PRO FORMA
                                                                   PORTION
                                                               ATTRIBUTABLE TO          PRO FORMA
                                          AS REPORTED           TRANSACTION(1)         ADJUSTMENTS         PRO FORMA
                                          -----------          ---------------         -----------         ---------
REVENUES:
Product and service revenue           $  1,564,675             ($1,519,675)                                $  45,000
Research and development                                                                                           0
Interest                                    34,641                                     $165,000(2)           199,641
Royalty and other income                    32,448                                                            32,448

                                      ------------------------------------------------------------------------------
                                         1,631,764              (1,519,675)             165,000              277,089
                                      ------------------------------------------------------------------------------

OPERATING EXPENSES:
Research and development                 3,066,370              (1,813,935)                                1,252,435
General and administrative                 903,195                 (97,780)                                  805,415
Interest                                   366,161                 (13,538)                                  352,624

                                      ------------------------------------------------------------------------------
Total operating expenses                 4,335,726              (1,925,253)                                2,410,474
                                      ------------------------------------------------------------------------------

Net loss                                (2,703,962)               (405,578)             165,000           (2,133,385)

Accretion of preferred stock             1,070,800                                                         1,070,800
dividends
                                      ------------------------------------------------------------------------------

Net loss applicable to common
stockholders                           ($3,774,762)              ($405,578)            $165,000          ($3,204,185)
                                      ==============================================================================

BASIC AND DILUTED NET LOSS PER
COMMON SHARE (UNAUDITED):


Net loss per share                         ($0.17)                                                           ($0.13)

Accretion of preferred stock
dividends                                   (0.06)                                                            (0.06)
                                      -------------                                                    ------------

Net loss per share applicable to
common stockholders                        ($0.23)                                                           ($0.20)
                                      ===========                                                      ============

SHARES USED IN COMPUTING
BASIC AND DILUTED NET
LOSS PER COMMON SHARE                  16,260,722                                                        16,260,722
                                      ===========                                                      ============

See notes to pro forma consolidated statements of operations.

                                 HYBRIDON, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)

                                                          PRO FORMA PORTION
                                                             ATTRIBUTABLE
                                                                  TO                 PRO FORMA
                                           AS REPORTED      TRANSACTION(1)          ADJUSTMENTS        PRO FORMA
                                           -----------      --------------          -----------        ---------
REVENUES:
Product and service revenue                 $6,186,136       ($5,821,136)                              $365,000
Research and development                       600,000                                                  600,000
Interest                                        92,201                               $660,000(2)        752,201
Royalty and other income                       122,544                                                  122,544

                                         -----------------------------------------------------------------------
                                             7,000,881        (5,821,136)             660,000         1,839,745
                                         -----------------------------------------------------------------------

OPERATING EXPENSES:
Research and development                    13,090,381        (7,595,603)                             5,494,778
General and administrative                   3,663,811          (320,597)                             3,343,214
Interest                                       749,731           (54,150)                               695,581

                                         -----------------------------------------------------------------------
Total operating expenses                    17,503,923        (7,970,350)                             9,533,573
                                         -----------------------------------------------------------------------

Net gain (loss)                            (10,503,042)       (2,149,214)             660,000        (7,693,828)

Accretion of preferred stock dividends       4,232,251                                                4,232,251
                                         ----------------------------------------------------------------------

Net gain (loss) applicable to common
stockholders                              ($14,735,293)      ($2,149,214)            $660,000      ($11,926,079)
                                         ======================================================================

BASIC AND DILUTED NET LOSS PER COMMON
SHARE (UNAUDITED):


Net loss per share                              ($0.66)                                                 ($0.48)

Accretion of preferred stock dividends           (0.27)                                                  (0.27)
                                         -------------                                            ------------

Net loss per share applicable to
common stockholders                             ($0.93)                                                 ($0.75)
                                         =============                                            ============

SHARES USED IN COMPUTING
BASIC AND DILUTED NET LOSS
PER COMMON SHARE                            15,810,664                                              15,810,664
                                         =============                                            ============

See notes to pro forma consolidated statements of operations.

Notes to the Pro Forma Consolidated Statements of Operations (Unaudited)

         The following adjustments have been made to reflect the pro forma effect of the Transaction as if the Transaction were consummated on December 31, 1998 (in thousands).

         (1) To reflect the HSP portion of the Company's statement of operations.

         (2) To reflect the increase in interest income that would result from investing the net proceeds in short-term securities at an interest rate of 5.5% for the three-month period ended March 31, 2000 and for the year ended December 31, 1999.

                         THE CHARTER AMENDMENT PROPOSAL

         The Charter Amendment has been approved unanimously by the Company's Board of Directors. If approved by the stockholders, the Charter Amendment will become effective upon the filing of the Certificate of Amendment in Delaware (the "Effective Date"). The Board of Directors intends that the Charter Amendment be consummated as soon as practicable following the Special Meeting.

REASONS FOR CHARTER AMENDMENT

         Certain provisions of holders of the Company's Certificate of Incorporation provide for a liquidation payment to the Company's Series A Preferred stock in the event of certain transactions, such as a sale of all or substantially all of the Company's assets. While the Company does not believe that the Transaction constitutes a sale of all or substantially all of the Company's assets, the Sale Agreement requires that the Company revise its Certificate of Incorporation to provide that the Transaction will not constitute a liquidation event which could give rise to the payment to the holders of Series A Preferred stock.

RECOMMENDATION OF THE BOARD

         The Board of Directors unanimously recommends a vote IN FAVOR OF the proposal to amend the Company's Certificate of Incorporation. A copy of the Certificate of Incorporation as proposed to be amended is attached as Appendix E.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 31, 2000 with respect to the beneficial ownership of shares of common stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock, assuming conversion of all convertible debt or Series A Preferred stock and exercise of all warrants and stock options by such person and only by such person.

                                                         AMOUNT AND NATURE
                                                     OF BENEFICIAL OWNERSHIP(1)
NAME AND ADDRESS OF                               NUMBER OF               PERCENT OF
BENEFICIAL OWNER                                   SHARES                    CLASS
----------------                                   ------                    -----
5% STOCKHOLDERS


Pecks Management Partners Ltd. ..........        8,001,139(2)               32.89%
One Rockefeller Plaza
New York, New York 10022

Forum Capital Markets LLC ...............        6,083,394(3)               28.15%
53 Forest Ave.
Old Greenwich, CT 06870

Michael A. Boyd .........................        6,083,394(4)               28.15%
c/o Forum Capital Markets LLC
53 Forest Ave.
Old Greenwich, CT 06870

General Motors Employees ................        3,832,220(5)               19.01%
Domestic Group Trust
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020

Guardian Life Insurance .................        3,255,110(6)               16.63%
Company of America
201 Park Avenue South, 7A
New York, New York 10003

                                                         AMOUNT AND NATURE
                                                     OF BENEFICIAL OWNERSHIP(1)
NAME AND ADDRESS OF                               NUMBER OF               PERCENT OF
BENEFICIAL OWNER                                   SHARES                    CLASS
----------------                                   ------                    -----
Delaware State Employees ................        2,549,934(7)               13.51%
Retirement Fund
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York 10020

Yahia M. A. Bin Laden ...................        2,373,977(8)               13.52%
2 rue Charles Bonnet
1206 Geneva, Switzerland

Nicris Limited ..........................        2,360,644(9)               13.44%
c/o Magnin Dunand & Associates
2 rue Charles Bonnet
1206 Geneva, Switzerland

Intercity Holdings Ltd. .................        2,216,666(10)              13.27%
c/o Cuson Milner House
18 Parliament Street
Hamilton, Bermuda

Abdelah Bin Mahfouz .....................        2,216,666(11)              13.27%
c/o SEDCO
P.O. Box 4384
Jeddah 21491
Saudi Arabia

Darrier Hentsch & Cie ...................        1,317,755(12)               7.69%
4, rue de Saussure
1204 Geneva, Switzerland

Lincoln National Life Insurance Co. .....        1,279,717(13)               7.27%
c/o Lynch & Mayer
520 Madison Avenue
New York, New York 10022

Faisal Finance Switzerland SA ...........        1,043,112(14)               6.30%
84 Ave Louis Casi
1216 Geneva, Switzerland

Mohamed A. El-Khereiji ..................        1,029,825(15)               6.06%
P.O. Box 8632
Jeddah 21492
Saudi Arabia

                                                                  AMOUNT AND NATURE
                                                             OF BENEFICIAL OWNERSHIP(1)
NAME AND ADDRESS OF                                      NUMBER OF               PERCENT OF
BENEFICIAL OWNER                                          SHARES                   CLASS
----------------                                          ------                   -----
Finova Technology Finance Inc. ..........               896,875(16)                5.41%
10 Waterside Drive
Farmington, CT  06032

Declaration of Trust for the ............               924,456(17)                5.36%
Defined Benefit Plan of ICI
American Holdings, Inc.
c/o Pecks Management Partners Ltd.
One Rockefeller Plaza
New York, New York  10022

(1) The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2000, through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 240,342 shares of Series A Preferred stock owned by investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are General Motors Employees Domestic Group Trust, Delaware State Employees Retirement Fund and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Preferred stock are convertible into 5,655,106 shares of common stock of Hybridon. This amount also includes a total of 701,678 shares issuable upon the exercise of Class A warrants and a total of 394,355 shares issuable upon the exercise of Class D warrants held by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by the foregoing entities.

(3)      Forum Capital Markets LLC holdings includes:

         -        328,677 shares issuable upon exercise of Class B warrants

         -        280,517 shares issuable upon the exercise of Class C warrants

         -        468,859 shares issuable upon exercise of Class A warrants

         -        25,812 shares issuable upon the exercise of Class D warrants

         -        761,568 shares issuable upon exercise of other warrants

         - 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to Hybridon,

         - 1,755,035 shares issuable upon conversion of 74,589 shares of Series A Preferred stock owned by Forum and

         - 416,667 shares issuable upon conversion of $250,000 in convertible debt.

(4)      Includes the following owned by Forum Capital Markets LLC:

         -        796,259 shares of common stock

         -        328,677 shares issuable upon exercise of Class B warrants

         -        280,517 shares issuable upon the exercise of Class C warrants

         -        468,859 shares issuable upon exercise of Class A warrants

         -        25,812 shares issuable upon the exercise of Class D warrants

         -        761,568 shares issuable upon exercise of other warrants

         - 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to Hybridon

         - 1,755,035 shares issuable upon conversion of 74,589 shares of Series A Preferred stock owned by Forum and

         - 416,667 shares issuable upon conversion of $250,000 in convertible debt.

         Mr. Boyd is the sole director and shareholder of Michael A. Boyd, Inc. which is the general partner of Founders Financial Group, L.P. which owns a controlling interest of Forum Capital Markets LLC. Hence, Mr. Boyd controls Forum Capital Markets LLC and may be considered a beneficial owner of the shares beneficially owned by such entity.

(5) Includes 117,887 shares of Series A Preferred stock which are convertible into 2,773,812 shares of Hybridon common stock. This amount also includes 492,783 shares issuable upon the exercise of Class A warrants and 565,625 shares issuable upon conversion of a portion of a $6,000,000 bank loan to Hybridon owned by this entity.

(6) Includes 112,612 shares of Series A Preferred stock which are convertible into 2,649,694 shares of common stock of Hybridon. This amount also includes 353,316 shares issuable upon the exercise of Class A warrants and 252,100 shares issuable upon the exercise of Class D warrants.

(7) Includes 75,926 shares of Series A Preferred stock which are convertible into 1,786,494 shares of common stock of Hybridon. This amount also includes 137,918 shares issuable upon the exercise of Class A warrants, 270,272 shares issuable upon the exercise of Class D warrants and 355,250 shares issuable upon conversion of portion of the $6,000,000 bank loan to Hybridon owned by this entity.

(8) Includes 1,125,880 shares held by Nicris Limited and 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited and 1,000,000 shares issuable upon the conversion of 600,000 in convertible debt owed to Nicris Limited. Mr. Bin Laden, a controlling stockholder of Nicris, may be considered a beneficial owner of the shares beneficially owned by such entity.

(9) Includes 234,764 shares issuable upon the exercise of Class B warrants held by Nicris Limited and 1,000,000 shares issuable upon the conversion of 600,000 in convertible debt owed to Nicris Limited.

(10) Includes 375,000 shares issuable upon the exercise of Class B warrants held by Intercity Holdings Ltd.

(11) Includes 1,841,666 shares held by Intercity Holdings Ltd. and 375,000 shares issuable upon exercise of Class B warrants held by Intercity Holdings. Mr. Bin Mahfouz, a controlling stockholder of Intercity Holdings Ltd., may be considered a beneficial owner of the shares beneficially owned by such entity.

(12) Includes 143,636 shares issuable upon the exercise of Class B warrants held by Darrier Hentsch and 666,667 shares issuable upon the conversion of $400,000 in convertible debt owned by Darrier Hentsch.

(13) Includes 44,272 shares of Series A Preferred stock which are convertible into 1,041,694 shares of common stock of Hybridon. This amount also includes 238,023 shares issuable upon the exercise of Class A warrants.

(14) Includes 233,026 shares issuable upon the exercise of Class B warrants held by Faisal Finance Switzerland SA.

(15) Includes 228,345 shares beneficially owned by Solter Corporation; 45,242 shares issuable upon the exercise of warrants held by Solter Corporation; 250,000 shares issuable upon the conversion of $150,000 in convertible debt owed to Solter Corporation; 217,282 shares issuable upon the exercise of warrants held by Mr. El-Khereiji; 9,000 shares issuable upon the exercise of stock options held by Mr. El-Khereiji; 67,500 shares issuable upon the conversion of $40,500 in convertible debt to be issued to Mr. El-Khereiji; and 75,000 shares issuable upon the conversion of $45,000 in convertible debt that Mr. El-Khereiji has the right to acquire upon exercise of warrants. Mr. El-Khereiji, an affiliate of Solter Corporation, may be considered a beneficial owner of the shares beneficially owned by such entity.

(16) Includes 259,375 shares issuable upon the exercise of Class C warrants held by Finova Technology Finance Inc

(17) Includes 27,412 shares of Series A Preferred stock which are convertible into 644,988 shares of common stock of Hybridon. This amount also includes 42,153 shares issuable upon the exercise of Class A warrants, 74,265 shares issuable upon the exercise of Class D warrants and 163,050 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by this entity.

         The following table sets forth certain information as of March 31, 2000, with respect to the beneficial ownership of shares of common stock and Series A Preferred stock by the directors of Hybridon, the Chief Executive Officer and other Named Executive Officers, and the directors and executive officers of Hybridon as a group, assuming conversion of all convertible debt or Series A Preferred stock and exercise of all warrants and stock options by such person and only by such person.

                                                                                           SERIES A
                                                      COMMON STOCK                  CONVERTIBLE PREFERRED
                                                      ------------                  ---------------------
                                                                                             STOCK
                                                                                             -----
NAME OF BENEFICIAL OWNER                          Amount and     Percent           Amount and      Percent
                                                   Nature of    of Class           Nature of       of Class
                                                   Beneficial                      Beneficial
                                                  Ownership(1)                    Ownership(1)
DIRECTORS
Arthur W. Berry                                   8,336,472(2)    33.81%           240,342(3)        36.44%
Harold L. Purkey**                                6,252,061(4)    28.71%            74,589(5)        11.31%
Youssef El-Zein                                     657,353(6)     3.89%                 0               0
Nasser Menhall                                      205,334(7)     1.24%                 0               0
E. Andrews Grinstead III                          3,414,204(8)    17.34%                 0               0
Sudhir Agrawal                                      794,714(9)     4.65%                 0               0
Paul Z. Zamecnik                                   445,163(10)     2.70%                 0               0
James B. Wyngaarden                                143,100(11)     *                     0               0
Camille A. Chebeir                                  26,000(12)     *                     0               0
All directors and executive officers as
a group (9 persons)                             20,271,300(13)    57.55%           314,931           47.75%

*  Less than 1%

**  Replaced by Mr. C. Keith Hartley on May 12, 2000.

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power or shares such power, with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity.

(2) Includes 240,342 shares of Series A Preferred stock owned by investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Three of these clients are General Motors Employees Domestic Group Trust, Delaware State Employees Retirement Fund and Declaration of Trust for the Defined Benefit Plan of ICI American Holdings, Inc. These shares of Series A Preferred stock are convertible into 5,655,106 shares of common stock of Hybridon. This amount also includes a total of 701,678 shares issuable upon the exercise of Class A warrants and a total of 394,355 shares issuable upon the exercise of Class D warrants held by the foregoing entities. This number also includes 1,250,000 shares issuable upon conversion of a portion of the $6,000,000 bank loan to Hybridon owned by the foregoing entities. Mr. Berry, a principal of Pecks, may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares. This number also includes 333,333 shares issuable upon conversion of $200,000 in convertible debt owned by Mr. Berry.

(3) Includes 240,342 shares of Series A Preferred stock owned by investment advisory clients of Pecks, which clients would receive dividends and the proceeds from the sale of such shares. Mr. Berry, a principal of Pecks, may be considered a beneficial owner of the shares owned by such entities. Mr. Berry disclaims beneficial ownership of these shares.

(4)      Harold L. Purkey's holdings include the following:

         -        796,259 shares of common stock owned by Forum Capital Markets
                  LLC

         - 328,677 shares issuable upon the exercise of Class B warrants owned by Forum

         - 280,517 shares issuable upon the exercise of Class C warrants owned by Forum

         - 468,859 shares issuable upon the exercise of Class A warrants owned by Forum

         - 25,812 shares issuable upon the exercise of Class D warrants owned by Forum

         - 761,568 shares issuable upon the exercise of other warrants held by Forum

         - 1,250,000 shares issuable upon conversion of Forum's portion of the $6,000,000 bank loan to Hybridon

         - 1,755,035 shares issuable upon conversion of 74,589 shares of Series A Preferred stock owned by Forum, and

         - 416,667 shares issuable upon conversion of $250,000 in convertible debt owned by Forum

         Mr. Purkey, an affiliate of Forum, may be considered a beneficial owner of the shares beneficially owned by such entity. This amount also includes 166,667 shares issuable upon conversion of $100,000 in convertible debt owned by Mr. Purkey.

(5) Consists of 74,589 shares of Series A Preferred stock owned by Forum. Mr. Purkey, an affiliate of Forum, may be considered a beneficial owner of the shares beneficially owned by Forum.

(6)      Youssef El-Zein's holdings include:

         - 343,959 shares issuable upon the exercise of warrants held by Mr. El-Zein

         - 3,101 shares issuable upon the exercise of warrants held by Pillar Investment Limited

         - 10,000 shares issuable upon the exercise of stock options held by Mr. El-Zein

         - 48,032 shares issuable upon the conversion of $28,819 in convertible debt to be issued to Mr. El-Zein

         - 149,572 shares issuable upon the conversion of $89,743 in convertible debt that Mr. El-Zein has the right to acquire upon exercise of warrants

         Mr. El-Zein, an affiliate of Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entity.

(7)      Nasser Menhall's holdings include the following:

         - 109,774 shares issuable upon the exercise of warrants held by Mr. Menhall

         - 3,101 shares issuable upon the exercise of warrants held by Pillar Investment Limited

         - 10,000 shares issuable upon the exercise of stock options held by Mr. Menhall

         - 26,862 shares issuable upon the conversion of $16,117 in convertible debt to be issued to Mr. Menhall

         - 21,367 shares issuable upon the conversion of $12,820 in convertible debt that Mr. Menhall has the right to acquire upon exercise of warrants

         Mr. Menhall, an affiliate of Pillar Investment Limited, may be considered a beneficial owner of the shares beneficially owned by such entity.

(8) Includes 799,957 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31,2000 as well as 2,566,667 shares issuable upon the conversion of $1,540,000 in convertible debt owned by Mr. Grinstead.

(9) Includes 776,954 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 2000.

(10)     Paul Zamecnik's holdings include the following:

         - 109,200 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 2000

         -        31,250 shares issuable upon the exercise of Class C warrants

         - 43,333 shares issuable upon the conversion of $26,000 in convertible debt owned by Dr. Zamecnik

(11) Includes 138,000 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 2000 and 700 shares held by Mr. Wyngaarden's children.

(12) Includes 1,000 shares subject to outstanding stock options which are exercisable within the 60-day period following March 31, 2000.


(13) Securities owned by Pillar Investment Limited are included only once, although such amounts were included above for both Messrs. El-Zein and Menhall.

**replaced by Mr. C. Keith Hartley on May 12, 2000.

                              CERTAIN TRANSACTIONS

          Since January 1, 1999, the Company has entered into or has been engaged in the following transactions with the following Company directors and officers, stockholders who beneficially own more than 5% of the outstanding common stock of the Company and affiliates or immediate family members of those directors, officers and 5% stockholders.

TRANSACTIONS WITH PILLAR S.A. AND OTHER PARTIES

          The Company has entered into certain transactions with Pillar S.A. and, its affiliate, Pillar Investment Limited (collectively referred to as "Pillar"). Pillar is an affiliate of Messrs. El-Zein and Menhall, two directors of the Company. Until it distributed substantially all of its holdings in the Company in 2000, Pillar beneficially owned over 5% of the Company's common stock.

          The following is a summary of those transactions that relate to the Company's 1999 fiscal year.

          Prior to 1999, the Company had been a party to consulting agreements with Pillar under which Pillar provided the Company with financial advisory and managerial services including assistance with the Company's overseas operations, in connection with potential corporate partnerships in Europe and as a non-exclusive placement agent of the Company in connection with private placements of securities of the Company.

          During 1998, the Company retained Pillar as placement agent in connection with the private placements of securities of the Company in offshore transactions in reliance upon an exemption from registration under Regulation S promulgated under the Securities Act of 1933.

          In connection with the 1998 Regulation S offerings, the Company and Pillar entered into an advisory agreement dated May 5, 1998, under which Pillar acted as the Company's non-exclusive financial advisor. This agreement required that the Company pay Pillar a monthly retainer of $5,000, with a minimum engagement of 24 months beginning on May 5, 1998, and further provided that Pillar was entitled to receive the following:

                  -        out-of-pocket expenses

                  - subject to the Company's receiving a fairness opinion on such matter, 300,000 shares of common stock in connection with Pillar's efforts in assisting the Company in restructuring its balance sheet

                  - certain cash and equity success fees in the event Pillar assisted the Company in connection with certain financial and strategic transactions

          Pillar also received $1,635,400 in cash and warrants to purchase 1,111,630 shares of common stock pursuant to these arrangements. During 1999, the Company issued the 300,000 shares of common stock to Pillar. The Company received a fairness opinion in connection with such issuance.

         Pursuant to a 1999 private placement offering, the Company sold 8% notes to certain investors, including some investors that Pillar introduced to the Company. In connection with this offering, and in lieu of any compensation due under the financial advisory agreement between the Company and Pillar, the Company agreed to pay Pillar's reasonable expenses and to issue to Pillar and its designees additional 8% notes in an aggregate principal amount equal to 9% of the aggregate principal amount of 8% notes purchased by those Pillar-introduced investors. The Company also agreed to issue to Pillar Investment and its designees warrants to purchase additional 8% notes in an aggregate principal amount equal to 10% of the aggregate principal amount of 8% notes purchased by those Pillar-introduced investors. These warrants have a strike price equal to 110% of the principal amount of the 8% notes purchasable thereunder. The Company's obligations to issue the 8% notes and the warrants and to reimburse Pillar Investment's expenses are subject to the condition precedent that the Company will have had delivered to it a fairness opinion in form and substance deemed by the Company, in its sole discretion, to satisfy the requirements of the indenture relating to the Company's 9% notes. The Company received a fairness opinion in connection with such issuance. As of March 31, 2000, Pillar Investment had earned the right to receive $366,685 in 8% notes and warrants to purchase an additional $407,428 in 8% notes.

TRANSACTIONS WITH FORUM CAPITAL MARKETS LLC AND PECKS MANAGEMENT PARTNERS LTD.

          In 1998, the Company entered into certain transactions with Forum, which is an affiliate of both Mr. Hartley, who became a director of the Company on May 12, 2000, and Mr. Purkey, who, at the time was a director of the Company, and entities advised by Pecks Management Partners Ltd. Mr. Berry, a principal of Pecks, is a director of the Company. One of the transactions was the November 1998 purchase of the Company's bank loan by Forum and entities advised by Pecks. In connection with the purchase of the loan, the purchasing entities advanced an additional amount to the Company so as to increase the outstanding principal amount of the loan to $6,000,000. In addition, the purchasing entities agreed to amend the terms of the loan. This principal amount of the loan and unpaid interest thereon is convertible, in whole or in part, at the lenders' option into common stock at a conversion price of $2.40 per share.

          In connection with the purchase of the loan, Forum received a fee of $400,000, which Forum has reinvested by purchasing from the Company 160,000 shares of common stock and warrants to purchase an additional 40,000 shares of common stock at $3.00 per share during 1999. In addition, Forum received warrants exercisable until maturity of the Loan to purchase 133,333 shares of common stock at $3.00 per share.

          During 1999, the Company maintained an investment account at Forest Investment Management LLC, an affiliate of Forum and Messrs. Hartley and Purkey. Also see "1999 Convertible Notes Offering" section which follows.

1999 CONVERTIBLE NOTES OFFERING

          The Company sold an aggregate of $1,500,000 principal amount of promissory notes to E. Andrews Grinstead III, the Company's Chief Executive Officer at the time and Director, at face value during September and November of 1999. These notes accrued interest at 12% per annum, or at 15% upon the Company's election to pay this interest in shares of common stock rather than cash, and, upon the closing of any third-party debt financing that closed on or before March 1, 2000, were intended to be converted into the debt sold in that financing. These notes, together with $40,000 in accrued interest, have been converted into 8% notes of the Company due 2002.

          In addition, in connection with the financing conducted in December 1999, other Company directors and certain affiliates of the Company directors purchased the Company's 8% notes in the amounts set forth below:

Nicris Limited (over 5% stockholder & affiliate of Mr. Bin Ladin)        $600,000
Darrier Hentsch & Cie (over 5% stockholder)                              $400,000
Forum Capital Markets LLC (over 5% stockholder &
  affiliate of Messrs. Hartley and Purkey)                               $250,000
Harold L. Purkey (Former Director)                                       $100,000
Arthur W. Berry (Director)                                               $200,000
H.F. Powell (Former Director)                                            $100,000
R. Russell Martin (Sr. VP)                                               $ 32,000
Paul Zamecnik (Director)                                                 $ 26,000

          Two other principals of Forum Capital Markets LLC each purchased $100,000 of the 8% notes.

         In connection with the offering of these notes, Forum and the entities advised by Pecks entered into a Subordination and Intercreditor Agreement with the Company and the representative of the purchasers of the notes whereby, among other things, they agreed to subordinate their loan to the 8% notes, subject to certain conditions. Also in connection with this offering, the Company agreed to issue warrants to purchase an aggregate of 2.75 million shares of the Company's common stock to designees of Pecks and Forum. These warrants are exercisable from December 31, 2000 until December 31, 2002 at $0.60 per share.

          Additional information on the 1999 Convertible Notes Offering is included under the caption "Transactions with Pillar S.A. and Affiliates".

         The Company believes that the terms of the transactions described above were no less favorable than the Company could have obtained from unaffiliated third parties.

OTHER TRANSACTIONS

          The Company has a note receivable from Mr. Grinstead which amounted to $270,050, including interest accrued at 6%, at December 31, 1999.

         Certain persons and entities, including Dr. Zamecnik, Pillar S.A., Pillar Limited, Forum, the entities advised by Pecks, Intercity Holdings, Mr. Bin Laden and Nicris Limited, are entitled to certain rights with respect to the registration under the Securities Act of certain shares of the Company's common stock, including shares of common stock that may be acquired pursuant to the exercise of options or warrants, under the terms of agreements among the Company and the rightsholders. The registration agreements generally provide that in the event the Company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the rightsholders, including Pillar S.A., Pillar Limited, Intercity Holdings, Mr. Bin Laden and Nicris Limited, but excluding, among others, Dr. Zamecnik, have the additional right under certain registration agreements to require the Company to prepare and file registration statements under the Securities Act, if rightsholders holding specified percentages of the registrable shares so request, and the Company is required to use its best efforts to effect that registration, subject to certain conditions and limitations.

                MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

         From January 24, 1996 until December 2, 1997, the Company's common stock was traded on the Nasdaq National Market under the symbol "HYBN." Prior to January 24, 1996, there was no established public trading market for the Company's common stock.

         On December 2, 1997, the Company's common stock was removed from the Nasdaq National Market and began being quoted on the NASD OTC Bulletin Board. Quotes on the NASD OTC Bulletin Board may reflect inter-dealer prices, without retail markups, markdowns or commissions and do not necessarily represent actual transactions.

         On December 10, 1997, the Company effected a one-for-five reverse stock split of its common stock. As a result of the reverse stock split, each five shares of common stock was automatically converted into one share of common stock, with cash payments for any fractional shares.

         The following table sets forth for the periods indicated the high and low sales prices per share of the common stock during each of the quarters set forth below as reported on the Nasdaq National Market and the NASD OTC Bulletin Board since January 1, 1998:

                           HIGH              LOW
                           ----              ---
1998

First Quarter         $    3.359        $    1.000
Second Quarter              2.75             1.609
Third Quarter              2.516             1.125
Fourth Quarter              3.25             1.125

1999

First Quarter         $    1.875        $    1.000
Second Quarter              1.50             0.250
Third Quarter               1.50             0.350
Fourth Quarter              1.75             0.406

2000

First Quarter         $   6.5000        $    1.000
Second Quarter            3.0625            0.9375

         On June 28, the last day on which the Company's common shares were traded before the announcement of the proposed Transaction and the execution of the Sale Agreement, the high and low sale prices of a common share were $1.91 and $1.78, respectively.

         The reported closing bid price of the common stock on the NASD OTC Bulletin Board on August 4, 2000 was $1.00 per share.

DIVIDEND POLICY

         The convertible preferred stock pays dividends at 6.5% per year, payable semi-annually in arrears. These dividends may be paid either in cash or in additional shares of convertible preferred stock, at the discretion of the Company.

         The Company has never declared or paid cash dividends on its capital stock, and the Company does not expect to pay any dividends on its common stock or any cash dividends on the convertible preferred stock in the foreseeable future. The indenture under which the Company issued 9% convertible subordinated notes on April 2, 1997, limits the Company's ability to pay dividends or make other distributions on its common stock or to pay cash dividends on the convertible preferred stock. As of June 30, 2000, $1.3 million in total principal amount of the 9% notes remained outstanding.

INDEPENDENT AUDITORS

         Arthur Andersen, LLP, independent public accountants, have audited the Company's financial statements and schedules which are incorporated by reference in this Proxy, as indicated in their reports with respect thereto, which reports include a paragraph stating that there is substantial doubt about the Company's ability to continue as ongoing concern, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any proposal that a stockholder intends to present at the 2001 Annual Meeting of stockholders must be submitted to the Secretary of the Company at its offices, 155 Fortune Boulevard, Milford, Massachusetts 01757, no later than January 10, 2001 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N. W., Washington, D. C. 20549 and at the Regional Offices thereof at 7 World Trade Center, Suite 1300, New York, New York and at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.
C. 20549 at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically.

CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement of our reports dated February 25, 2000 included in the Company's Form 10-K/A for the year ended December 31, 1999, and to all references to our Firm included in this proxy statement.



Boston, Massachusetts                                   /s/ Arthur Andersen
August 8, 2000



DOCUMENTS INCORPORATED BY REFERENCE

  The following documents of the Company are incorporated by reference herein:

         (i)      Current Report on Form 8-K dated June 29, 2000;

         (ii)     Proxy Statement on Schedule 14A dated May 22, 2000;

         (iii)    Quarterly Report on Form 10-Q for the period ended March 31,
                  2000;

         (iv)     Annual Report on Form 10-K for the year ended December 31,
                  1999;

         (v) Amendment to Annual Report on Form 10-KA for the year ended December 31, 1999.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Proxy Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY AT 155 FORTUNE BOULEVARD, MILFORD, MASSACHUSETTS 01757 ATTN: INVESTOR RELATIONS DEPARTMENT (TELEPHONE NUMBER 508-482-7500). SUCH DOCUMENTS WILL BE PROVIDED TO SUCH PERSON BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED BY SEPTEMBER 4, 2000.

                                  APPENDIX LIST



Appendix A    Opinion of Richards, Layton & Finger, P.A.

Appendix B    Opinion by Adams, Harkness & Hill, Inc.

Appendix C    Sale Agreement

Appendix D    Supply Agreement

Appendix E    Certificate of Incorporation

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                      APPENDIX A

                                                      CONFIDENTIAL
                                                      ATTORNEY-CLIENT PRIVILEGED




                 [Letterhead of Richards, Layton & Finger, P.A.]




                                 August 8, 2000



Board of Directors
Hybridon, Inc.
155 Fortune Blvd.
Milford, MA 01757

Avecia LifeScience Molecules
c/o McDermott, Will & Emery
28 State Street, 34th Floor
Boston, MA 02109

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Hybridon, Inc., a Delaware corporation (the "Company"), in connection with the proposed sale (as further described below, the "Proposed Sale") of certain assets used in connection with the oligonucleotide manufacturing business (collectively, the "Divested Assets"). In this connection, you have requested our opinion whether the Proposed Sale must be approved by the stockholders of the Company under Section 271 of the General Corporation Law of the State of Delaware (the "General Corporation Law") and whether the Company would be required to pay the liquidation preference under Section 3(a)(ii) of the Certificate of Designation (as defined below) as a result of the Proposed Sale.

         For the purpose of rendering our opinions as expressed herein, we have been furnished and have reviewed the following documents:

                  (i) the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on March 28, 1996, the Certificate of Amendment of the Company as filed with the Secretary of State on December 10, 1997

Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 2

and the Certificate of Designation of the Company (the "Certificate of Designation") as filed with the Secretary of State on May 6, 1998 (collectively, the "Certificate of Incorporation");

                  (ii) the Amended and Restated By-laws of the Company, dated March 15, 1994 (the "By-laws");

                  (iii) the Annual Reports on Form 10-K of the Company for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997;

                  (iv) certain financial data provided to us by the Company setting forth the contribution of the Divested Assets to the revenues, net income and total assets (on a book value basis) of the Company, on a consolidated basis, for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997 and for the four months ended April 30, 2000; and

                  (v) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

The items listed in (iii) and (iv) above are sometimes collectively referred to herein as the "Financial Statements."

         With respect to the foregoing documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons, and that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein. For the purpose of rendering our opinions as expressed herein, we have not reviewed any document of or pertaining to the Company other than the documents listed above, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         In addition to the foregoing, we have, with your consent, assumed the following matters: (i) that the Certificate of Incorporation and the By-laws constitute the certificate of incorporation and the by-laws, respectively, of the Company as presently in effect; and (ii) that the financial and other data and information concerning the Company set forth in the Financial Statements and discussed herein fairly and accurately represent the matters set forth therein and herein, and as of the date

Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 3

hereof there has not been, and prior to the consummation of the Proposed Sale there will not be, any material change in such data and information.

                                   BACKGROUND

         The Company was incorporated in Delaware in 1989. Since its organization, the Company has been involved in the discovery and development of genetic drugs, which are drugs that treat diseases by acting on a particular gene or protein. Traditionally drugs have been designed to interact with disease causing proteins and inhibit their function. In contrast, antisense technology permits the design of genetic drugs, called antisense oligonucleotides, that intervene at the genetic level and stop the production of disease causing proteins.

         The Company has developed and owns antisense technology that includes important new medicinal chemistries (relating to the design and manufacture of new antisense compounds), analytical chemistry (relating to the detection and identification of compounds inside and out of the body) and manufacturing technology. The Company has rights to technology allowing the chemical modification of oligonucleotides, has particular expertise in the efficient design and development of antisense drugs and has devised innovations in the manufacture of oligonucleotides.

         An oligonucleotide with a sequence exactly complimentary to that of the messenger RNA of a specific gene can bind to and inhibit the expression of messenger RNA, thereby decreasing or eliminating the production of disease-causing or disease-supporting proteins. Antisense technology involves the design and synthesis of such oligonucleotides. The Company believes that drugs based on antisense technology may be more effective, cause fewer side effects and have a greater range of applications than conventional drugs because antisense drugs are designed to intervene in the production of proteins, rather than after the proteins are made, and in a highly specific fashion.

         Advances mapping the human genome have allowed many targets for antisense drugs to be identified. Once a gene associated with a disease-associated protein is identified, an antisense oligonucleotide can be designed, and the pharmaceutical effects of that oligonucleotide can be improved by chemical modification. The Company's antisense chemistry is based on the Company's ability to alter the chemical makeup of the oligonucleotide backbone in a manner that makes oligonucleotides safer and more stable without adversely affecting their ability to promote the destruction of messenger RNA.

         This antisense technology platform is applicable to a broad range of diseases. The Company is focusing its drug development and discovery efforts on developing antisense compounds for the treatment of diseases in three major therapeutic areas: cancer, viral infections and diseases of the eye.

Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 4

         The Company believes there are significant additional opportunities for the use of antisense technology, particularly in the treatment of cancer. Compared to conventional anti-cancer drugs, antisense technology may provide more specific therapy, more rapid development of drugs targeting newly-discovered cancer-related proteins and fewer toxic side effects. The Company is developing a cancer drug, GEM(R) 231, that is designed to reduce the production of the harmful protein molecule protein kinase A ("PKA") type I without interfering with the production of PKA type II. Monotherapy and combination Phase II studies of GEM(R) 231 are ongoing in patients with solid tumors who have failed other treatment. In addition, the Company has completed a Pilot Phase I clinical study in Europe of GEM(R) 92, the Company's advanced chemistry compound for the treatment of HIV-1 infection and AIDS. This study demonstrated oral absorption of the antisense drug. These and other drug candidates are based on advanced antisense chemistries, which have significant safety, stability and dosing advantages over first generation antisense compounds.

         The Company has used multiple strategies to fund applications of its antisense technology that it cannot develop at present without external funding. The Company has used one such strategy to form MethylGene, Inc. ("MethylGene") and OriGenix Technologies, Inc. ("OriGenix") for the continued development of certain product candidates. MethylGene was formed by the Company and three Canadian institutional investors to develop advanced chemistry compounds targeted to DNA methyltransferase in cancer. The Company owns approximately 30% of MethylGene. The Company recently transferred its human papillomavirus and hepatitis B virus programs to OriGenix, which was formed by the Company and three Canadian institutional investors. The Company owns approximately 40% of OriGenix. Each of these companies utilizes the Company's advanced chemistry, drug development expertise and manufacturing capability. In addition, an important part of the Company's business strategy is to enter into research and development collaborations, licensing agreements or other strategic alliances with third parties, primarily biotechnology and pharmaceutical corporations, to assist in the development of certain products.

         In 1996, the Company consummated an initial public offering of its shares. The Company used the proceeds from the public offering to expand its research and development efforts and to build a facility in Milford, Massachusetts for manufacturing oligonucleotides in large volumes for its own use and for sale to others. The manufacturing facility was built in connection with the Company's establishment of its Hybridon Specialty Products Division ("HSP"). This division was formed to manufacture highly purified oligonucleotide compounds both for the Company's internal use and on a custom contract basis for sale to third parties, including the Company's collaborative partners. HSP manufactures oligonucleotides for many applications, at different stages of development. HSP has developed a manufacturing technology platform that combines multiple methods to improve the production process and increase the amount of compounds produced in a single batch, thereby permitting economies of scale. HSP is targeting three market areas for

Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 5

oligonucleotides: antisense therapeutics, non-antisense therapeutics and diagnostic/genomic DNA probes, which are oligonucleotides designed to detect the presence of specific genes.

Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 6

                                THE PROPOSED SALE

         The Company has decided to sell its HSP business. The Divested Assets will include the Company's lease of the Milford facility, the facility's fixtures and the intellectual property used in the manufacturing of oligonucleotides. The Company will retain all of its intellectual property and patents relating to the discovery and development of antisense drugs, which will continue to be the focus of the Company's business.

         Pursuant to the Proposed Sale, Avecia LifeScience Molecules ("Avecia") will purchase the assets used in connection with the oligonucleotide manufacturing business for $15 million. Avecia is a world-wide leader in the provision of research, development and manufacturing solutions for pharmaceutical, agrochemical, and biotechnology companies. As part of the Proposed Sale, the Company and Avecia will enter into a three year contract whereby Avecia will agree to manufacture oligonucleotides for the Company. There is an aggregate $3 million discount built into the price at which Avecia will supply product to the Company. After the Proposed Sale, the Company will continue in its historical line of business of conducting research for and developing antisense drugs.

         We have been advised that the relative contribution of the Divested Assets to the revenue, net income and total assets (on a book value basis) of the Company, on a consolidated basis, for the fiscal years ended December 31, 1997, December 31, 1998, December 31, 1999 and the four months ended April 30, 2000 was as set forth in the table below:


                        Fiscal Year Ended       Fiscal Year Ended      Fiscal Year Ended      Four Months Ended
                        December 31, 1997       December 31, 1998      December 31, 1999      April 30, 2000
                                                                                                 (Estimated)


         TOTAL ASSETS
         (BOOK VALUE)


      Divested Assets                  -- (1)           8,976,494              7,325,045              6,127,338


        Company Total          35,071,532              16,535,665             11,935,248              9,500,000

         (1)We have been advised that the Company is unable to calculate the asset value of the Divested Assets on a book value basis for the fiscal year ended December 31, 1997.



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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 7

                        Fiscal Year Ended       Fiscal Year Ended      Fiscal Year Ended      Four Months Ended
                        December 31, 1997       December 31, 1998      December 31, 1999      April 30, 2000
                                                                                                 (Estimated)
      Divested Assets                  --                   54.29%                 61.37%                 64.50%
     divided by Total


             REVENUES


      Divested Assets           1,924,862               2,878,879              5,821,136              1,732,575


        Company Total           3,948,984               4,501,861              7,000,881              2,165,709


      Divested Assets               48.74%                  63.95%                 83.15%                 80.00%
     divided by Total


           NET INCOME


      Divested Assets                  -- (2)         ($3,743,111)           ($1,621,670)             ($555,445)


        Company Total        ($69,461,326)            ($19,792,73)          ($14,735,293)           ($3,723,844)



      Divested Assets                  --                      --                    --                     --
     divided by Total

         (2)We have been advised that the Company is unable to calculate the net income of the Divested Assets for the fiscal year ended December 31, 1997.

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Board of Directors
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Avecia LifeScience Molecules
August 8, 2000
Page 8

         We have been advised, and accordingly assume for purposes of our opinions as expressed herein, that the Divested Assets are not essential to the conduct of the Company's business and following the Proposed Sale, the Company will continue as an ongoing, viable business and will continue to operate its historical line of business. We also are advised, and accordingly assume for purposes of our opinions as expressed herein, that on a fair market value basis,3 the Divested Assets represent approximately 22% of the total assets of the Company. In addition, we have been advised that the Company does not have any present plans to sell any specific assets or interests of significance, other than pursuant to the Proposed Sale.

                                   DISCUSSION

         A.       SECTION 271 OF THE GENERAL CORPORATION LAW

         Section 271 of the General Corporation Law provides in pertinent part as follows:

                           Every corporation may at any meeting of its board of
                  directors or governing body sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration . . . as its board of directors or governing body deems expedient and for the best interests of the corporation, when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon
                  . . . .

8 Del. C. Section 271(a).

         Sales, leases or exchanges of assets are within the general powers of a Delaware corporation and within its specific powers under the General Corporation Law. 8 Del. C. Sections 121, 122(4), 122(8). The exercise of these powers is within the province of the board of directors. 8 Del. C. Section 141(a).

         (3)For such purpose, "fair market value" is defined as the price that would be agreed upon by a willing seller and a willing buyer under usual and ordinary circumstances, after consideration of all available uses and purposes without any compulsion upon the seller to sell or the buyer to buy. See Poole v. N.V. Deli Maatschappij, 243 A.2d 67, 70 n.1 (Del. 1968).

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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 9


The only substantive limitation on this power is provided in subsection
271(a), which requires that the holders of a majority of the outstanding stock entitled to vote thereon approve action taken by the board of directors of the corporation to "sell, lease or exchange all or substantially all of its property and assets, including its goodwill and its corporate franchises . . . ." 8 Del.
C. Section 271(a).

         Section 271 was first enacted in 1917 to supersede and mitigate the common law requirement, as set forth in Butler v. New Keystone Copper Co., 93 A. 380, 383 (Del. Ch. 1915), of unanimous stockholder consent to the alienation of all, or substantially all, of the corporation's property. See Allied Chem. & Dye Corp. v. Steel & Tube Co. of Am., 120 A. 486, 490 (Del. Ch. 1923). The statutory changes were intended to eliminate the veto power of minority stockholders and were not intended to limit the powers of the directors to manage the business of the corporation. Warren v. Fitzgerald, 56 A.2d 827, 834 (Md. 1948).

         The language of Section 271 was modified slightly by the 1967 comprehensive revision of the General Corporation Law. Prior to that revision, the statute did not include the words "or substantially all." The addition of this language was intended only to codify the interpretation generally accorded to the language of the pre-1967 statute that the word "all" meant "substantially all," so that the statute could not be evaded merely by retaining a small amount of property. See Cottrell v. Pawcatuck Co., 128 A.2d 225, 233 (Del. 1956), cert. denied and appeal dismissed, 355 U.S. 12 (1957).

         The leading decision of the Delaware courts on the application of
Section 271 is Gimbel v. Signal Cos., 316 A.2d 599 (Del. Ch.), aff'd on other grounds, 316 A.2d 619 (Del. 1974). In Gimbel, the Court established a two-pronged analysis for determining whether a corporation is disposing of "all or substantially all" of its assets. The test is conjunctive and requires that a transaction be both "quantitatively" and "qualitatively" a sale of "all or substantially all" of the assets of a corporation in order to be subject to the requirements of Section 271. Id. at 608. The Gimbel Court stated that, for
Section 271 to apply, the sale must not only be unusual and out of the ordinary and regular course of business, but also "[t]he unusual nature of the transaction must strike at the heart of the corporate existence and purpose." Id. at 606. The Court cited with approval the following quotation:

                  The purpose of the consent statutes is to protect the shareholders from fundamental change, or more specifically to protect the shareholder from the destruction of the means to accomplish the purposes or objects for which the corporation was incorporated and actually performs.

                                      A-9
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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 10

Id. (quoting 6A Charles R.P. Keating & Stephen M. Flanagan, Fletcher Cyclopedia of the Law of Private Corporations Section 2949.2[10] (perm. ed. rev. vol.
1968)). In referring to this quotation, the Court observed:

                           It is in this sense that the "unusual transaction"
                  judgment is to be made and the statute's applicability determined. If the sale is of assets quantitatively vital to the operation of the corporation and is out of the ordinary and substantially affects the existence and purpose of the corporation, then it is beyond the power of the Board of Directors.

Gimbel, 316 A.2d at 606.


         The interpretation of the Court in Gimbel is consistent with the language of Section 271 which refers to a sale of "all or substantially all of its property and assets, including its goodwill and its corporate franchises." 8 Del. C. Section 271 (emphasis added); see also Good v. Lackawanna Leather Co., 233 A.2d 201, 210 (N.J. Super. Ch. Div. 1967) (interpreting similar provisions of a New Jersey statute). The implication of the reference to goodwill and corporate franchises is that if the proposed sale will not disable the corporation from conducting its business, then the sale does not come within the ambit of Section 271.

         Under Delaware law, it is unclear what percentage of assets constitutes "all or substantially all" of the assets for purposes of determining a quantitative "threshold" requiring a stockholder vote under Section 271, See, e.g., Winston v. Mandor, 710 A.2d 835, 843 (Del. Ch. 1997) ("[T]he transaction must be viewed in terms of its overall effect on the corporation, and there is no necessary quantifying percentage."). On the one hand, a sale of less than 50% of the assets is not "all or substantially all" of the assets in most cases. See Andrew G.T. Moore, II, The Sale of All or Substantially All Corporate Assets Under Section 271 of the Delaware Code, l Del. J. Corp. L. 56, 58 (1976); 1 R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations and Business Organizations Section 10.2 (3d ed. 2000); 2 David A. Drexler et al., Delaware Corporation Law and Practice Section 37.03 (1999); see also Whittaker Corp. v. Edgar, 535 F. Supp. 933, 951 (N.D. Ill. 1982); cf. Bacine v. Scharffenberger, C.A. Nos. 7862, 7866, slip op. at 8 (Del. Ch. Dec. 11, 1984). On the other hand, in our view there is no line of demarcation at 50% (or any other arbitrary percentage), and some percentage of assets in excess of 50% likely would be held not to constitute "all or substantially all" of the assets, depending on the facts of the particular case. See generally In re General Motors Class H Shareholders Litig., 734 A.2d 611, 623 (Del. Ch. 1999) (noting that "[o]ur jurisprudence eschew[s] a definitional approach to Section 271 focussing on the interpretation of the words 'substantially all,' in favor of a contextual approach focussing upon whether a transaction involves the sale 'of assets quantitatively vital to the operation of the corporation and is out of the

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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 11

ordinary and substantially affects the existence and purpose of the corporation'") (quoting Gimbel, 316 A.2d at 606).

         Although in our view there is no "bright line" at any particular percentage, several Delaware cases have held, under the particular facts there presented, that the "all or substantially all" threshold of Section 271, was reached. In Katz v. Bregman, 431 A.2d 1274 (Del. Ch.), appeal refused sub nom., Plant Indus., Inc. v. Katz, 435 A.2d 1044 (Del. 1981), the Court held that a parent manufacturing corporation's sale of a subsidiary that represented more than 51% of the parent's total assets and generated approximately 45% of the parent's net sales and 52% of the parent's pre-tax income in the immediately preceding year constituted a sale of "all or substantially all" of the parent's assets. The Katz Court quoted the statement in Gimbel, 316 A.2d at 606, that
Section 271 applies if a sale is "'quantitatively vital to the operation of the corporation and is out of the ordinary and substantially affects the existence and purpose of the corporation."' Katz, 431 A.2d at 1275 (emphasis supplied). Noting that the sale in Katz was outside the ordinary course of business and that it "represent[ed] a radical departure from [its] historically successful line of business," the Court held that Section 271 applied. Id. at 1276. It should be noted, however, that the subsidiary sold in Katz allegedly constituted the parent corporation's only income producing asset over the previous four years. Id. at l275.

         More recently, in Thorpe v. CERBCO, Inc., C.A. No. 11713 (Del. Ch. Aug. 9, 1995), aff'd in part, rev'd in part on other grounds, 676 A.2d 436 (Del.
1996), the Court relied on both Gimbel and Katz in determining the applicability of Section 271 to a proposed sale of stock of a subsidiary of CERBCO, Inc. ("CERBCO"), which sale was proposed by minority stockholders of CERBCO as an alternative to a transaction which the controlling stockholders of CERBCO attempted to consummate with a third party. The Court found that the stock of the subsidiary constituted 68% of CERBCO's assets and that, after the proposed sale, "CERBCO would have been left with a substantial amount of cash, a small subsidiary that was about to be liquidated, and a single operating company . . . that was minimally profitable." Slip op. at 22. The Court held that "[u]nder the existing authorities, particularly in light of the fact that [the subsidiary] was CERBCO's primary profitable operating company," the sale would have been a sale of "substantially all" of CERBCO's assets, thereby requiring the approval of the controlling stockholders. Slip op. at 23-24.(4)

--------
         (4)While the Court did not specify the income data for CERBCO, the assets which the plaintiffs proposed could be sold as an alternative transaction apparently contributed: (i) all of CERBCO's total operating profit for each of the preceding three years; (ii) between 73% and 100+% of the positive operating profit of CERBCO for each of the three preceding years in respect of the business segments of CERBCO that generated positive operating profit during those years; (iii) all of the net earnings of CERBCO for each of the three preceding years; and (iv) between 89% and 95% of the positive net earnings of CERBCO for each of the three preceding years in respect of the

                                      A-11
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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 12

         The Delaware Supreme Court subsequently held in Thorpe that the Court of Chancery correctly applied Section 271. In so holding, the Court relied on both Gimbel and Oberly v. Kirby, 592 A.2d 445 (Del. 1991), and stated as follows:

                  In the opinion below, the Chancellor determined that the sale of East would constitute a radical transformation of CERBCO. In addition, CERBCO's East stock accounted for 68% of CERBCO's assets in 1990 and this stock was its primary income generating asset. We therefore affirm the decision that East stock constituted "substantially all" of CERBCO's assets as consistent with Delaware law.


Thorpe v. CERBCO, Inc., 676 A.2d 436, 444 (Del. 1996); accord Apple Computer, Inc. v. Exponential Tech., Inc., C.A. No.16315, slip op. at 14 (Del. Ch. Jan. 21,1999) (holding that plaintiff's allegation that the corporate defendant had sold its most valuable asset adequately stated a claim that the asset sale constituted a sale of all or substantially all the assets of the corporation under Section 271 since, based on such claim, plaintiff could be able to demonstrate at trial that the other asset of the corporation (a pending lawsuit) was of negligible value and that the sale was a "watershed event that fundamentally altered [the corporate defendant's] business mission" from designing microprocessing chips to litigating the pending lawsuit and, therefore, might reasonably prevail); Winston, 710 A.2d 835 (denying defendants' motion to dismiss plaintiff's claim that his rights under a certificate of designation triggered by a sale of "all or substantially all" of the corporation's assets had been violated based on plaintiff's allegations that the corporation had radically changed its business as a result of the transactions and that they had resulted in the disposition of the corporation's only income-generating assets, representing at least 60% of the corporation's net assets).

         Thus, the Delaware law on what constitutes "all or substantially all" of the assets of a corporation for purposes of Section 271 is not entirely settled. The Delaware Supreme Court has not definitively ruled on the question and the decisions of the Court of Chancery are not definitive. Likewise, the Delaware cases do not provide uniform teaching on those indicia of value that would be determinative for the quantitative analysis under Section 271. While there appears to emerge

------------
business segments of CERBCO that generated positive net earnings during those years. Pretrial Brief of Defendants Robert W. and George Wm. Erikson at 11 (Feb. 16, 1995), Thorpe v. CERBCO, Inc., C.A. No. 11713 (Del. Ch. Aug. 9, 1995).


                                      A-12
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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 13

from the cases a heavy emphasis on the analysis of earnings, the commentators (including attorneys associated with this firm) share a view that the Delaware Supreme Court would be likely to consider other indicia of fair value, including, in particular, the present fair value of the assets being sold. See 1
R. Franklin Balotti & Jesse A. Finkelstein, The Delaware Law of Corporations and Business Organizations Section 10.2 (3d ed. 2000); 2 David A. Drexler et al., Delaware Corporation Law and Practice Section 37.03 (1999); see also Thorpe, slip op. at 22-23; Bacine, slip op. at 8-9. Thus, we cannot predict with certainty the particular elements of value that a Delaware court would find determinative in deciding whether the Divested Assets constitute "all or substantially all" of the assets of the Company.

         Applying the above analysis, the Divested Assets, in our view, do not constitute "all or substantially all" of the assets of the Company within the meaning of Section 271. With respect to the quantitative analyses under Gimbel, the Divested Assets and the Company as a whole showed losses for each of the two preceding fiscal years and the four months ended April 30, 2000. The Divested Assets did contribute a significant portion of the Company's total revenues in each of the three preceding fiscal years and the four months ended April 30, 2000. However, the high percentage of revenues contributed by the Divested Assets is due to the unique nature of the historical operations of the Company as compared to the operations of the Divested Assets. HSP is a manufacturing operation which generates revenue on a regular basis by virtue of the manufacture and sale of product to third parties. On the other hand, the primary business of the Company is the research and development of drugs based on antisense technology. Such a business does not result in a steady revenue stream. For example, the Company does not have any drugs on the market and the drug candidates the Company is working on are still in development. Thus, other than revenues generated from certain research and development collaboration agreements with other companies, currently the Company is not generating revenue from its research and development of new drugs. Before the Company can derive revenue from its research and development efforts, the Company will need to address a number of technological challenges and comply with comprehensive regulatory requirements. In our view, therefore, the revenue data for this Company is not as relevant in respect of the quantitative analysis as other quantitative data (such as the asset data). In this connection, most importantly, the Divested Assets presently represent on a fair market value basis approximately 22% of the total assets of the Company. In our view, the phrase "all or substantially all" means some amount closer to "all" than this. Cottrell, 128 A.2d at 233. Where Delaware courts have found that sales of assets constituted "substantially all" for the purposes of Section 271, the conclusion has been based on the fact that the divested assets represented greater than 50% of the corporation's total assets, plus the divested assets represented a vital component in the corporation's financial situation, such as contributing all or virtually all of the corporation's income or profit, plus a finding that the transaction resulted in a fundamental change in the corporation's make-up or line of business. Thorpe, slip op. at 20-25; Katz, 431 A.2d at 1274; see also Philadelphia Nat'l Bank v. B.S.F. Co., 199 A.2d 557, 562 (Del. Ch.), rev'd on other grounds, 204 A.2d 746 (Del. 1964) (holding

                                      A-13
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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 14


that a sale of assets constituting 75% of a corporation's assets, which allegedly produced the only income of the corporation during the four years prior to the sale, constituted "substantially all" of the assets of the corporation for purposes of the interpretation of an indenture governed by Pennsylvania law). In our view those circumstances are not presented here.

         Similarly, we do not believe that the Divested Assets should be viewed as qualitatively constituting "all or substantially all" of the assets of the Company. HSP was not established by the Company until 1996. Following the effectuation of the Proposed Sale, the Company will continue to operate its remaining business segment, specifically the research and development of medications based on antisense technology. Such remaining business segment constitutes the historical operations of the Company. Moreover, the Proposed Sale, rather than terminating or adversely affecting the Company, is expected to enhance the Company and its remaining operations by enabling the Company to dedicate all its resources and efforts on its research and development business. In addition, the Proposed Sale will not adversely affect the Company's supply of oligonucleotides for its own use. In connection with the Proposed Sale, Avecia will contract with the Company to manufacture oligonucleotides for the Company at a discounted price for three years. Accordingly, we do not believe that the Proposed Sale can be fairly viewed as qualitatively striking "at the heart of the corporate existence and purpose" of the Company. Gimbel, 316 A.2d at 606.

                                      A-14
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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 15


         B.       SECTION 3(a)(ii) OF THE CERTIFICATE OF DESIGNATION

         A separate but related question is whether the liquidation preference of the Series A Convertible Preferred Stock of the Company would be triggered by the Proposed Sale. Section 3(a)(ii) of the Certificate of Designation for the Series A Convertible Preferred Stock of the Company provides, in relevant part, that:

                  In the event of . . . (ii) a sale or other disposition of all or substantially all of the assets of the Corporation . . . after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock of the Corporation, an amount equal to the Dividend Base Amount at such time . . .

The determination of whether the liquidation preference is triggered in connection with the Proposed Sale depends upon the meaning of the language "all or substantially all of the assets of the Corporation" set forth in Section 3(a)(ii).

         The rules of contract interpretation apply to the interpretation of a certificate of designation. See Centaur Partners, IV v. National Intergroup, Inc., 582 A.2d 923, 928 (Del. 1990); Waggoner v. Laster, 581 A.2d 1127, 1134
(Del. 1990). Accordingly, "[c]ourts must give effect to the intent of the parties as revealed by the language of the certificate and the circumstances surrounding its creation and adoption." Waggoner, 581 A.2d at 1134. "Except in the case where a charter provision is found ambiguous, [the] Court must give effect to its clear language." Pasternak v. Glazer, C.A. No. 15026, slip op. at 4 (Del. Ch. Sept. 24, 1996). Courts "construe the [provision] as it is written, and ... give language which is clear, simple and unambiguous the force and effect required." Hibbert v. Hollywood Park, Inc., 457 A.2d 339, 343 (Del.
1983).

         In construing language in a certificate of designation, the Delaware courts have applied the law applicable to parallel statutory provisions. See, e.g., Air Line Pilots Ass'n, Int'l v. Eastern Air Lines, Inc., 701 F. Supp. 865 (D.D.C. 1988), aff'd, 889 F.2d 291 (D.C. Cir. 1989) (TABLE) (referring to 8
Del.C. Section 271 and case law thereunder in determining whether asset sale triggered provision in preferred stock granting voting rights upon sale of "all or substantially all" of the company's assets); In re General Motors Class H Shareholders Litig., 734 A.2d at 623 (referring to 8 Del.C. Section 271 and case law thereunder in determining whether a transaction triggered a provision

                                      A-15
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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 16

in the GM certificate of incorporation entitling holders of a series of preferred stock to receive certain consideration upon the disposition of substantially all of the business of Hughes Aircraft Company); Winston, 710 A.2d at 843 (using case law interpreting 8 Del. C. Section 271 to determine the meaning of the language "all or substantially all" in a certificate of designation); Warner Communications Inc. v. Chris-Craft Indus., Inc., 583 A.2d 962 (Del. Ch.), aff'd, 567 A.2d 419 (Del. 1989) (TABLE) (referring to 8 Del.C.
Section 242(b)(2) and case law thereunder in determining whether language in a certificate of designation similar to Section 242(b)(2) entitled the holders of preferred stock to a class vote on a merger). In this regard, it is noteworthy that the pertinent language of the Certificate of Designation is comparable to the pertinent language of Section 271 of the General Corporation Law. Accordingly, such language should be interpreted in accordance with the case law relating to the provision of the General Corporation Law (i.e., Section 271) which contains a similar standard. See Air Line Pilots Ass'n Int'l, 701 F. Supp. 865; In re General Motors Class H Shareholders Litig., 734 A.2d at 623; Winston, 710 A.2d at 843. As discussed above, based on the analysis set forth in Gimbel, the Divested Assets, in our view, do not constitute "all or substantially all" of the assets of the Company on either a quantitative or qualitative basis.

                                   CONCLUSION

         We are not aware of any decision of the Delaware Supreme Court that directly addresses the question presented for our consideration herein. Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate, however, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that: (i) approval of the stockholders of the Company is not required under Section 271 of the General Corporation Law to effect the Proposed Sale, and (ii) the Company is not required to pay the liquidation preference under Section 3(a)(ii) of the Certificate of Designation as a result of the Proposed Sale.

         We are admitted to practice law in the State of Delaware and do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware, and we have not considered and express no opinion on the effect of the laws of any other state or jurisdiction, including state or federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or of any other regulatory body.


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Board of Directors
Hybridon, Inc.
Avecia LifeScience Molecules
August 8, 2000
Page 17

         Our opinions as expressed herein are rendered solely for your benefit in connection with the matters discussed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

                                Very truly yours,


                                /s/ Richards, Layton & Finger, P.A.




WH/LJR

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
                                                                      APPENDIX B

[Letterhead of Adams, Harkness & Hill, Inc.]

June 29, 2000

Board of Directors
Hybridon, Inc.
155 Fortune Boulevard
Milford, MA  01757

Attention:        Dr. James B. Wyngaarden, Chairman

Members of the Board:

You have requested our opinion (the "Fairness Opinion"), as investment bankers, as to the fairness, from a financial point of view, to the shareholders of Hybridon, Inc., a Delaware corporation (the "Company"), of the consideration to be received by the Company in connection with the proposed sale (the "Asset Sale") of the assets of the Hybridon Specialty Products business ("HSP") to Avecia plc, an English Corporation (together with its subsidiaries and affiliates, "Avecia") pursuant to the Purchase and Sale Agreement dated as of June 29th, 2000 (the "Purchase Agreement"), among the Company and Avecia.

The Company proposes entering into a transaction with Avecia, whereby Avecia acquires from Hybridon the assets related to HSP, excluding cash and equivalents, and assumes certain HSP-related liabilities, for which Hybridon is to receive as consideration: (i) $11,550,000 in cash immediately upon consummation of the Asset Sale; (ii) $450,000 45 days after consummation of the Asset Sale, subject to reduction under certain circumstances; (iii) $3,000,000 in cash on the first anniversary of the consummation of the Asset Sale, net any amount due Avecia by the Company related to a supply agreement (the "Supply Agreement"), as more fully described below; and (iv) certain pricing preferences on oligonucleotide and oligonucleotide-related products (the "Products") purchased by the Company from Avecia pursuant to the Supply Agreement. Neither the Company nor its shareholders are anticipated to incur a tax liability as a result of the Asset Sale.

In connection with the Purchase Agreement, the Company proposes entering into the Supply Agreement with Avecia related to the Company's purchase of Products from Avecia. Pursuant to the Supply Agreement, the Company agrees to pay Avecia $700,000 (the "First Period Minimum") prior to January 1st, 2001 (the "First Period") and $1,300,000 (the "Second Period Minimum") between January 1st, 2001 and December 31st, 2001 (the "Second Period") in quarterly increments of at least $325,000 prior to the end of each calendar quarter of the Second Period. Both the First Period Minimum and the Second Period Minimum are subject to reduction under certain circumstances related to the operating performance of HSP. During the First Period, the Company may purchase Products at the lesser of: (a) Avecia's cost to produce Products, or, (b)

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                                                              Board of Directors
                                                                  Hybridon, Inc.
                                                                          Page 2

the Company's cost to produce Products prior to consummation of the Asset Sale, with the First Period Minimum reduced by an amount equal to 70% of the total dollar amount of Products purchased during the First Period by the Company. The Company may, during the Second Period, purchase Products at the lesser of: (a) Avecia's cost to produce Products multiplied by 1.10, or, (b) the price paid by the Company during the First Period, with the Second Period Minimum reduced by an amount equal to 65% of the total dollar amount of Products purchased during the Second Period by the Company. Any and all Products purchased by the Company, MethylGene, Inc., OriGenix Technologies, Inc., certain related entities organized by the Company after consummation of the Purchase Agreement, and both established and newly-formed corporate collaborators of the Company (the "Supply Parties") are to be included in the calculation of reductions to the First Period Minimum and the Second Period Minimum. For the period between January 1st, 2002, and December 31st, 2002, the Company may purchase Products from Avecia at the lesser of (a) Avecia's cost to produce Products multiplied by 1.20, or, (b) the price paid by the Company during the Second Period.

Adams, Harkness & Hill, Inc., as part of its investment banking activities, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have been engaged to render a Fairness Opinion by the Board of Directors of the Company in connection with the Asset Sale and will receive a fee payable upon rendering this Fairness Opinion. In the ordinary course of our business, we may trade in the common stock of the Company ("the Common Stock") for our own account and for the accounts of our customers. Accordingly, we may at any time hold a long or short position in the Common Stock.

Our Fairness Opinion addresses only the fairness of the consideration to be received by the Company in connection with the proposed Asset Sale from a financial point of view and does not address any other aspect of the Merger, nor does it constitute a recommendation to any holder of equity securities in the Company as to how to vote with respect to the Asset Sale.

In developing our Fairness Opinion, we have, among other things: (i) reviewed the financial information contained in the Company's Form 10-Q for the quarterly period ended March 31, 2000; (ii) reviewed the financial information contained in the Company's Annual Report, Form 10-K, and related financial information for the fiscal year ended December 31, 1999; (iii) analyzed and discussed certain financial statements and other financial and operating data concerning HSP, including forecasts, prepared by members of the senior management of the Company; (iv) visited the facilities of the Company and conducted due diligence discussions with members of senior management of the Company; (v) reviewed the historical financial performance of HSP and compared it with that of certain publicly traded companies we deem to be relevant; (vi) compared the financial terms of the Asset Sale with the financial terms of certain other mergers and acquisitions we deemed to be relevant and comparable to the Asset Sale; (vii) reviewed a draft of the Purchase Agreement and the Supply

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                                                              Board of Directors
                                                                  Hybridon, Inc.
                                                                          Page 3

Agreement dated June 29th, 2000; and (viii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market, monetary and currency rate conditions as of the date hereof.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any information received from the Company, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. With respect to any forecasts reviewed relating to the prospects of HSP, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management as to the future financial performance of HSP. Our Fairness Opinion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of HSP as known to us on the date hereof. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets of HSP. In addition, we have assumed, with the Company's consent, that any material liabilities (contingent or otherwise, known or unknown) of HSP are as set forth in the consolidated financial statements of the Company.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Asset Sale as contemplated.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, from a financial point of view, the consideration to be received by the Company in connection with the proposed Asset Sale is fair to the shareholders of the Company.

Sincerely,

ADAMS, HARKNESS & HILL, INC.


By:      /s/ James A. Simms
         ------------------

James A. Simms
Managing Director


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
                                                                      APPENDIX C





                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            HYBRIDON, INC. ("Seller")
                                       AND

                        BOSTON BIOSYSTEMS, INC. ("Buyer")

                            Dated as of June 29, 2000

                            ASSET PURCHASE AGREEMENT

         Agreement entered into as of June 29, 2000, by and between Boston Biosystems, Inc., a Delaware corporation (the "Buyer"), having a principal place of business located at 75A Wiggins Avenue, Bedford, Massachusetts 01730, and Hybridon, Inc., a Delaware corporation (together with any Subsidiaries, the "Seller"), having a principal place of business located at 155 Fortune Blvd., Milford, Massachusetts 01757. The Buyer and the Seller may each be referred to hereinafter as a "Party" or collectively as the "Parties".

         This Agreement contemplates a transaction more fully set forth below in which the Buyer desires to purchase for cash substantially all of the Seller's assets relating to or used or useful in the manufacture and sale of advanced chemistry compounds and pharmaceuticals (the "Business"), which Business includes, without limitation, assets for the manufacturing of oligonucleotide compounds and intermediate compounds and phosphorothioate oligonucleotides, and to assume only certain liabilities specified below, and in which the Seller desires to sell and transfer those assets and liabilities, while retaining all other liabilities of Seller not specifically assumed by the Buyer ("Retained Liabilities"). The transactions contemplated by this Agreement are referred to as the "Asset Purchase."

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Article 1.

                    "Acquired Assets" means the assets of the Seller listed on Exhibit A-1 hereto and all other assets, properties, rights and interests of the Seller of every kind, nature or description, whether tangible or intangible relating to or used or useful to the Business including, without limitation, any and all of the following to which the Seller has an interest: (i) all documents, records, books and ledgers relating to the Business (including without limitation those relating to outstanding purchase orders); (ii) all rights and interests in the Facility Lease, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenances (such as appurtenant rights in and to public streets set forth in the Facility Lease) to and at the facility of the Business located at 155 Fortune Blvd., Milford, Massachusetts (the "Facility"), (iii) all inventory, machinery, equipment, furniture, fixtures and leasehold improvements located at the Facility; (iv) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tools, jigs, and dies), (v) Intellectual Property, all goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (with the exception of Seller's trademarks, service marks, logos, trade names, and corporate names, (collectively, "Seller's Names and Marks") which shall be licensed to Buyer for a limited period of time pursuant to the Names and Marks License Agreement), (vi) agreements, contracts, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (vii) accounts, notes, and other receivables (other than accounts receivable rendered prior to Closing for which Seller is able as of the Closing Date to recognize revenue (including "bill and hold" arrangements in compliance with the SEC's Staff Accounting Bulletin No. 101) in accordance with GAAP, which accounts receivable shall be retained by the Seller ("Excluded Receivables")), (viii) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (ix) all files, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (x) all sales, marketing and expansion plans, strategic plans, projections, studies, reports and other documents and data (including, without limitation, creative materials, advertising and promotional matters and current and past lists of customers, suppliers, vendors and sources), and all training materials and marketing brochures; except that the Acquired Assets shall exclude the following (the "Excluded Assets"): (a) any Cash relating to the Business (other than Cash held in the form of utility security deposits),
(b) the $90,000 security deposit paid to and held by the landlord of the Facility and interest thereon, (c) Excluded Receivables, (d) Seller's Names and Marks, (e) any of the Seller's assets, properties, rights and interests which are not or have not been used by and which do not relate to the Business, (f) all causes of action, choses in action and rights of recovery that may arise in connection with the discharge by the Seller of any liability of Seller which is not a Retained Liability or rights of recovery or contribution in respect of any of the Retained Liabilities; (g) the leased telephone system currently in place at the Facility and the attendant financing lease by and between the Seller and Lucent Technologies, Inc. or any of its affiliates; (h) the leased fax machine, postage meter and photocopy machines currently in place at the Facility (the "Miscellaneous Office Equipment") and the attendant financing leases by and between the Seller and any record owner or vendor of such Miscellaneous Office Equipment; (i) the Methylgene Agreement; (j) the OriGenex Agreement; and (i) all assets listed on Exhibit A-2 (as initialed by Buyer).

         "Acquisition Proposal" has the meaning set forth in Section 5(g) below.

         "Actions" has the meaning set forth in Section 3(n) below.

         "AH&H" has the meaning set forth in Section 5(m) below.

         "Adjustment Proposal" has the meaning set forth in Section 2(d) below.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Alternative Transaction" has the meaning set forth in Section 9(c)(v) below.

         "Asset Purchase" has the meaning set forth in the preface above.

         "Assumed Liabilities" means (a) the liabilities of the Seller set forth on Exhibit B hereto (as initialed by Buyer), if any; (b) all obligations and liabilities, in addition to those listed on Exhibit B, to be paid or otherwise performed after the Closing Date under the agreements, contracts, licenses and leases the rights to which are among the Acquired Assets, provided that the Buyer shall not assume any obligation or liability whatsoever relating to (i) product warranty, liability or similar claims relating to products delivered or services performed on or prior to the date of the Closing, or (ii) any other claims arising out of actions (or inaction) or other events initially occurring on or prior to the date of the Closing; (iii) the leased telephone system currently in place at the Facility and the attendant financing lease by and between the Seller and Lucent Technologies, Inc. or any of its affiliates; or
(iv) the Miscellaneous Office Equipment and the attendant financing leases by and between the Seller and any record owner or vendor of such Miscellaneous Office Equipment; (c) liabilities of the Seller accruing after the Closing Date under the Lease Agreement dated March 10, 1994 between the Seller and Laborer's Pension/Milford Investment Corporation ("Lessor") with respect to the Facility (together will all amendments, ancillary agreements between Lessor and Seller and supplements related thereto, the "Facility Lease"; and (d) accrued vacation not to exceed four weeks (or earned but unpaid vacation pay in lieu thereof, the maximum anticipated amount of which as of the Closing Date Seller has estimated in good faith in Section 3(q) to the Disclosure Schedule) owing to each employee of Seller who accepts employment with Buyer prior to Closing.

         "Benefit Arrangement" means any employment, severance or similar contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is not an Employee Plan and (ii) is entered into, maintained, administered or contributed to, as the case may be, by Seller or any of its Affiliates.

         "Business" has the meaning set forth in the preface above.

         "Business Financial Statements" has the meaning set forth in Section 3(f)(i) below.

         "Business Inventory" has the meaning set forth in Section 3(j) below.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Expense Payment" has the meaning set forth in Section 9(c)(iii) below.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Seller's financial statements included in the SEC Filings.

         "CERCLA" has the meaning set forth in Section 3(r) below.

         "Closing" has the meaning set forth in Section 2(e) below.

         "Closing Date" has the meaning set forth in Section 2(e) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of the Seller that is not already generally available to the public.

         "Consent and Release" has the meaning set forth in Section 7(a)(vii) below.

         "Contingent Consideration" has the meaning set forth in Section 2(c) below.

         "Contingent Consideration Payment Date" has the meaning set forth in
Section 2(c) below.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Dispute Notice" has the meaning set forth in Section 2(d) below.

         "Employee Plan" means any "employee benefit plan", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Seller or any of its Affiliates and (iii) covers any employee or former employee of the Seller.

         "Environmental, Health, and Safety Requirements" shall mean all applicable federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, hazardous viruses or radiation, each as amended and as now or hereafter in effect.

         "Environmental and Safety Permits Schedule" has the meaning set forth in Section 3(r)(ii) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

         "Escrow Agreement" has the meaning set forth in Section 2(j) below.

         "Excluded Assets" has the meaning set forth in the definition of Acquired Assets above.

         "Excluded Receivables" has the meaning set forth in the definition of Acquired Assets above.

         "Facility" has the meaning set forth in the definition of Acquired Assets above.

         "Facility Lease" has the meaning set forth in the definition of Assumed Liabilities above.

         "Fairness Opinion" has the meaning set forth in Section 5(m) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time and at the time in question.

         "Government Regulation" means any applicable federal, state or local laws, regulations and ordinances, including without limitation, environmental, zoning, building, health and safety laws, regulations and ordinances relating to the Business or the Facility.

         "Identified Patents and Applications" has the meaning set forth in
Section 2(m) below.

         "Indemnified Party" has the meaning set forth in Section 8(d) below.

         "Indemnifying Party" has the meaning set forth in Section 8(d) below.

         "Independent Auditor" has the meaning set forth in Section 2(d) below.

         "Initial Payment" has the meaning set forth in Section 2(c) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, patent disclosures and invention disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium); including, without limitation, certain Intellectual Property of the Seller listed on Exhibit A-1 hereto.

         "Knowledge" means actual knowledge, after reasonable investigation.

         "Lessor" has the meaning set forth in the definition of Assumed Liabilities above.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Methylgene Agreement" means that certain License Agreement dated as of January 4, 1996 between Seller and Methylgene, Inc. ("Methylgene"), as amended to the date of this Agreement, a true and complete copy of which the Seller represents it has delivered to the Buyer.

         "Miscellaneous Office Equipment" has the meaning set forth in the definition of Acquired Assets.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 3(f) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3(f) below.

         "Names and Marks License Agreement" has the meaning set forth in
Section 7(a)(xvi) below.

         "Novel Process Claims" has the meaning set forth in Section 2(m) below.

         "OriGenix Agreement" means that certain Supply Agreement dated as of January 22, 1999 between Seller and OriGenix Technologies Inc., as amended to the date of this Agreement, a true and complete copy of which the Seller represents it has delivered to the Buyer.

         "Orders" has the meaning set forth in Section 3(m) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) as it relates to the Business.

         "Party" has the meaning set forth in the preface above.

         "Permits" has the meaning set forth in Section 3(m) below.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Personnel" has the meaning set forth in Section 3(q) below.

         "PS Technology Sublicense Option Agreement" has the meaning set forth in Section 7(a)(xvii) below.

         "Purchase Price" has the meaning set forth in Section 2(c) below.

         "Resolution" means (i) as to any claim for indemnification by the Buyer under Section 8 of this Agreement or a claim under the Supply Agreement, agreement of the Buyer and the Seller or final court judgment not subject to further appeal, or (ii) the passage of 60 days following a claim without a response by the other Party, and "Resolved" means any such matter which has had a Resolution.

         "Restricted Interests" has the meaning set forth in Section 2(l)(i) below.

         "Retained Liabilities" has the meaning set forth in the preface above.

         "SEC" means the Securities and Exchange Commission.

         "SEC Filings" has the meaning set forth in Section 3(f) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanics', materialmens', and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller Expense Payment" has the meaning set forth in Section 9(c)(i) below.

         "Seller's Names and Marks" has the meaning set forth in the definition of Acquired Assets above.

         "Seller Proxy Statement" has the meaning set forth in Section 5(j) below.

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         "Series A Amendment" has the meaning set forth in Section 7(a)(vi)
below.

         "Stockholders Meeting" has the meaning set forth in Section 5(k) below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Superior Proposal" has the meaning set forth in Section 5(g) below.

         "Supply Agreement" has the meaning set forth in Section 7(a)(xiii) below.

         "Survey" has the meaning set forth in Section 5(i) below.

         "SWDA" has the meaning set forth in Section 3(r) below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Terminating Breach" has the meaning set forth in Section 9(a) below.

         "Third Party" has the meaning set forth in Section 9(c)(v) below.

         "Third Party Claim" has the meaning set forth in Section 8(d) below.

         "Transaction Documents" has the meaning set forth in Section 3(b) below.

         "Transaction Fee" has the meaning set forth in Section 9(c)(v) below.

         "Unearned Prepayments" has the meaning set forth in Section 2(d) below.

         "WFI" has the meaning set forth in Section 3(u) below.


         2.       Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

      (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities, and the Seller shall be solely and fully liable for all liabilities and obligations arising from the Seller's ownership, use or operation of the Acquired Assets, the sale, licensing or other disposition of its products, the operation of the Business, and other incidents and occurrences relating to the Acquired Assets of the Business during the period on or prior to the Closing Date.

      (c) Purchase Price. The payment by the Buyer to the Seller for Acquired Assets on the Closing Date (the "Purchase Price") shall consist of:

            (i) $12,000,000 (the "Initial Payment"), subject to reduction at Closing or thereafter pursuant to Section 2(d), to be paid to the Seller at the Closing in cash by wire transfer, $450,000 of which shall be retained by Buyer and shall accrue interest at a rate equivalent to the then prevailing savings deposit rate at FleetBoston, N.A. for a period of thirty (30) days (or with respect to any portion thereof subject to a dispute, until such dispute is resolved as set forth in Section 2(d)(ii) below) from the Closing Date as a non-exclusive means of providing security toward the rights of the Buyer to any adjustment provided for in Section 2(d) (with the interest on all amounts paid to Seller to follow such payments); and

            (ii) additional contingent consideration (the "Contingent Consideration") of $3,000,000, payable in cash or by wire transfer, except as provided otherwise below. The Seller acknowledges that the Buyer has been induced to agree to pay Contingent Consideration in reliance on Seller's willingness and prospective ability to be a customer of the Business pursuant to the Supply Agreement and otherwise. Accordingly, the Contingent Consideration shall be paid to the Seller on the first anniversary of the Closing Date (the "Contingent Consideration Payment Date") only if, on the Contingent Consideration Payment Date, (A) the Seller remains in existence, engaged in the business in which it is currently engaged (excluding the Business as acquired by the Buyer), has not sold all or a substantial portion of its assets (except pursuant to this Agreement), has not made a general assignment for the benefit of its creditors or consented to the appointment of a receiver, trustee, custodian or liquidator for all or a substantial portion of its property, assets or business, or filed a voluntary petition under any bankruptcy, insolvency or similar law, and neither the Seller nor any portion of its assets has become the subject of an involuntary proceeding or petition for its dissolution or reorganization for the benefit of its creditors, and (B) the Supply Agreement is in full force and effect and the Seller is in full compliance with the terms thereof. If on the Contingent Consideration Payment Date, (1) the Supply Agreement has been previously terminated by Seller for any reason other than Buyer's default thereunder or terminated by Buyer for valid cause, or (2) Seller has failed by such date to effect any right to cure (regardless of when such right to cure may otherwise expire) it may have to a breach by it of any material obligation under the Supply Agreement for which Buyer has previously given Seller notice of termination of the Supply Agreement for valid cause subject to such right of Seller to cure, or (3) Buyer has previously given Seller notice of termination of the Supply Agreement for valid cause subject only to the passage of time, then in the event of the occurrence of any one or more of (1), (2) or (3), all obligations of the Buyer to pay the Contingent Consideration shall forever cease. In addition, without prejudice to the provisions of the preceding sentence, any Contingent Consideration due shall be payable only to the extent such Contingent Consideration or portion thereof is not (x) placed in escrow pursuant to the terms of the Escrow Agreement by the Buyer in its discretion for any amounts due to Buyer under the Supply Agreement which Seller disputes is owed or with respect to any pending indemnification claims of the Buyer for which there has not been a Resolution, or (y) set off by the Buyer for any disputed amounts owed Buyer under the Supply Agreement or indemnification claims of the Buyer that are Resolved or any undisputed amounts owed Buyer under the Supply Agreement.

      (d) Adjustment to Purchase Price.

            (i) Purchase Price Adjustment. The Purchase Price is subject to reduction by an aggregate dollar amount equal to (A) the amount, if any, that raw materials included among the Business Inventory is less than $450,000 (the value determined by Seller's cost) at the Closing Date, plus (B) the full amount, if any, of prepayments Seller has received as of the Closing Date in respect of goods and services to be delivered or performed by the Business or for which Seller is otherwise as of the Closing Date unable to recognize revenue (including "bill and hold" arrangements not in compliance with the SEC's Staff Accounting Bulletin No. 101) in accordance with GAAP (the "Unearned Prepayments").

            (ii) Preliminary Settlement Statement; Dispute Resolution. On the Closing Date, the Seller shall deliver to the Buyer a preliminary settlement statement setting forth its calculation as of the Closing Date of the amount of raw materials included among the Business Inventory (valued at Seller's cost) and the amount of Unearned Prepayments. If at any time thereafter within thirty
(30) days after the Closing Date, the Buyer believes that such preliminary statement did not accurately set forth the amount of raw materials, valued at Seller's cost, included among the Business Inventory and the amount of Unearned Prepayments on the Closing Date, then the Buyer may deliver to the Seller a statement (the "Adjustment Proposal") setting forth in detail its proposed adjustments to Buyer's preliminary settlement statement. The Buyer shall provide the Seller with full access to all assets, records and work papers necessary to compute and verify the accuracy of the Adjustment Proposal. This Adjustment Proposal as delivered to the Seller shall be final for purposes of this Agreement unless, within thirty (30) days after delivery to the Seller, the Seller shall deliver to the Buyer a notice setting forth in detail its disagreement with the Adjustment Proposal ("Dispute Notice"). After delivery of a Dispute Notice, the Buyer and the Seller shall promptly negotiate in good faith with respect to the subject of the Dispute Notice, and if they are unable to reach an agreement within thirty (30) days after receipt by the Buyer of the Dispute Notice, the dispute (but only such disputed items) shall be submitted to the Independent Auditor. The Independent Auditor shall not have authority to redetermine any matter except those which are submitted to it. The Independent Auditor shall be directed to issue a final and binding decision within sixty
(60) days of submission of the Dispute Notice, as to the issues of disagreement referred to in the Dispute Notice and not resolved by the parties. The Adjustment Proposal, as so adjusted by agreement of the Buyer and the Seller or by the Independent Auditor (if required) shall be final and binding on the parties.

The "Independent Auditor" shall mean one of the "Big Five" U.S. public accounting firms with no material relationship to either of the parties chosen by agreement of the parties, or if they are unable to agree, shall mean one of the "Big Five" firms with no such material relationship chosen by lot. The fees and expenses of the Independent Auditor shall be equitably allocated between Buyer and Seller by the Independent Auditor based upon his decision. The decision of the Independent Auditor with respect to the Adjustment Proposal shall be final and binding on the parties.

      (e) The Closing. The closing of the Asset Purchase (the "Closing") shall take place at the offices of McDermott, Will & Emery in Boston, Massachusetts, commencing at 9:00 a.m. local time on the fifth clear business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Asset Purchase (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

      (f) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
Section 7(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 7(b) below;
(iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) a Bill of Sale, assignments (including real property and Intellectual Property transfer documents) and related documents in substantially the forms attached hereto as Exhibits A-3 through A-6 and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit D and (B) such other instruments of assumption as the Seller and its counsel may reasonably request; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2(c)(i) above).

      (g) Price Allocation. The parties agree to allocate the Purchase Price as set forth on Exhibit E for all federal, state and local income tax purposes (including IRS Form 8594), and will not take any inconsistent or contrary position therewith for any other purpose.

      (h) Sale and Transfer Taxes. The Seller shall pay any and all transfer, sales, purchase, use, value added, excise or similar tax imposed under the laws of the United States, or any state or political subdivision thereof, which arises out of the transfer by the Seller to the Buyer of any of the Acquired Assets.

      (i) Prorations.

            (i) Real and personal property taxes for the Acquired Assets shall be prorated on the Closing Date based upon the taxes assessed for the current tax year; but if the taxes assessed for the current tax year are not known on the Closing Date, such taxes shall be prorated based upon the taxes assessed for the prior tax year and shall be re-prorated within ten (10) days after the current year tax assessment and rate shall become available with appropriate payment made.

            (ii) The Seller shall order final readings for utility services, such as gas, electricity, water and sewer services, as of the Seller's close of business on the day before the Closing Date, and prorated charges for such utility services shall be reflected on a Closing settlement statement.

      (j) Escrow Agent. The Escrow Agent shall be Boston Private Bank. In the event Boston Private Bank or any successor declines or is unable to serve, it shall be succeeded by such person or entity, reasonably acceptable to the Buyer. All payments made to the Escrow Agent shall be held and distributed in accordance with an agreement substantially in the form of Exhibit F hereto (the "Escrow Agreement").

      (k) Employee Benefit Plans. Except as specifically set forth in this
Section 2(k), the Buyer shall not assume, honor or accept any Employee Plan or Benefit Arrangement. Except for vacation benefits expressly included in the Assumed Liabilities, the Seller shall be solely liable and responsible for satisfying all obligations (whether arising under federal, state or local law, or pursuant to contract) that may arise or that may have arisen on or before the Closing in connection with (i) the employment by Seller of the Seller's employees, (ii) the engagement of consultants, agents or other non-employee service providers, (iii) the creation, funding or operation of any of the Seller's Employee Plans and Benefit Arrangements that cover any of the Seller's employees, consultants, agents or non-employee service providers, or (iv) the transactions described in this Agreement, including but not limited to compliance with the health care continuation requirements under ERISA and the Code.

            (i) Group Health Plans. Buyer will use its reasonable best efforts to cause its group health benefit plans to (i) waive any exclusions for pre-existing conditions affecting employees of Seller who are offered and accept employment with Buyer ("Transferred Employees") pursuant to Section 5(r) and their eligible family members, and (ii) recognize any out-of-pocket medical and dental expenses incurred by Transferred Employees and their eligible family members during 2000, but prior to the Closing Date, for purposes of determining their deductibles and out-of-pocket maximums under Buyer's plans. In the event that notwithstanding Buyer's exercise of such reasonable best efforts, Buyer is unable prior to Closing to cause its group health benefit plans to make such waivers and recognize such expenses, Buyer shall give notice to the Seller and Seller shall give prior to Closing the Transferred Employees such notices and election forms with respect to health care continuation requirements as are required under ERISA and the Code and provide evidence thereof to Buyer prior to Closing.

            (ii) Future Vacation Benefits. From and after the Closing Date, the Transferred Employees will be covered by and begin accruing benefits under Buyer's vacation plan covering its hourly and salaried employees. Buyer's vacation plan shall recognize all of the Transferred Employees' years of service with Seller for the purpose of determining their future vacation benefits.

            (iii) Service Credit. Buyer shall cause each of its benefit plans to recognize all of the service that the Transferred Employees completed with Seller for purposes of determining their eligibility to participate in, eligibility for benefits under, vesting in accrued benefits, and accrual of benefits under such plans. Buyer shall cause its sick leave plan to credit each Transferred Employee with fourteen (14) hours of accrued sick leave effective upon their date of hire.

            (iv) 401(k) Benefits. The Seller represents and warrants that no distribution of plan assets (including, without limitation, insurance policies) or benefits shall be made from the Seller's 401(k) Plan to Transferred Employees on account of the partial termination of said 401(k) Plan as a result of the Asset Purchase, unless the Seller has received a favorable determination letter from the IRS, as a post closing condition, on the qualified status of Seller's 401(k) Plan. The determination letter request by the Seller shall include a disclosure of this asset sale, the termination of employment of the Transferred Employees by the Seller, and a description of the tax-qualified plan or plans covering the Transferred Employees maintained by the Buyer following the Closing. Seller will cause the account balances of all Transferred Employees under the 401(k) Plan as of the Closing Date to be fully vested as of such date. Upon obtaining such a favorable determination letter from the IRS, Seller shall offer such Transferred Employees the following options with respect to their account balances:

                  (A) receive immediate lump sum distributions of their vested account balances and such other options as required by law;

                  (B) make a direct rollover of all or any portion of their
            vested cash account balances to the Buyer's 401(k) plan ("Buyers 401(k) Plan") (and specifically excluding outstanding participant loans or "in-kind" transfers);

                  (C) leave such account balances in Seller's 401(k) Plan, where they will be governed by the regular provisions of such plan applicable to former employees; or

                  (D) make a direct rollover of all or any portion of their
            vested cash account balances to a rollover IRA.

As soon as practicable after Seller receives the IRS determination letter referenced above, Seller shall cause the trustee of its 401(k) Plan to make direct rollovers to the trust forming a part of the Buyer's 401(k) Plan of cash in an amount equal to the account balances or portions of the account balances of the Transferred Employees under the Seller's 401(k) Plan who elect to make direct rollovers to Buyer's 401(k) Plan as of the transfer rollover date (the "Account Balances"). Following the Closing, Buyer shall deliver to Seller a favorable opinion letter or determination letter issued by the Internal Revenue Service with respect to the Buyer's 401(k) Plan and the related trust regarding the Plan's qualification under Sections 401(a) and 401(k) of the Code. No direct rollover shall be made unless Buyer provides Seller with the opinion letter or determination letter referred to in this Subsection (iv).

      (v) Seller represents and warrants that it will file all necessary reports, notices, disclosures, and filings required by the distribution of the account balances in the Seller's 401(k) Plan to Transferred Employees, and any noncompliance or failure properly to administer the Seller's 401(k) Plan or related trust has not exposed said 401(k) Plan or related trust, Seller or any ERISA Affiliate, and will not expose Buyer, to any taxes, penalties or liabilities, the Seller's 401(k) Plan to disqualification, or the trust to a loss of tax-exempt status.

      (l) Assets Not Assignable.

            (i) To the extent that any interest in any of the Acquired Assets is not capable of being assigned, transferred or conveyed without the consent, waiver or authorization of any Person and that consent, waiver or authorization is not obtained, or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a material breach of any contract that is called for to be set forth on the Disclosure Schedule in response or as an exception to Section 3(k) below, or a violation of any law, statute, decree, rule, regulation or other governmental edict or is not immediately practicable, then this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (such interests being hereinafter collectively referred to as "Restricted Interests"). The entire beneficial interest in any Acquired Assets subject to a restriction as described above, and any other interest in such Acquired Assets, which are transferable notwithstanding such restriction, shall be transferred at Closing from the Seller to the Buyer as provided in this Section 2(l).

            (ii) In consultation with the Buyer as to the practicalities of proposed actions, the Seller shall use its reasonable efforts to assist the Buyer in obtaining such consents, waivers and authorizations and to resolve any impracticalities of assignment referred to in Section 2(l)(i) hereof.

            (iii) To the extent that the consents, waivers and authorizations referred to in Section 2(l)(i) hereof are not obtained by the Buyer or the Seller, or until the impracticalities of transfer referred to therein are resolved, the Seller shall use reasonable efforts to (A) provide to the Buyer, at the request of the Buyer and at the Seller's expense, the benefits of any Restricted Interests, (B) cooperate in reasonable and lawful arrangements designed to provide such benefits to the Buyer and (C) enforce, at the request of the Buyer for the account of the Buyer, any rights of the Seller arising from any Restricted Interests (including the right to elect to terminate the Restricted Interest in accordance with the terms thereof upon the request of the Buyer).

            (iv) Nothing in this Section 2(l) shall limit or alter Buyer's rights to terminate this Agreement in the event any of the conditions to Closing set forth in Section 7(a) are not satisfied.

      (m) Assets Subject to Review by Buyer. The patents and patent applications of Seller listed on Exhibit C (the "Identified Patents and Applications") remain to be reviewed by Buyer. Seller represents that the Identified Patents and Applications are foreign applications corresponding to U.S. applications appearing on Exhibit A-2, continuations, continuations-in-part and divisionals corresponding to United States patents and patent applications of Seller appearing on Exhibit A-2 as well as a few cases in which the Identified Patents and Applications may contain claims other than composition of matter. Prior to Closing, the Identified Patents and Applications will be reviewed by and on behalf of the Buyer to ascertain whether any of them contain claims for novel manufacturing processes useful to the Business ("Novel Process Claims"). Seller shall cooperate fully in such review by providing access to the Identified Patents and Applications in a manner similar to that contemplated in Section 5(e) below. In the event that the Buyer determines in good faith that any of the Identified Patents and Applications contain Novel Process Claims and so certifies to the Seller then the Seller will grant at Closing to Buyer and its Affiliates a perpetual, royalty-free, non-exclusive, worldwide license for any purpose to make, have made, use, sell offer to sell or import products under the Novel Process Claims in such Identified Patents and Applications certified to the Seller.

      3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the Disclosure Schedule). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

      (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Seller's Certificate of incorporation, as amended to date, certified by the Secretary of State of the State of Delaware, and the Seller's By-Laws, as amended to date, certified by the Seller's Secretary, and heretofore delivered to the Buyer, are complete and correct, and no amendments thereto are pending. The Seller is not in violation of any term of its Certificate of Incorporation or its By-Laws. The Seller is duly qualified and in good standing to do business in The Commonwealth of Massachusetts, which is the only foreign jurisdiction where it is required to be licensed or qualified to conduct its business or own its property except where the failure to do so would not have a material adverse effect on the financial condition or business of the Seller or the Business.

      (b) Authorization of Transaction.

            (i) The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by the Seller (collectively, the "Transaction Documents") and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller have unanimously duly authorized the execution, delivery, and performance of this Agreement and the Transaction Documents by the Seller. This Agreement and the Transaction Documents constitute the valid and legally binding obligation of the Seller, enforceable in accordance with their terms and conditions. Other than as required by this Agreement, there is no vote of the holders of any class or series of the Seller's capital stock necessary under applicable law or the Seller's Certificate of Incorporation or other governing instrument to approve this Agreement and the Asset Purchase.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Asset Purchase (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Seller to consummate the Asset Purchase or any other Transaction Documents (including the assignments and assumptions referred to in Section 2 above).

      (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Asset Purchase for which the Buyer could become liable or obligated.

      (e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used in the operation of the Business, located at the Facility, shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer. There are no Security Interests on any of the Acquired Assets that arose or will arise in connection with any failure by Seller to pay any Tax.

      (f) Financial Statements; SEC Filings; Proxy Statement.

            (i) Seller's unaudited statements of revenues and expenses of the Business as of and for the year ended December 31, 1999 and as of and for the five month period ending May 31, 2000 (the "Business Financial Statements"), including statements of income for and statements of assets and liabilities as of the end of each of said year and interim period and a detailed description of the assumptions made in presenting the Business Financial Statements separately from the financial statements of the Seller, copies of which have been delivered to Buyer, fairly and consistently with past practice present the financial position of the Business as of said dates and the results of its operations for said years and interim period, respectively (subject, in the case of the interim statements to normal year end recurring adjustments, none of which shall be material), have been prepared and delivered by Seller's management based upon the Seller's management accounts to the Buyer at its request in connection with the Asset Purchase, are believed by Seller's management to fairly reflect the revenues and an appropriate allocation of expenses of the Business during said periods consistent with prior practice and represent the good faith judgment of Seller's management.

            (ii) The Seller has filed with the SEC all reports, registration statements, proxy statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) required to be filed with the SEC since January 1, 1997 (such reports, registration, statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "SEC Filings"). The SEC Filings and any forms, reports and other documents filed by the Seller with the SEC after the date of this Agreement (a) were or will be prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and (b) at the time they were or will be filed with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements (including any related notes or schedules) included in the SEC Filings of the Seller for each of the three years in the period ended December 31, 1999 (the "Most Recent Fiscal Year End") and the three month period ended March 31, 2000 (the "Most Recent Financial Statements"), were prepared in accordance with GAAP applied on a consistent basis except as may be indicated therein or in the notes or schedules thereto, and fairly present the financial position of the Seller as at the dates thereof and the results of their operations, cash flows, changes in financial position and changes in stockholders' equity for the periods then ended (subject, in the case of the interim statements to normal year end recurring adjustments, none of which shall be material).

            (iii) At the time the Seller Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Seller and at the time such stockholders vote on approval of the Asset Purchase, the Seller Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Business. Without limiting the generality of the foregoing, since that date:

            (i) the Seller has not sold, leased, transferred, or assigned any of its assets relating to or used in the Business, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (ii) the Seller has not have entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business either involving more than $5,000 or outside the Ordinary Course of Business;

            (iii) no party has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) relating to the Business involving more than $5,000 to which the Seller is a party or by which it is bound;

            (iv) the Seller has not imposed any Security Interest upon any of the Acquired Assets;

            (v) the Seller has not made any capital expenditure (or series of related capital expenditures) relating to the Business either involving more than $5,000 or outside the Ordinary Course of Business;

            (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) relating to the Business;

            (vii) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation relating to the Business;

            (viii) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities in a materially adverse fashion relating to the Business outside the Ordinary Course of Business;

            (ix) the Seller has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) relating to the Business either involving more than $5,000 or outside the Ordinary Course of Business;

            (x) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property relating to the Business;

            (xi) the Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

            (xii) the Seller has not entered into any employment contract or collective bargaining agreement relating to the Business, written or oral, or modified the terms of any existing such contract or agreement;

            (xiii) the Seller has not granted any increase in the base compensation of any of the employees of the Business outside the Ordinary Course of Business;

            (xiv) the Seller has not made any other change in employment terms for any of the employees of the Business outside the Ordinary Course of Business;

            (xv) the Seller has not been subject to audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency with respect to any Employee Plan or Benefit Arrangement maintained or contributed to by the Seller;

            (xvi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Business; and

            (xvii) the Seller has not committed to any of the foregoing.

      (h) Real Property.

            (i) The Seller does not own any real property.

            (ii) The Facility Lease is the only real property leased or subleased to the Seller and/or used in or relating to the Business. The Seller has delivered to the Buyer a correct and complete copy of the Facility Lease (as amended to date). Furthermore (assuming no breach of the Facility Lease by the Lessor, of which none of Seller and its officers have any Knowledge):

                  (A) the Facility Lease is legal, valid, binding, enforceable, and in full force and effect;

                  (B) upon Lessor's consent to the assignment of the Lease to
            Buyer, the Facility Lease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Asset Purchase (including the assignments and assumptions referred to in Section 2 above);

                  (C) no party to the Facility Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the Facility Lease has repudiated any
            provision thereof;

                  (E) there are no disputes, oral agreements, or forbearance programs in effect as to the Facility Lease;

                  (F) with respect to each sublease, the representations and warranties set forth in subsections (A)--(E) above are true and correct with respect to the underlying lease;

                  (G) the Seller has not assigned, transferred, conveyed,
            mortgaged, deeded in trust, or encumbered any interest in the Facility Lease;

                  (H) all facilities leased or subleased thereunder have
            received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

                  (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

      (i) Intellectual Property.

            (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Business as previously and presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing will be indefeasibly owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder and shall not be subject to any expiration, forfeiture or interference by reason of the Asset Purchase. The Seller has taken all possible actions to maintain and protect each item of Intellectual Property included among the Acquired Assets that it owns or uses.

            (ii) The Seller, in the conduct of the Business, has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees (and to Seller's Knowledge, its consultants), with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and any of the directors and officers (and employees and consultants with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights included among the Acquired Assets.

            (iii) Section 3(i)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of the Intellectual Property included among the Acquired Assets, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property included among the Acquired Assets, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of the Intellectual Property (together with any exceptions) included among the Acquired Assets. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(i)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with the Business. With respect to each item of Intellectual Property required to be identified in Section 3(i)(iii) of the Disclosure Schedule:

                  (A) the Seller possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller or any of the directors and officers (and employees and consultants with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (D) the Seller have not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (E) for the issued U.S. patents as well as issued foreign
            patents and pending foreign patent applications, all maintenance fees, renewal fees, annuities, and other fees have been paid and are current and such patents and applications have not lapsed.

            (iv) Section 3(i)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(i)(iv) of the Disclosure Schedule:

                  (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Asset Purchase (including the assignments and assumptions referred to in Section 2 above);

                  (C) no party to the license, sublicense, agreement, or
            permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or
            permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                  (F) the underlying item of Intellectual Property is not
            subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (G) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller or any of the directors and officers (and employees and consultants with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (v) To the Knowledge of the Seller or any of the directors and officers (and employees and consultants with responsibility for Intellectual Property matters) of the Seller, the Seller will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

      (j) Inventory and Work-in-Process . All inventory and work-in-process of the Seller included among the Acquired Assets consists of raw materials, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective (the "Business Inventory"), subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

      (k) Contracts. Section 3(k) of the Disclosure Schedule lists all contracts and other agreements to which the Seller is a party and which are material to the Business, the Acquired Assets or the Assumed Liabilities, other than those listed in other Exhibits hereto, including, without limitation:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person;

            (ii) any agreement (or group of related agreements), including purchase orders, for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, other than (A) any such agreements which have been completely performed and (B) individual purchase and sales orders issued in the Ordinary Course of Business for amounts in each case not in excess of $5,000.

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition;

            (vi) any collective bargaining agreement;

            (vii) any agreement for the employment relating to the Business of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

            (viii) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Business; or

            (ix) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(k) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(k) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Asset Purchase (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (l) Insurance. Section 3(l) of the Disclosure Schedule sets forth a list and description of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party and that relates to the Business. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. The Seller has been covered during Seller's business existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3(l) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

      (m) Compliance With Laws. The Seller is not in violation of any material order, decree, consent or judgment (collectively, "Orders"). The Seller (a) is not in violation of any Governmental Regulations, the violation of which would materially and adversely affect the assets, business, operations or condition (financial or otherwise) of the Business, or (b) to the Knowledge of the Seller, would not be in violation of any such Governmental Regulation that has been enacted or adopted but is not yet effective, if it were effective at the date hereof. The Seller (including each of its professional employees) has all permits, licenses, orders or approvals of any federal, state or local governmental or regulatory body that are necessary in the conduct of the Business except for permits, licenses, orders or approvals which, if not held by the Seller, would not have a material adverse effect on the Business or the Acquired Assets (collectively, "Permits"). All Permits are in full force and effect, no violations are known to, nor have any notices of any violations been received by, the Seller in respect of any Permit, and no proceeding is pending or, to the Knowledge of the Seller, threatened to revoke or limit any Permit.

      (n) Actions and Proceedings. There are no suits, actions, claims or legal, administrative or arbitration proceedings or investigations, (collectively, "Actions") (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance), pending or, to the Knowledge of the Seller, threatened, against, involving or affecting the Business, or, to the Knowledge of the Seller, any employee of the Business, or any of the Acquired Assets, which, individually or in the aggregate, if adversely decided against the Seller or the Business, could reasonably be expected to have a material adverse effect on the Asset Purchase or upon the assets, business, operations or condition (financial or otherwise) of the Business, and there are no outstanding Orders against, or, to the Knowledge of the Seller, involving or materially affecting, the Business. There are no Actions pending or, to the Knowledge of the Seller, threatened which would give rise to any material right of indemnification from the Seller or any successor to the Business. To the Knowledge of the Seller, no valid basis exists for any Action of the nature referred to above.

      (o) Undisclosed Liabilities. The Seller does not have any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (p) Customers; Purchase Orders . The Seller has previously provided to Buyer a list which sets forth the names and addresses of the twenty-five largest customers of the Business (in dollar volume) during 1999 and 2000 to date, which list is true and correct as of the date of its delivery and shall be true and correct as of the Closing. Seller is in full compliance with all its obligations under all agreements and outstanding purchase orders included among the Acquired Assets for products or services of the Business and the Business Inventory and other necessary materials on hand on the Closing Date shall be sufficient to enable all such open purchase orders to be fulfilled by the Business on a timely basis.

      (q) Employment Agreements and Arrangements.

            (i) Section 3(q)(i) of the Disclosure Schedule contains a true and complete list of the names, salaries, total compensation, title or functional position of each employee, consultant, representative, salesman or agent serving the Business on or subsequent to March 31, 2000 (collectively, the "Personnel"), together with a description of any related employment or remuneration agreements and an estimate of accrued vacation through the Closing Date. There is no agreement to increase the wages from those indicated in said Exhibit, or to modify the current conditions or terms of employment of any Personnel. Except for agreements and arrangements listed in Section 3(q)(i) of the Disclosure Schedule, the Seller has no Employee Plans or Benefits Arrangements.

            (ii) the Seller has not at any time had, nor, to its Knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble that had or may have a material adverse effect on the assets, operations or condition (financial or otherwise) or, in the reasonable business judgment of the Seller, prospects of the Business. No unfair labor practice complaint relating to the Business is pending before the National Labor Relations Board or any state or local agency, and no labor strike, grievance or other labor trouble affecting the Business is pending or, to the Knowledge of the Seller, threatened, and, to the Knowledge of the Seller, no basis exists for any such complaint or labor trouble.

            (iii) No claim relating to the Business with respect to labor organization or representation, or with respect to any kind of discrimination made unlawful by federal, state or local law, including without limitation discrimination on the basis of race, national origin, gender, religion, age, or disability is pending before any federal, state or local governmental body respecting the Business; no such claim has been raised in a writing received by the Seller since January 1, 1997; and, to the Knowledge of the Seller, no basis for any such claim exists.

            (iv) No arbitration proceeding respecting the Business arising out of or under any collective bargaining agreement is pending before a governmental body and, to the Knowledge of the Seller, no basis for any such proceeding exists.

            (v) All reasonably anticipated material obligations, whether arising by operation of law, contract, past custom or otherwise, for unemployment and workmen's compensation benefits, pension benefits, advances, salaries, overtime or vacation pay, bonuses, sick leave and other forms of compensation payable to the employees, consultants or agents of the Business in respect of the services rendered by any of them have been paid or accrued for in accordance with GAAP.

            (vi) No employee of the Seller who accepts employment with the Buyer will be subject to the "golden parachute" excise tax under Section 4999 of the Code with respect to any Employee Plan or Benefit Arrangement in connection with the Asset Purchase.

      (r) Environmental, Health, and Safety Matters.

            (i) Each of the Seller and to the Seller's actual knowledge, its predecessors and Affiliates, has, at all times in the past, complied and is in compliance with all Environmental, Health, and Safety Requirements applicable to the Business and the Acquired Assets.

            (ii) Without limiting the generality of the foregoing, each of the Seller and its Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of the Facility and the operation of the Business and the Acquired Assets; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

            (iii) Neither the Seller nor to the Seller's actual knowledge, its predecessors or Affiliates, has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities or the Business or the Acquired Assets arising under Environmental, Health, and Safety Requirements.

            (iv) None of the following exists at any property or facility owned, leased or operated by the Seller with respect to the Business: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

            (v) None of the Seller or to the Seller's actual knowledge, its predecessors or Affiliates, has treated, stored, disposed of, transported, arranged for the treatment, storage, disposal or transport of, handled, or released any of the materials, substances, or wastes specified in the definition of Environmental, Health and Safety Requirements, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

            (vi) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any Environmental, Health, and Safety Requirements.

            (vii) Neither the Seller nor to the Seller's actual knowledge, any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

            (viii) No facts, events or conditions relating to the past or present facilities, properties or operations of the Seller or, to the Seller's actual knowledge, any of its predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

      (s) Product Warranty. Each product manufactured, sold, leased, or delivered by the Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller does not have any Liability (and to Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. No product manufactured, sold, leased, or delivered by the Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(s) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

      (t) Subsidiaries. The Seller presently has no Subsidiaries and except as set forth in Section 3(t) of the Disclosure Schedule, owns no stock or other securities of nor has any investment in any corporation, joint venture, partnership or other business enterprise.

      (u) Personal Property. Except for tangible personal property that has been disposed of in the Ordinary Course of Business since the Most Recent Balance Sheet, the Seller owns all tangible personal property constituting the Acquired Assets, necessary for the operation of the Business and reflected on the Most Recent Balance Sheet. All tangible personal property of the Seller is located upon the Seller's premises, except items in transit or identified as otherwise located in Section 3(u) of the Disclosure Schedule. To the Knowledge of the Seller, all such tangible personal property is in good condition and repair (normal wear and tear excepted); provided, that this Section 3(u) shall not apply to the Water for Injection plant ("WFI") and, provided that the Seller shall provide to Buyer a certification of a qualified independent third party that all equipment necessary for the operation of the WFI is in situ and provided that such certification is provided not less than four weeks prior to Closing.

      (v) Third Party Consents. Except as set forth Section 3(v) of the Disclosure Schedule, no third party consents, approvals or authorizations are necessary for the execution and consummation of the Asset Purchase, nor are any such consents, approvals or authorizations required in order for any of the Acquired Assets to be assigned to the Buyer or to prevent the creation, material modification or acceleration of any termination or other material right of any party other than Seller under any contract or agreement that is or is required to be set forth on the Disclosure Schedule in response or as an exception to
Section 3(k) above.

      (w) Product Liability. The Seller has no Liability (and to Seller's Knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

      (x) Certain Business Relationships with the Seller . Except as described in the SEC Filings, no Affiliate of the Seller has been involved in any business arrangement or relationship with the Seller within the past 12 months, and no Affiliate of the Seller owns any asset, tangible or intangible, which is used in the Business.

      (y) Other Assets. The Acquired Assets transferred to the Buyer by the Bill of Sale and other instruments of transfer referred to in Section 2 of this Agreement are all of the assets, properties, rights or interests which are material to the conduct and operations of the Business.

      (z) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

      4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

      (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Asset Purchase (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the Asset Purchase (including the assignments and assumptions referred to in Section 2 above).

      (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Asset Purchase for which the Seller could become liable or obligated.

      (e) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

      (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary proper, or advisable in order to consummate and make effective the Asset Purchase (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below).

      (b) Notices and Consents. The Seller will give the notices to third parties and obtain the third party consents and waivers listed on Schedule 5(b) hereto including consents and waivers of rights of first offer or rights of first refusal for the transfer of all Intellectual Property controlled or administered by the National Institutes of Health and licensed to Seller and all third party license agreements, including agreements with Methylgene and OriGenix, to the extent such licenses or agreements are to be transferred), and will use its best efforts to obtain any other third party consents or waivers that the Buyer may reasonably request in connection with the matters referred to in Section 3 above it being expressly agreed that if Seller seeks prior to Closing to add to or modify the Disclosure Schedule to disclose the necessity of obtaining any notice, waiver or consent in connection with the matters referred to in Section 3 above in order to make its representations and warranties in
Section 3 accurate, Buyer shall be entitled to require Seller to obtain any such notice, waiver or consent as a condition to Closing. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

      (c) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above.

      (d) Preservation of Business. The Seller will keep its business and properties, including the Business, substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access.

            (i) The Seller will permit representatives of the Buyer to have full access at all reasonable times during normal business hours, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Seller for the purpose of examination and review of Seller's affairs solely with respect to the Business. Subject to the limitations set forth in the preceding sentence, Seller shall cooperate fully with Buyer to allow Buyer to study and review the operation of the Business, including accounting and information systems arrangements to facilitate an orderly transition to the independent operation of the Business after closing.

            (ii) The Seller will permit and facilitate Buyer's access to Seller's customers in order to (i) ensure a smooth transition of the Business to Buyer at and subsequent to Closing; and (ii) to prevent any erosion of sales or customer loyalty following the Asset Purchase.

      (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, provided that, without prejudice to Buyer's rights to terminate this Agreement prior to Closing for the failure of any condition set forth under Section 7(a) hereto, any such misrepresentation or breach so disclosed prior to the Closing Date with receipt thereof acknowledged by Buyer in writing prior to Closing will not survive the Closing.

      (g) Exclusivity.

            (i) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Seller shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Seller or any of its Subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of assets (including the Acquired Assets), sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Seller or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Section 5(g) shall prevent the Board of Directors of the Seller from considering, negotiating, approving and recommending to the stockholders of the Seller an unsolicited bona fide Acquisition Proposal; provided, however, that with regard to such Acquisition Proposal, (A) the Board of Directors of the Seller determines in good faith (after consultation with its financial advisors, and upon the written advice of counsel that the Board of Directors is required to do so under applicable law) such an acquisition would result in at least 5% greater value to Seller than the consideration to be paid by Buyer in the Asset Purchase or as modified by any new proposal made by Buyer pursuant to a counter described in (D) below, (B) such Acquisition Proposal is without any material conditions to closing (including, without limitation, financing or material adverse change conditions), (C) the party making the Acquisition Proposal has demonstrable financial wherewithal to complete the proposed transaction or an unconditional (other than customary non-substantive conditions) commitment for adequate financing to so do from a recognized institutional lender, and (D) the Buyer has first been provided an opportunity to counter any such Acquisition Proposal which Seller's Board of Directors intends to recommend to the stockholders of Seller (any such Acquisition Proposal satisfying the conditions of (A), (B), (C) and (D) being referred to herein as a "Superior Proposal")

            (ii) the Seller shall promptly (and in any event within two business days) notify the Buyer after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Seller or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Seller or any Subsidiary by any person that informs the Board of Directors or officers of the Seller or such Subsidiary that it intends to make, or has made, an Acquisition Proposal. Such notice to the Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the offer and the terms and conditions of such proposal, inquiry or contact.

            (iii) If the Board of Directors of the Seller receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Seller determines that such proposal is a Superior Proposal then, and only in such case, the Seller may, subject to the execution of a confidentiality agreement between the Seller and such party substantially similar to that now in effect between the Seller and the Buyer, provide such party with access to information regarding the Seller, provided that any information provided to such party that was not previously provided to the Buyer shall be contemporaneously provided to the Buyer.

            (iv) the Seller shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than the Buyer) conducted heretofore with respect to any of the foregoing. The Seller shall not release any third party from any confidentiality or standstill agreement to which the Seller is a party.

            (v) the Seller shall use reasonable efforts to ensure that the officers and directors of the Seller and any investment banker or other advisor or representative retained by the Seller are aware of, and comply with, the restrictions described in this section.

      (h) Leasehold Title Insurance. The Seller shall cooperate fully with Buyer's election to obtain, at Buyer's expense, any leasehold title insurance commitments, policies, and riders with respect to the Facility Lease as Buyer shall reasonably desire to obtain in preparation for the Closing.

      (i) Surveys. With respect to each parcel of real property that the Seller owns, leases, or subleases, and as to which a title insurance policy is to be procured pursuant to Section 5(h) above, the Seller will fully cooperate with Buyer's efforts to procure (at Buyer's expense) in preparation for the Closing a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Survey"). Any such Survey obtained by Buyer shall not disclose any survey defect or encroachment from or onto the real property which has not been cured or insured over prior to the Closing.

      (j) Proxy Statement. As promptly as practicable after the execution of this Agreement, and in any event within three weeks of the date hereof, the Seller shall prepare and (after providing the Buyer a reasonable opportunity to review and comment thereon) file with the SEC a preliminary form of proxy statement and other proxy materials related thereto on a confidential basis under Exchange Act Rule 14a-6(e)(2). As promptly as practicable after comments are received from the SEC thereon the Seller shall respond thereto (after providing the Buyer a reasonable opportunity to review and comment on such comments and proposed response) and use its best efforts to obtain the consent of the SEC to print and mail a definitive form of the proxy statement (the "Seller Proxy Statement") as soon thereafter as practicable. The Seller Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Seller in favor of the consummation of the Asset Purchase.

      (k) Stockholders Meeting. The Seller shall call and hold a special stockholders meeting (the "Stockholders Meeting") of the holders of its common stock and Series A preferred stock as promptly as practicable subsequent to the execution of this Agreement for the purpose of voting to approve the Asset Purchase. The Seller shall use reasonable efforts to solicit from its stockholders proxies in favor of the Asset Purchase, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law to obtain such approvals; provided, however, that the Seller's Board of Directors shall not be required to take any actions in contravention of the applicable fiduciary duties of the respective directors, as determined by such directors in good faith after consultation with and based upon the advice of legal counsel.

      (l) Voting Agreements. Within four weeks of the date hereof, or if earlier, prior to the mailing of the Seller Proxy Statement, the Seller shall deliver to the Buyer agreements in substantially the form of Exhibit I hereto executed by each of such security holders of the Seller as are identified by Buyer to Seller in writing within two weeks of the date hereof from those listed on Exhibit J hereto, which agreements shall not be modified or terminated prior to Closing.

      (m) Fairness Opinion. Within one week of the execution of this Agreement, the Seller shall obtain an opinion of Adams, Harkness & Hill ("AH&H") addressed to the Board of Directors of Seller (the "Fairness Opinion"), which Fairness Opinion shall be annexed to the Seller Proxy Statement and a copy of which shall be delivered to the Buyer immediately upon being rendered by AH&H. The Fairness Opinion shall opine that the Purchase Price for the Acquired Assets is fair to the Seller from a financial point of view. Buyer agrees to reimburse Seller for the fees and expenses charged by AH&H in rendering the Fairness Opinion, such reimbursement amount not to exceed the lesser of (i) one half of the fees and expenses charged by AH&H, or (ii) $100,000.

      (n) Supplemental Disclosure. On or before the Closing Date, the Seller shall inform the Buyer in writing of all information, events or actions which, if this Agreement were signed on the Closing Date, would be required to be disclosed on the Disclosure Schedule in order to make the Seller's representations and warranties contained herein true and not misleading. The delivery thereof by the Seller shall not absolve the Seller from liability for breach of any representation or warranty which was untrue when made if Buyer terminates this Agreement on account of such breach as provided in
Section 9(a)(vi).

      (o) Tax Lien Waiver. Within two weeks of the date hereof, the Seller shall apply to obtain a Tax Lien Waiver Certificate from the Massachusetts Department of Revenue and shall deliver a copy of such application to Buyer upon filing.

      (p) Fulfill Conditions. The Seller shall use its best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in
Section 7(a) hereof.

      (q) Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the Asset Purchase will be, prior to the Closing Date, obtained, waived or otherwise satisfied. Notwithstanding anything contained herein to the contrary, in the event Buyer has diligently pursued any such consents, approvals, authorizations or requirements but has not obtained same at Closing, the Parties shall, at Buyer's election, proceed with the Closing, provided Buyer shall indemnify Seller for liability associated with a continued failure to obtain any required consents, approvals or authorizations;

      (r) Employee Offers. Prior to and contingent upon the Closing, Buyer shall offer employment positions to such current employees of the Business as it may choose in its sole discretion, provided that the employment benefits (other than benefits regarding any bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation) offered by Buyer shall be (i) substantially similar to those currently enjoyed by each such employee (as determined by Buyer using reasonable valuation methods) and (ii) subject to such additional terms and conditions as Buyer may reasonably require, including that such employment be on an "at-will" basis and that such employees execute acknowledgements and estoppel agreements as to the absence of any obligations of Seller or any of the Seller's Employee Plans and Benefit Arrangements (whether arising under federal, state or local law, or pursuant to contract) that may arise or that may have arisen on or before the Closing in connection with the employment by Seller of such employee, other than accrued vacation not to exceed four weeks (or earned but unpaid vacation pay in lieu thereof) which constitutes an Assumed Liability.

      (s) Pharmacia Oligo Process System. Seller shall engage a qualified, independent third party to perform a maintenance overhaul on the machinery and equipment known as the Pharmacia Oligo Process System (Reference No. PO 12152). Such maintenance overhaul shall be sufficient to establish that the Pharmacia Oligo Process System is in good repair and operates within the manufacturer's specifications. Upon completion of the maintenance overhaul (and in no event later than 4 weeks prior to Closing), the third party technician shall provide a certificate to the condition of the equipment and its operating parameters, which shall be satisfactory to the Buyer.

      (t) Monthly Financial Information. Seller shall furnish to the Buyer within three weeks of the end of each month prior to Closing (commencing with the month ended June 30, 2000) statements of revenues and expenses of the Business as of such date and for each such month, including statements of income for and statements of assets and liabilities as of the end of each of such month and a detailed description of the assumptions made in presenting such monthly statements separately from the financial statements of the Seller, together with a detailed listing of all customer purchase orders for products of the Business which have not been fulfilled or invoiced as of such month end. Such monthly financial statements shall fairly and consistently with past practice present the financial position of the Business as of said dates and the results of its operations for said monthly period (subject to normal year end recurring adjustments, none of which shall be material), shall fairly reflect the revenues and an appropriate allocation of expenses of the Business during said months consistent with prior practice and represent the good faith judgment of Seller's management.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request (including, without, limitation assignments of patents, patent applications and patent rights and inventions included among the Acquired Assets), at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Business.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller and its activities in connection with the Business, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

      (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Seller to the Buyer from and after the Closing.

      (d) Confidentiality. All information which is not public knowledge disclosed heretofore or hereafter by any party to any other party (including its attorneys, accountants or other representatives) in connection with this Agreement (including the existence of this Agreement and the terms thereof) shall be kept confidential by such other party, and shall not be used by such other party except for use as herein contemplated, except to the extent (a) it is or hereafter becomes public knowledge or becomes lawfully obtainable from other sources, including a third party who is under no obligation of confidentiality to the party disclosing such information or to whom information was released without restriction; (b) such other party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law; or (c) such duty as to confidentiality and non-use is required by such disclosing party. In the event of termination of this Agreement, each party shall exercise all reasonable efforts to return, upon request, to the other parties all documents and reproductions thereof received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 6(d).

      (e) Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller will not engage directly or indirectly (including by ownership of more than 5% of the voting power or economic interest of any entity that so engages, other than ownership of not more than 20% of the voting power or economic interest of Methylgene or OriGenix) in the manufacture and sale of advanced chemistry compounds and pharmaceuticals, including, without limitation, assets for the manufacturing of oligonucleotide compounds and intermediate compounds and phosphorothioate oligonucleotides. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      Notwithstanding the foregoing, if the Supply Agreement is terminated for any reason other than a breach by Seller, the Seller may engage in the manufacture of phosphorothioate oligonucleotides for its own use and research, but not for sale to or use by any third party other than use by Methylgene or OriGenix and except as may be specifically provided in the Supply Agreement.

      (f) Non-Solicitation Except as may be allowed by law, or otherwise agreed to by the Buyer and the Seller, pending the Closing and for a period of three years thereafter, neither Buyer nor Seller shall solicit any person who was an employee of the other Party on the Closing Date (or is an employee of Seller within six months thereafter) for the purpose of becoming an employee of the soliciting Party. Notwithstanding this provision, Buyer shall be entitled to solicit and employ individuals as set forth in Section 5(r)(Employee Offers) above.

      (g) Sharing of Data The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding Seller's involvement in the Business prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to Business or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations.

      (h) Patent Applications. In all current patent applications which Seller owns in which are subject matter useful in a method of manufacturing phosphorothioate oligonucleotides and/or pharmaceutical compositions thereof, Seller will not allow such applications to go abandoned and will not fail to timely file any appropriate Divisional Applications with respect thereto without the prior written consent of Buyer, not to be unreasonably withheld.

      7. Conditions to Obligations to Close.

      (a) Conditions to Obligation of the Buyer . The obligation of the Buyer to consummate the Asset Purchase and to perform its obligations hereunder and in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) there shall not have been since the date hereof any material adverse change to the Facility or the Acquired Assets (included any insured damage which cannot be fully repaired within 30 days) or the financial condition or prospects of the Seller or the Business;

            (iii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iv) the Seller shall have procured all of the third party consents set forth in Schedule 5(b), and the Seller shall have obtained any authorizations, consents, and approvals of governments and governmental agencies that is or is required to be set forth in Section 3(c) of the Disclosure Schedule;

            (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the Asset Purchase, (B) cause the Asset Purchase (or any portion thereof) to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Acquired Assets or to operate the Business, or (D) affect adversely the right of the Seller to own its assets and to operate its remaining businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (vi) holders of at least 75% of the Seller's outstanding shares of Series A Preferred Stock (as of the record date for the Stockholders Meeting and as of the Closing Date) shall have approved (at the Stockholder's Meeting or by written consent in lieu of votes at the Stockholders Meeting if such consents meet the requirements of this Section 7(a)(vi) and comply with the requirements of the Delaware General Corporation Law) the Asset Purchase and duly consented to an amendment to the Certificate of Designation for the Series A Preferred Stock (the "Series A Amendment") such that the Asset Purchase shall not constitute a "Liquidation Event" as defined in such Certificate of Designation, the Series A Amendment shall have been duly filed with the Delaware Secretary of State, and no other Liquidation Event under the Certificate of Designation shall have occurred on or prior to the Closing Date;

            (vii) all of the holders (as of the Closing Date) of the Seller's 8% Convertible Notes, Seller's 9% Convertible Subordinated Notes and Seller's $6,000,000 senior secured notes shall have executed and delivered a consent to the Asset Purchase and release of the Buyer in substantially the form of Exhibit K hereto (a "Consent and Release") as of the Closing Date (and all such holders shall have released all Security Interests in their favor with respect to the Acquired Assets as further set forth in Section 7(a)(xii) below);

            (viii) the Asset Purchase shall have been approved at the Stockholders Meeting by holders (as of the record date for the Stockholders Meeting) of not less than 75% of the total number of outstanding shares of common stock of the Seller;

            (ix) the Seller shall have delivered to the Buyer a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that each of the conditions specified above in Section 7(a)(i) through (viii), inclusive, is satisfied in all respects;

            (x) the Seller shall deliver in a form reasonably satisfactory to Buyer detailed current (not earlier than two weeks prior to Closing) liquidity and pro forma cash flow statements, each certified by the Chief Executive Officer and Chief Financial Officer of the Seller as having been prepared in good faith and based on reasonable assumptions of Seller's management, which statements demonstrate to Buyer's reasonable satisfaction Seller's ability as of such date (giving effect to the Asset Purchase) to meet its obligations to its secured and unsecured creditors as and when they become due for a period not less than thirteen (13) months, at the times and on the terms then in effect between Seller and such creditors;

            (xi) AH&H shall have delivered the Fairness Opinion;

            (xii) the Seller shall, on or prior to the Closing Date, deliver to the Buyer such documents as are necessary to terminate and release all Security Interests in the Acquired Assets, which documents shall be in form and substance acceptable to the Buyer and shall include without limitation, all documents necessary to terminate of record all Security Interests on the Acquired Assets;

            (xiii) the Seller shall have entered into a Supply Agreement with the Buyer in substantially the form of Exhibit L hereto (the "Supply Agreement");

            (xiv) Sudhir Agrawal shall have executed a noncompetition agreement for a term of 24 months beginning on the Closing Date, in substantially the form of Exhibit M hereto;

            (xv) Jin Yang Tang shall have executed a consulting and noncompetition agreement, in form and substance satisfactory to Buyer, containing a consulting term of a minimum of six months and a noncompetition term of twenty-four months, beginning on the Closing Date;

            (xvi) the Seller shall have entered into a License Agreement in the form of Exhibit N hereto (the "Names and Marks License Agreement") providing for the non-exclusive, royalty-free license of certain of Seller's trade names and trademarks for a period of one year following the Closing;

            (xvii) the Seller shall have entered into a License Agreement in substantially the form of Exhibit O hereto (the "PS Technology Sublicense Option Agreement");

            (xviii) the Seller shall have entered into a Oligonucleotide Manufacturing Patent License Agreement in substantially the form of Exhibit P hereto;

            (xix) the Seller shall have entered into a PNT Monomer Patent License Agreement in substantially the form of Exhibit Q hereto;

            (xx) the Seller shall have entered into amendments to each of the Methylgene Agreement and the OriGenix Agreement, satisfactory in form and substance to the Buyer, with the respective other parties thereto, in which the parties to such agreements acknowledge that the Buyer shall not assume any obligations of Seller thereunder, but that Buyer shall be designated as the third party manufacturer of all product to be supplied under each such agreement (except as may be provided therein);

            (xxi) the Buyer shall have received from Holland & Knight as counsel to the Seller an opinion substantially to the effect set forth in Exhibit R attached hereto, addressed to the Buyer, and dated as of the Closing Date;

            (xxii) A sufficient number of operational employees of the Business prior to Closing shall have accepted offers of employment with Buyer such that Buyer may reasonably anticipate being able to conduct the Business after Closing (including without limitation, operation of the Facility) in a manner substantially similar to Seller's operation of the Business in the twelve months prior to Closing and without a reasonable prospect of material adverse harm to the Business due to the absence of such employees, such employees to include a minimum of four production employees, three quality assurance/ quality control employees and six manufacturing employees, and provided, that Buyer shall have made offers to such number of operational employees in the manner provided for in Section 5(r) above;

            (xxiii) the Seller shall have vacated the Facility, subject to any mutually acceptable use and occupancy arrangements which may be made between Buyer and Seller pending the Closing;

            (xxiv) the Seller shall have executed and delivered such other customary certificates and instruments as Buyer may reasonably request; and

            (xxv) all actions to be taken by the Seller in connection with consummation of the Asset Purchase and all certificates, opinions, instruments, and other documents required to effect the Asset Purchase will be satisfactory in form and substance to the Buyer.

      The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the Asset Purchase and to perform its obligations hereunder and in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder (including without limitation under Section 5(r)) in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of the Asset Purchase or (B) cause the Asset Purchase to be rescinded (or any portion thereof) following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects; and

            (v) the Seller shall have received from McDermott, Will & Emery as counsel to the Buyer an opinion substantially to the effect set forth in Exhibit S attached hereto, addressed to the Seller, and dated as of the Closing Date.

      The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

      8. Remedies for Breach of This Agreement.

      (a) Survival of Representations and Warranties. The representations and warranties of Seller made in this Agreement and in the documents and certificates delivered in connection herewith shall survive the Closing, provided that in no event shall any Party be entitled to seek indemnification in respect of any breach of any representation or warranty made herein (except any made in Section 3(e), 3(i) or 3(r), as to which such remedy shall not be so limited) pursuant to this Section 8 unless the Party seeking indemnification has made a written claim therefor pursuant to Section 10(g) below on or prior to the date of the second anniversary of the Closing Date, or with respect to a claim by Buyer for breach of the representation made by Seller in the last sentence of Section 3(u) above, prior to the 90th day after the Closing Date.

      (b) Indemnification Provisions for Benefit of the Buyer.

            (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(g) below within the applicable period set forth in
Section 8(a) above, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach);

            (ii) The Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                  (A) any Liability of the Seller or an Employee Plan or Benefit
            Arrangement which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

                  (B) any Liability of any of Seller or its Subsidiaries for
            unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing
            Date); or

                  (C) any Liability of any of Seller or its Subsidiaries for the
            unpaid Taxes of any Person (including the Seller and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

            (iii) The Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any claim of any third party, including governmental entities, not due to any action or omission by Buyer, which preclude or otherwise interfere with the Buyer's post-closing ownership of the Intellectual Property.

      (c) Indemnification Provisions for Benefit of the Seller.

            (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 10(g) below within the applicable period set forth in
Section 8(a) above, then the Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (ii) The Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any action or failure to act by Buyer with respect to an Assumed Liability.

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the

Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied or the Indemnifying Party does not seek to defend the Third Party Claim, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

      (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

      (f) Right to Set Off. Without prejudice to the circumstances under which the Contingent Consideration shall not become due under Section 2(c)(ii), Buyer shall have the right to set off any portion of the Contingent Consideration due to Seller against (i) any amounts due to the Buyer under the Supply Agreement,
(ii) the reasonable estimate of any pending indemnification claims of the Buyer under Section 8 of this Agreement for which there has not been a Resolution, or
(iii) the full amount of any such indemnification claims of the Buyer that are Resolved. The right of setoff of all or any portion of any Contingent Consideration otherwise payable hereunder pursuant to Section 2(c)(ii) shall not, under any circumstances, be deemed to be an exclusive remedy, but shall be in addition to all other rights contained herein and deemed to be additional security for any breach of the representations, warranties and covenants contained herein and in the Supply Agreement, and the Seller's obligations set forth herein and therein.

      (g) Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement (including Section 8(f) above), neither the Seller nor the Buyer shall be liable (for indemnification or otherwise) with respect to the matters described herein unless the aggregate amount of claims made that individually exceed $10,000 shall collectively exceed a total of $150,000, in which case such Indemnifying Party shall be liable for all indemnified claims (i.e., without regard to any deductible or threshold amount); provided that neither the Seller nor the Buyer shall be liable (for indemnification or otherwise) with respect to such matters in an aggregate amount in excess of the greater of $12,000,000 or the total Purchase Price paid to the Seller (less, in the case of liability of Seller, any amount Buyer sets off against Contingent Consideration pursuant to Section 2(c)(ii)). However, neither the foregoing $150,000 "basket skip" nor the foregoing Purchase Price "cap" on liability shall apply to claims based upon (i) any intentional misrepresentation of any matter contained herein or fraud; (ii) any environmental liability unknown to the Buyer at the time of the Closing; or (iii) any Retained Liability.

      (h) Other Indemnification Provisions. The foregoing indemnification provisions are in lieu of any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant except in the case of any intentional misrepresentation of any matter contained herein or fraud.

      9. Termination.

      (a) This Agreement may be terminated at any time prior to the Closing, notwithstanding approval thereof by the stockholders of the Seller:

            (i) by mutual written consent duly authorized by the Boards of Directors of the Buyer and the Seller; or

            (ii) by the Buyer or the Seller if the Closing shall not have occurred by November 30, 2000, or such other later date or dates as may be mutually agreed in writing between Buyer and Seller (provided that the right to terminate this Agreement under this Section 9(a)(ii) not be available to a Party if it has willfully failed to fulfill any obligation under this Agreement that has been the cause of or resulted in the failure of the Closing to occur on or before any such date); or

            (iii) by either the Buyer or the Seller if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Asset Purchase; or

            (iv) by the Buyer, if holders of 75% of the outstanding shares of Common Stock (as of the record date for the Stockholders Meeting) shall not have voted in favor of the Asset Purchase at the Stockholders Meeting and holders of at least 75% of the Seller's outstanding shares of Series A Preferred Stock (as of the record date for the Stockholders Meeting and as of the Closing Date) shall not have duly consented to the Series A Amendment and such percentage of holders shall not have approved the Asset Purchase; or

            (v) by the Buyer, if the Board of Directors of the Seller shall fail to unanimously recommend stockholder approval of the Asset Purchase or shall withdraw, modify or change its recommendation of stockholder approval of the Asset Purchase, including by reason of its recommendation of a Superior Proposal, in a manner adverse to the Buyer or shall have resolved to do any of the foregoing; or

            (vi) by the Buyer or the Seller, upon a breach of any representation, warranty, covenant or agreement on the part of the Seller or the Buyer, respectively, set forth in this Agreement or a failure of the satisfaction of the conditions precedent to the consummation of the

Asset Purchase (a "Terminating Breach"), provided, however, that if such Terminating Breach is curable prior to November 30, 2000, by the Buyer or the Seller, as the case may be, through the exercise of its reasonable efforts and for so long as the Buyer or the Seller, as the case may be, continues to exercise such reasonable efforts, neither the Seller nor the Buyer, respectively, may terminate this Agreement.

      (b) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9(a), this Agreement shall forthwith become void, except that Sections 6(d), 6(f) and 9(c) shall survive any termination of this Agreement and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders, except as set forth in
Section 9(c), and except that nothing herein shall relieve any party from liability for any willful breach hereof.

      (c) Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Asset Purchase shall be paid by the party incurring such expenses, whether or not the Asset Purchase is consummated, except as set forth in Section 5(m) and as follows:

            (i) the Buyer shall pay to Seller an amount equal to its costs and expenses (including the out-of-pocket expenses of the Seller incurred with respect to investigation, negotiation and document preparation directly related to the Asset Purchase incurred from April 11, 2000 to the date this Agreement is terminated, including the fees and disbursements of counsel and the aggregate travel, meals and lodging expense of Seller's personnel but excluding any salary or internal or other overhead burden attributed to such personnel) not to exceed $500,000 (the "Seller Expense Payment"), upon the termination of this Agreement by the Seller pursuant to Section 9(a)(vi) due to a breach of any representation, warranty, covenant or agreement on the part of the Buyer;

            (ii) The Seller Expense Payment shall be paid within five business days after termination of this Agreement as described in (9)(c)(i);

            (iii) the Seller shall pay the Buyer an amount equal to its costs and expenses (including the out-of-pocket expenses of the Buyer incurred with respect to investigation, negotiation and document preparation directly related to the Asset Purchase incurred from April 11, 2000 to the date the Agreement may be terminated, the fees and disbursements of counsel and the aggregate travel, meals and lodging expense of Buyer's personnel but excluding any salary or internal or other overhead burden attributed to such personnel and any amount reimbursed by Buyer under Section 5(m)) not to exceed $500,000 (the "Buyer Expense Payment"), upon the termination of this Agreement by the Buyer (A) pursuant to Section 9(a)(iv) if holders (as of the record date for the Stockholders Meeting) of at least 51% of the total number of outstanding shares of common stock of the Seller entitled to vote at the Stockholders Meeting have not approved the Asset Purchase, or holders of at least 51% of the Seller's outstanding shares of Series A Preferred Stock have not consented to the Series A Amendment or 51% of such of holders of Series A Preferred Stock have not approved the Asset Purchase; or (B) pursuant to Section 9(a)(v), or (C) pursuant to Section 9(a)(vi) due to a breach of any representation, warranty, covenant or agreement on the part of the Seller;

            (iv) The Buyer Expense Payment shall be paid within five business days after such termination of this Agreement as set forth in (9)(c)(iii);

            (v) the Seller shall pay the Buyer the amount of $500,000 (the "Transaction Fee") in addition to any Buyer Expense Payment upon the occurrence of an Alternative Transaction (defined below) within one year of the date of termination of this Agreement; provided, however, that no Transaction Fee shall be payable if this Agreement is terminated by (A) the parties pursuant to
Section 9(a)(i), or (B) by either party pursuant to Section 9(a)(iii), or (C) by the Seller pursuant to Section 9(a)(vi), if the Terminating Breach is due to a breach of any representation, warranty, covenant or agreement on the part of the Buyer. As used herein, "Alternative Transaction" means either (X) a transaction pursuant to which any person (or group of persons) other than the Buyer or its Affiliates (a "Third Party") acquires more than fifty percent of the voting power of the capital stock of the Seller, whether from the Seller or pursuant to a tender offer or exchange offer or otherwise, (Y) a merger or other business combination involving the Seller pursuant to which any Third Party acquires more than fifty percent of the outstanding equity securities of the Seller or the entity surviving such merger or business combination, or (Z) any other transaction pursuant to which any Third Party acquires control of the Business or a substantial portion thereof.

            (vi) The Transaction Fee shall be paid within five business days after the occurrence of any Alternative Transaction.

      10. Miscellaneous.

      (a) Press Releases and Public Announcements. The parties shall consult with each other before issuing any press release or other public statement with respect to the Asset Purchase or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with the other party. In no event, however, shall the Seller avail itself of Rule 135 under the Securities Act or otherwise so as to preclude confidential treatment by the SEC of preliminary proxy materials which shall be filed under Exchange Act Rule 14a-6(e)(2) with the SEC in connection with the Stockholders Meeting.

      (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller: Hybridon, Inc.             Copy to: Holland & Knight
                  155 Fortune Boulevard               One Beacon Street
                  Milford, Massachusetts              Boston, MA
                  Attn: Robert Andersen               Attn:  James Pollock, Esq.

If to the Buyer:  Boston Biosystems, Inc.    Copy to: McDermott, Will & Emery
                  75A Wiggins Avenue                  28 State Street
                  Bedford, MA 01730                   Boston, MA 02109-1775
                  Attn:  Michael Kallelis             Attn: Susan Cooke, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the Seller Stockholders have approved this Agreement will be subject to the restrictions contained in the Delaware General Corporation Law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (m) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which it may be entitled, at law or in equity.

      (n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the state of Delaware or in Boston, Massachusetts, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above or (ii) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(n), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

      (o) Guarantee of Avecia Inc. Avecia Inc. join in this Agreement as a non-Party solely for the purposes of and hereby agreeing to guarantee the obligations of the Buyer under this Agreement, including, without limitation and to the extent required, the obligations of Buyer with respect to the Assumed Liabilities.


                                    * * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                HYBRIDON, INC.


                                                By: /s/ Sudhir Agrawal
                                                    ---------------------------
                                                Title: President & CEO
                                                       ------------------------


                                                BOSTON BIOSYSTEMS, INC.

                                                By: /s/ Gregory S. Kurey
                                                    ---------------------------
                                                Title: General Counsel
                                                       ------------------------


                                                AVECIA INC.
                                                (Solely for purposes of Section
                                                10(o))


                                                By: /s/ Gregory S. Kurey
                                                    ---------------------------
                                                Title: General Counsel
                                                       ------------------------

                                                                      APPENDIX D

                                   DATED 2000



                           BOSTON BIOSYSTEMS, INC. (1)


                                       AND


                               HYBRIDON, INC. (2)




                     -----------------------------------
                                SUPPLY AGREEMENT
                     -----------------------------------

                                      INDEX

 1.   Definitions
 2.   Duration
 3.   Sale and Purchase
 4.   Forecasting and Delivery
 5.   Delivery and Title
 6.   Price
 7.   Payment
 8.   Quality of the Product
 9.   Warranties and Product Liability
10.   Compliance and Regulatory Issues
11.   Force Majeure
12.   Termination/Consequence of Termination
13.   Confidentiality
14.   Press Releases and Public Announcements
15.   No Third-Party Beneficiaries
16.   Entire Agreement
17.   Succession and Assignment
18.   Counterparts
19.   Headings
20.   Notices
21.   Governing Law
22.   Amendments and Waivers
23.   Severability
24.   Construction
25.   Incorporation of Exhibits and Schedules
26.   Submission to Jurisdiction

Schedule I      Product Specification
Schedule II     Packaging Specification
Schedule III    Sample Certificate of Analysis

THIS AGREEMENT is dated                        2000 and is made between:

1. BOSTON BIOSYSTEMS, INC., a Delaware corporation having a principal place of business located at 75A Wiggins Avenue, Bedford, Massachusetts ("the Supplier"); and

2. HYBRIDON, INC., a Delaware corporation having a principal place of business located at 155 Fortune Blvd., Milford, Massachusetts ("the Buyer").


WHEREAS

(A) The Buyer has a requirement for the Product (as defined below) for itself, its Affiliates and any collaborators and licencees of the Buyer's intellectual property.

(B) The parties wish to enter into this Agreement to provide for the supply of the Product by the Supplier to the Buyer upon and subject to the terms and conditions contained in this Agreement.


NOW IT IS HEREBY AGREED as follows:-

1.    DEFINITIONS

      "AFFILIATES"      means a corporation, partnership or other business
                        organisation which controls, is directly or indirectly controlled by, or is under common control with either party. Control shall mean the direct or indirect holding of 50% or more of the voting stock or ownership interest.

      "METHYLGENE"      means Methylgene Inc., a corporation incorporated under
                        the laws of the Province of Quebec, Canada, having a principal place of business at 7200 Frederick-Banting, Montreal, Quebec H4S 2A1.

      "ORIGENIX"        means Origenix Technologies Inc., a corporation
                        incorporated under the laws of the Province of Quebec, Canada, having a principal place of business at230
                        Bernard Belleau, Suite 123, Laval, H7V4A9, Canada.

      "GOOD             means (a) the current good manufacturing practices
      MANUFACTURING     required time to time, and (b) the corresponding
      PRACTICES" OR     requirements of by the FDA under 21 CFR Parts 210 and
      "GMP"             211, as the European Union, member states of the
                        European Union, amended from and other countries to the extent they are applicable provided that Buyer shall have given Supplier not less than 60 days advance written notice that such corresponding requirements are applicable and Supplier has agreed in writing to comply with such requirements.

      "PRODUCT"         means the active pharmaceutical ingredient, being the
                        bulk oligonucleotides of 18-25 residues in length and containing not more than 50% 2' O-methyl nucleoside residues with a backbone comprising mixtures of phosphorothioates and phosphates, to be supplied by the Supplier to the Buyer pursuant to this Agreement for use in conducting pre-clinical and human clinical testing.

      "EFFECTIVE DATE"  means [                        ];

      "PRODUCT          means the specification(s) for the Product set out in
      SPECIFICATION"    Schedule I..

      "PACKAGING        means the specification for packaging of the Product
      SPECIFICATION"    for delivery as set out in Part II of the Schedule.

      "CERTIFICATE OF   means the certificate of analysis in the form set out
      ANALYSIS"         in Schedule III, accompanying quantities of Product
                        supplied by the Supplier to the Buyer


2.    DURATION

      This Agreement shall commence on the Effective Date and subject to Clause 12 shall continue until 31 March 2003 and unless terminated by either party giving to the other not less than six months' prior written notice of termination to expire on 31March 2003, the Agreement shall continue on a rolling twelve month basis on terms to be agreed.


3.    SALE AND PURCHASE

      3.1 The Supplier shall supply Product to the Buyer and the Buyer shall purchase Product from the Supplier upon the terms of this Agreement for use by the Buyer or for resale by the Buyer to Methylgene, Origenix, its Affiliates and any collaborators and licencees of the Buyer's intellectual property.

      3.2 The Supplier will be entitled to have any quantity of Product manufactured at any of its Affiliate's facilities subject to such Affiliate complying fully with the terms of this Agreement, and in such case the Supplier shall remain responsible for the performance of all its obligations hereunder.

4.    FORECASTING AND ORDERING

      4.1 To facilitate the Supplier's planning for the supply of Product, the Buyer shall give the Supplier at the beginning of every calendar quarter an estimate of its requirements of Product for the next twenty-four (24) months (the "Rolling Forecast"). The Rolling Forecast shall specify the monthly estimate for the first six (6) months of the forecast period, the quarterly estimate for the next twelve (12) months based on calendar quarters, and finally a semi-annual estimate for the final six months of the forecast period.

      4.2 The Buyer shall furnish the Supplier with firm written purchase orders for its requirements of Product not later than ninety (90) days prior to the required date for receipt of the delivery for each order, provided the quantity ordered is not in excess of 1250 grams. The lead time for orders greater than this shall be agreed by the parties on a case by case basis.

      4.3 The Supplier shall inform the Buyer as soon as possible regarding any anticipated long-term or short-term supply problems.


5.    DELIVERY AND TITLE

      5.1 Unless otherwise agreed in writing all quantities of Product supplied pursuant to this Agreement shall be delivered D.D.U. (Incoterms 2000) to an address in North America specified by the Buyer. Risk in respect of all Product supplied to the Buyer pursuant to this Agreement shall pass accordingly. Title to all Product supplied to the Buyer shall pass upon receipt of payment by the Supplier.

      5.2 If the Supplier fails to deliver any quantity of ordered Product within sixty days of the agreed delivery date, then the Buyer may have that quantity manufactured by a third party, and such quantity shall be deemed to fall within the amounts purchased by the Buyer pursuant to Clause 6.5(a).

      5.3 Failure by the Supplier to meet any Product delivery date shall not entitle the Buyer to terminate this Agreement.


6.    PRICE

      For the purposes of this Clause 6 only:

      "Product" shall be further defined to mean Product which is used for research and development purposes including, but not limited to, clinical trials, but excluding commercial use;

      "Cost to Manufacture" shall be defined as all variable and fixed costs of manufacturing at the 155 Fortune Blvd, Milford facility plus allocated overheads associated with the LifeScience Molecules business of the Supplier and its Affiliates in North America.

      (A)   PERIOD FROM EFFECTIVE DATE UNTIL 31 DECEMBER 2000
            ("the First Period")

      6.1 The price for Product ordered by the Buyer for delivery to it during the First Period shall be US$1,253 per gram.

      6.2 The Buyer agrees to pay the Supplier a minimum payment of US$700,000 ("the First Period Minimum Payment") during the First Period, such payment to be due on or before 31 December 2000.

      6.3(a)If the Buyer orders Product for delivery and payment during the First Period then seventy percent (70%) of the said price for each gram of the Product will be offset against the First Period Minimum Payment.

      (b) The Supplier will calculate the amount of sales to the buyer during the First Period to determine whether any balance is payable by the Buyer in respect of the First Period Minimum Payment. If any balance is due then the Supplier will calculate any reduction to which the Buyer is entitled pursuant to Clause 6.4. If any balance still remains to be paid by the Buyer it will be due on or before 31 December 2000.

      6.4 If the Supplier sells more than 2 kilograms in aggregate of Product to third parties, to be delivered and paid for during the First Period, then the Buyer will be entitled to a reduction in the First Period Minimum Payment of US$35,000 for each 100 grams net (but not pro rata for less than 100 grams) of such Product purchased by the said third parties in excess of the said 2 kilograms, up to a maximum of the outstanding balance of the First Period Minimum Payment as calculated pursuant to Clause 6.3(b), or US$700,000, whichever is the lesser.

      6.5(a)If the Buyer purchases a quantity of Product for delivery and payment during the First Period which results in the First Period Minimum Payment being exceeded, pursuant to the calculation in Clause 6.3(a), then such excess will be offset against the Buyer's Second Period Minimum Payment.

      (b) The Supplier will, at the end of the First Period, calculate the amount, if any, pursuant of this Clause 6.5, which can be offset against the Second Period Minimum Payment and the fourth instalment of the Second Period Minimum Payment will then be adjusted accordingly.

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      (B)   PERIOD FROM 1 JANUARY 2001 TO 31 DECEMBER 2001
            ("the Second Period")

      6.6 The price for Product ordered by the Buyer for delivery to it during the Second Period shall be calculated on the following basis:

                          Cost of Manufacture in 2001                   +10%
                          ---------------------------
            number of kilograms of Product manufactured in 2001

            such price not to exceed US$1,253 per gram. As the actual price per kilogram cannot be calculated until the end of the Second Period, the invoice price per kilogram during the Second Period shall be US$1,253 per gram, but a reconciliation will be carried out at the end of the second calender quarter of the Second Period if the Buyer has (i) ordered and paid for more than one kilogram of an identical Product from the Supplier in the first two calender quarters of the Second Period, and (ii) has placed a binding purchase order for a further one kilogram of the identical Product for delivery and payment during the remainder of the Second Period.

      6.7 The Buyer agrees to pay the Supplier a minimum payment of US$1,300,000 ("the Second Period Minimum Payment") during the Second Period, such payment to be made in advance at the rate of US$325,000, on or before the first day of each calendar quarter in 2001, subject to the offset provisions in Clause 6.5 above.

      6.8(a)If the Buyer orders Product for delivery and payment during the Second Period then for such deliveries in the first calendar quarter of the Second Period seventy per cent (70%) of the said price for each gram of the Product will be off-set against the Second Period Minimum Payment and for such deliveries in the second, third and fourth quarters of the Second Period sixty-five percent (65%) of the said price for each gram of the Product will be offset against the Second Period Minimum Payment.

      (b) The Supplier will calculate the amount of sales to the Buyer during the Second Period to determine whether any balance is payable by the Buyer in respect of product delivered during each quarter. . If any balance is due then the Supplier will render an invoice to the Buyer for payment.

      6.9 If the Supplier sells more than 10 kilograms in aggregate of Product to third parties to be delivered and paid for during the Second Period, then the Buyer will be entitled to a reduction in the Second Period Minimum Payment of US$65,000 for each 100 grams net (but not pro rata for less than 100 grams) of such Product purchased by the said third parties in excess of the said 10 kilograms, up to a maximum of the outstanding balance of the Second Period Minimum Payment as calculated pursuant to Clause 6.8(b), or US$1,300,000, whichever is the lesser.

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      (C)   PERIOD FROM 1 JANUARY 2002 TO 31 DECEMBER 2002
            ("the Third Period")

      6.10 The price for Product ordered by the Buyer for delivery to it during the Third Period shall be calculated on the following basis:-

                      Cost of Manufacture in 2002                 +20%
                      ---------------------------
            number of kilograms of Product manufactured in 2002

            As the actual price per kilogram cannot be calculated until the end of the calender year, the invoice price per kilogram during the Third Period shall be the actual price per gram charged in the Second Period, not to exceed US$1,253 per gram, and a reconciliation will be carried out at the end of the calender year.

      6.11 During the Third Period there shall be no obligation upon the Buyer to make any minimum payment to the Supplier.

      6.12 All sums payable by the Buyer under this Agreement are exclusive of import duties, Value Added Tax or any other duties or taxes which, if payable, shall be borne and paid by the Buyer.

      6.13 The Buyer shall have the right, no more than once in any calendar year, to have the Supplier's books and records audited to the extent necessary to confirm the Supplier's Cost of Manufacture. Such audit shall take place on no less than ten days written notice and shall be conducted during normal business hours. Such audit will be performed by an independent auditor chosen by the Buyer in good faith and reasonably acceptable to the Supplier. Such audit shall be conducted at the Buyer's expense; provided, however, that if the results of the audit show that the Supplier has over-reported its Cost of Manufacture by ten percent (10%) or more, then the Supplier will reimburse the Buyer for the costs of the audit. If the Supplier has over-reported its Cost of Manufacture, then the Supplier shall refund to the Buyer any amounts overpaid hereunder.


7.    PAYMENT

      All invoices for Product shall be paid in United States dollars and shall be due and payable within thirty (30) days from the date of invoice to the Buyer for the shipment of such Product, (such date not to be earlier than the date of shipment) unless the Buyer has rejected the quantity of Product delivered in accordance with Clause 8.1(b) and the Supplier has not disagreed with this rejection of Product in accordance with Clause 8.2(a). In the event that the Buyer is late in paying for any shipment and fails to pay for such shipment within thirty (30) days of receiving written notice of such late payment, the Supplier reserves the right to require payment by letter of credit or in cash with respect to all subsequent shipments.

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8.    QUALITY OF THE PRODUCT

      8.1(a)Upon receipt of Product, the Buyer, at its expense, shall have the right for up to thirty (30) days after delivery (the "Testing Period") to test a portion of each delivery of Product against the Certificate of Analysis for such delivery of Product to confirm whether such delivery meets the Product Specification.

      (b) During the Testing Period, the Buyer may reject any Product which does not conform in all material respects with the Product Specification; provided, however, that if the Buyer rejects in whole or in part any "out of specification" delivery of the Product, the Buyer shall immediately provide the Supplier with written notice of such rejection together with sufficient analytical evidence to substantiate the impairment. Upon receipt of such notice and evidence, the Supplier shall use commercially reasonable efforts to re-work or replace the rejected amount, at no additional cost to the Buyer, so long as the failure to meet the Product Specification was not the result of improper storage or handling following delivery to the the Supplier's facility.

      (c) The Supplier shall be permitted to retain samples of each delivery of Product at its facility to assist the parties in making any such determinations of whether or not Product meets the Product Specification. At the conclusion of the Testing Period, all Product not rejected by the Buyer in accordance with the provisions of this Clause 8.1 (c) shall be deemed accepted by the Buyer.

      8.2(a)If the Supplier disagrees with the Buyer's determination that the rejected delivery did not meet the Product Specification at the time of delivery, a sample of the rejected delivery and/or any samples retained by the Supplier pursuant to Clause 8.1(c) shall be submitted to an independent, qualified third-party laboratory that is mutually acceptable and selected by the parties in good faith within five (5) business days of the date the Supplier notifies the Buyer that it disagrees with the Buyer's determination.

      (b) Such laboratory shall determine whether the rejected Product met the Product Specification at the time of delivery in all material respects, and such laboratory's determinations shall be final and determinative for purposes of the Agreement.

      (c) The party against whom the laboratory rules shall bear all costs of the laboratory testing. If the laboratory rules that the delivery failed to meet the Product Specification at the time of delivery in all material respects, any replacement quantity of Product delivered pursuant to Clause 8.1(b) shall be at no charge to the Buyer (provided the Buyer paid for the initial delivery). If the laboratory rules the rejected delivery met the Product Specification in all material respects, then the Buyer shall accept such lot for use (and shall pay for same if the Buyer has not done so) and shall also pay the Supplier for any replacement quantity delivered pursuant to Clause 8.1(b) at the same rate of payment as was agreed for the original delivery.

      (d) Deliveries of Product not meeting the Product Specification in all material respects at the time of delivery by the Supplier may, at the Supplier's option, be returned to the Supplier or destroyed by the Buyer, at the Supplier's expense.

      8.3 Transportation charges for the return of the Products shall not be paid unless authorised in advance by the Supplier.


9.    WARRANTIES AND PRODUCT LIABILITY

      9.1 The Supplier warrants that Product to be supplied to the Buyer hereunder will conform in all material respects to the Product Specification, and when supplied for clinical or commercial use will have been manufactured in accordance with the current Good Manufacturing Practice requirements and all applicable laws, rules, directives and regulations.

      9.2   The Supplier's only liability for breach of the warranty in Clause
            9.1 shall be to replace any impaired Product with conforming Product in accordance with Clause 8 above.

      9.3 EXCEPT AS STATED ABOVE, THE SUPPLIER DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE PRODUCT, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR
            NON-INFRINGEMENT.

      9.4 The Buyer warrants to the Supplier that it has the necessary rights and licences to permit the Product to be manufactured by the Supplier, and agrees to indemnify the Supplier against all costs, expenses and damages which arise in the event that the Buyer does not have the said rights and licences.

10.   COMPLIANCE AND REGULATORY ISSUES


      10.1 All facilities and equipment used for manufacturing the Product shall be owned by or leased to the Supplier, and operated by the Supplier in compliance with GMP regulations and guidelines and as applicable to this Agreement, unless agreed otherwise by the parties in writing.

      10.2 All services rendered and Product delivered by the Supplier to the Buyer hereunder shall be provided in accordance with applicable GMP and other regulations and regulatory guidelines required for the performance of services by the Supplier hereunder and issued by the FDA during the term of this Agreement. The Supplier shall provide the Buyer with reasonable access to its technical personnel pertaining to the manufacture and quality control of the Product and other matters related to GMP compliance.

      10.3 The Supplier shall be responsible for obtaining and maintaining all necessary plant registrations, plant licenses, or approvals to manufacture, package, and deliver the Product to the Buyer.

      10.4 (a) During the term of this Agreement, the Supplier shall create and maintain GMP records as reasonably specified by the Buyer in order to comply with all applicable laws, rules and regulations related to the manufacture and supply of Product.

      (b) Subject to Clause 13, the Supplier shall provide the Buyer with copies of any such records at the Buyer's request and expense, and shall allow the Buyer and the FDA or if applicable other relevant regulatory agencies (e.g., regulatory agencies of European countries) to review any Supplier Drug Master File directly pertaining to the Buyer's Product, as appropriate.

      (c) The Supplier may provide reasonable assistance to the Buyer, at the Buyer's request and expense, in preparing and revising the (i) chemistry, manufacturing and control, (ii) drug substance, (iii) drug product, (iv) labeling and (v) other product-related information that must be included in INDs, NDAs or equivalent submissions for the Product in any country at the Buyer's choice, subject to the negotiation and execution of a mutually acceptable agreement for consulting services whereby the Supplier agrees to provide and the Buyer agrees to pay for such assistance. Until such agreement is executed by the parties, the Supplier shall have no obligation to provide such assistance.

      10.5 The Supplier shall maintain a quality control program that has trained personnel and procedures able to conduct quality control work consistent with the requirements of this Agreement.

      10.6 In carrying out its obligations under this Agreement, the Supplier shall comply with all applicable U.S. environmental and health and safety laws. Except as set forth in this Agreement, the Supplier shall be solely responsible for determining how to carry out these obligations.


      10.7 The Buyer shall have the right, at its own expense during normal business days and hours, to conduct reasonable confidential regulatory audits of all of the Supplier's owned and leased manufacturing and testing facilities which are being used in connection with this Agreement to assure the Supplier's compliance with GMP, provided, however, that such audit shall not be undertaken more frequently than once per calendar year. The Supplier shall make a good faith effort to reconcile GMP deficiencies found by the Buyer. The Supplier shall be given reasonable notice of any audit and shall have the right to delay any audit for up to thirty (30) days.

      10.8(a) The Supplier agrees to permit properly authorized representatives of the FDA or other relevant regulatory agencies to examine at any reasonable time (i) the facilities where the Product is manufactured; (ii) data directly pertaining to the manufacture or testing of the Product, and (iii) such other directly pertinent information necessary for the FDA or the regulatory agencies to confirm that the Product is manufactured in compliance with GMP and other applicable requirements.

      (b) The Supplier shall notify the Buyer immediately if the FDA or another regulatory agency schedules or without scheduling begins an inspection directly pertaining to the Product, and shall promptly notify the Buyer of any regulatory actions likely to affect the ability of the Supplier to manufacture the Product in accordance with GMP.


11.   FORCE MAJEURE

      11.1 Subject to Clause 11.3, each party shall be released from its obligations under this Agreement during any period when its performance hereunder is delayed, hindered or prevented by circumstances which are not within its reasonable control, including, without limitation, acts or restraints of governments or public authorities; war, revolution, riot or civil commotion; strikes, lock-outs or other industrial action; blockage or embargo; failure of supplies of power, fuel, transport, equipment or other goods or services; and explosion, fire, flood or natural disaster to the extent the same are beyond the reasonable control of the affected party.

      11.2 The party affected by such circumstances shall, as soon as it becomes aware of them, give full written particulars of them to the other party, and shall use all reasonable endeavours to resume full performance of its obligations under this Agreement without delay, and pending such resumption shall use all reasonable endeavours to facilitate any efforts that the other party may make to procure an alternative method by which its obligations under this Agreement may be performed.

      11.3 Neither party shall be entitled to relief under this Clause 11 for any delay or failure in performing any of its payment obligations under this Agreement.



12.   TERMINATION/CONSEQUENCES OF TERMINATION

      12.1 Without prejudice to any other rights or remedies which may be available to them, either party may terminate this Agreement with immediate effect by giving written notice of termination to the other party if the other commits any act of insolvency, including, without limitation, having a liquidator, receiver, administrator or administrative receiver appointed in respect of any material part of its undertaking or assets, entering into any arrangement with its creditors, an order being made or a resolution passed for the winding up of the other or any process being levied or enforced upon or against any of the material assets of that party, or any event analogous to any of those referred to in this clause occurring in respect of that party under the laws of any jurisdiction in which it is constituted or registered.

      12.2 Subject to Clause 12.3 and without prejudice to any other rights or remedies which either party may have, upon the termination of this Agreement, howsoever the same occurs, each party shall:

            (a) immediately pay to the other party all sums which at the date of termination are due and payable to the other party hereunder;

            (b) immediately cease all use of any property of the other party, including without limitation any patents, registered designs, trade marks and other intellectual property of the other party; and

            (c) within fourteen (14) days of such termination, at its own expense, return to the other party any property of the other party in its possession, custody or control.

      12.3 The Buyer's exclusive remedy in respect of any claim whatsoever under this Agreement shall be for damages, and the Supplier's liability for any and all losses or damages resulting from any cause whatsoever, including alleged negligence, shall in no event exceed the purchase price paid by the Buyer for the Products with respect to which the claim is made or liability has arisen, or, at the election of the Supplier, the repair or replacement of such Products (in which event the Supplier shall not be deemed to be in breach of this Agreement or have any other liability to the Buyer).

      12.4 In no event shall the Supplier be liable for special, incidental or consequential damages (including loss of profits), whether the Buyer's claim is in contract, negligence, strict liability or otherwise.

      12.5 Clauses 5-10, 12-16 and 19-26 shall survive the termination of this Agreement, howsoever the same occurs.


13.   CONFIDENTIALITY

      13.1 Any know-how or other information proprietary to either party to this Agreement which is disclosed by that party or on its behalf to the other party ("Recipient") in connection with this Agreement ("Confidential Information") shall remain the property of the party making the disclosure and shall not, without the prior written consent of that party, be disclosed to any third party or used by the Recipient except for the performance of the Recipient's obligations under this Agreement. The obligations of non-use and confidentiality contained in this Clause shall not apply to any information which the Recipient can reasonably demonstrate;

            (a) was already in the possession of the Recipient and at the Recipient's free use and disposal or in the public domain (through no fault of the Recipient) prior to its disclosure by the other party hereunder; or

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            (b)   is purchased or otherwise legally acquired by the Recipient at any time from a third party having good title thereto and the right to disclose the same; or

            (c) comes into the public domain, otherwise than through the fault of the Recipient; or

            (d) is independently generated by the Recipient without any recourse or reference to the information disclosed by the other party.

            All documents supplied by either party to this Agreement to the other party which contain Confidential Information within the scope of this Clause 12 shall be promptly returned by the Recipient to the party which supplied them upon the expiry or termination of this Agreement. The obligations of each party under this Clause shall survive the expiry or termination of this Agreement for a period of ten years provided that the Recipient shall have the right to retain in its legal department a single copy for archival purposes to ensure compliance with the above obligations.

      13.2 In addition to the Confidential Information identified in Clause 13.1, each party shall treat as Confidential Information all information which it receives or obtains relating to:

            (a)   the contents of or negotiations relating to this Agreement;
                  and

            (b)   the business and customers of the other party.

      13.3 Nothing in this Clause 13 shall preclude disclosure of any Confidential Information required by any governmental or regulatory authority or court entitled by law to disclosure of the same including, for the avoidance of doubt, any information required for disclosure in the offering of securities in accordance with the regulations of any recognised stock exchange, or which is required by law, provided that the party concerned promptly notifies the other party when such requirement to disclose has arisen to enable the other party to seek an appropriate protective order and to make known to the said governmental or regulatory authority or court the proprietary nature of the Confidential Information and to make any applicable claim of confidentiality in respect thereof.


14.   PRESS RELEASES AND PUBLIC ANNOUNCEMENTS

      The parties shall consult with each other before issuing any press release or other public statement with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such

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      public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with the other party.


15.   NO THIRD-PARTY BENEFICIARIES

      This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.


16.   ENTIRE AGREEMENT

      This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they have related in any way to the subject matter hereof.


17.   SUCCESSION AND ASSIGNMENT

      This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Without prejudice to Clause 3.2, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, unless such assignment is to an Affiliate, in which case no written approval is required.


18.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

19.   HEADINGS

      The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


20.   NOTICES

      All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

  If to the Buyer:  Hybridon, Inc.          Copy to:  Holland & Knight
                    155 Fortune Boulevard             One Beacon Street
                    Milford, Massachusetts            Boston, MA
                    Attn: Robert Andersen             Attn:  James Pollack, Esq.

                    Fax:

If to the Supplier: Boston Biosystems, Inc. Copy to:  The Company Secretary
                    75A Wiggins Avenue                Avecia Limited
                    Bedford, MA 01730                 PO Box 42
                    Attn:                             Hexagon House
                                                      Blackley
                                                      Manchester M9 8ZS

                    Fax:                              Fax: + 44 161 721 1886

      Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.


21.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.


22.   AMENDMENTS AND WAIVERS

      No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Supplier and the Buyer. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


23.   SEVERABILITY

      Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


24.   CONSTRUCTION

      The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


25.   INCORPORATION OF EXHIBITS AND SCHEDULES

      The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

26.   SUBMISSION TO JURISDICTION

      Each of the parties submits to the jurisdiction of any state or federal court sitting in the state of Delaware or in Boston, Massachusetts, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Clause 20 above. Nothing in this Clause 26, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

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                                   SCHEDULE I




                              PRODUCT SPECIFICATION

                                   SCHEDULE II

                             PACKAGING SPECIFICATION

                                  SCHEDULE III

                         SAMPLE CERTIFICATE OF ANALYSIS

IN WITNESS whereof this Agreement has been entered into by authorised representatives of each party on the date first above written.

SIGNED for and on behalf of
BOSTON BIOSYSTEMS, INC


Signed:   ..................................

Name:     ..................................

Position: ..................................





SIGNED for and on behalf of
HYBRIDON, INC




Signed:   ..................................

Name:     ..................................

Position: ..................................

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      APPENDIX E



                                    PROPOSED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 HYBRIDON, INC.



      Hybridon, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST. The name of the Corporation is:

      Hybridon, Inc.

      SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issues is One Hundred Million (100,000,000) shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) Five Million ($5,000,000)shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), which may be issued from time to time in one or more series as set forth in Part B of this Articles FOURTH.

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

      A. COMMON STOCK.

      1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

      2. VOTING. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of

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meetings). There shall be no cumulative voting.

      The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock. Notwithstanding the foregoing, and notwithstanding any amendments to, or resolutions of the Board of Directors in connection with, this Certificate of Incorporation, the transaction between the Corporation and Boston Biosystems, Inc, pursuant to that certain Asset Purchase Agreement of June 29, 2000, shall not constitute a dissolution or liquidation of the Corporation such as would entitle any holder of the Series A Preferred Stock to a preferred distribution.

      B. PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of the Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

      Notwithstanding the foregoing, and notwithstanding any amendments to, or resolutions of the Board of Directors in connection with, this Certificate of Incorporation, the transaction between the Corporation and Boston Biosystems, Inc, pursuant to that certain Asset Purchase Agreement of June 29, 2000, shall not constitute a dissolution or liquidation of the Corporation such as would entitle any holder of the Series A Preferred Stock to a preferred distribution.

      FIFTH. The name and mailing address of the sole incorporator are as follows:

      NAME              MAILING ADDRESS

      David P. Johst    60 State Street
                        Boston, MA  02109

      SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

      1. Election of directors need not be by written ballot.

      2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any promise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      EIGHTH. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      NINTH. 1. ACTION, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) judgment, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

      2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

      3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the

Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

      5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such expense incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

      6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

      7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advanced of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the

Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

      10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal, therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

      11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation law of Delaware.

      12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

      13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees) judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

      14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

      15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

      TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation and shall not become effective until the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation (a "Public Offering").

      1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's By-Laws.



      2. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

      3. ELECTION OF DIRECTORS. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

      4. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; PROVIDED, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1996; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1997; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1998; and PROVIDED FURTHER, that the term of each director

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shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.



      5. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

      6. QUORUM; ACTION AT MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Restated Certificate of Incorporation.

      7. REMOVAL. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

      8. VACANCIES. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

      9. STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-Laws of the Corporation.

      10. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

      TWELFTH. Until the closing of a Public Offering, any action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Effective upon the closing of a Public Offering, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, the Restated Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TWELFTH.

      THIRTEENTH. Effective upon the closing of a Public Offering, special meetings of stockholders may be called at any time by only the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with this Article THIRTEENTH.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its Chairman this ____ of __________, 2000.



HYBRIDON, INC.



By: ___________________________

[Corporate Seal]

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                                SPECIAL MEETING

                                       OF

                                  STOCKHOLDERS

                                       OF

                                 HYBRIDON, INC.
                          TUESDAY, SEPTEMBER 12, 2000
                        10:00 A.M. EASTERN STANDARD TIME

                                 RADISSON HOTEL
                                11 BEAVER STREET
                                  MILFORD, MA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sudhir Agrawal and Robert G. Andersen as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the common and Series A Preferred shares of Hybridon, Inc. held of record by the undersigned on the record date of August 4, 2000.

                                            (Continued on the reverse side)
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                             *FOLD AND DETACH HERE*

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
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     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED                            Please mark   [X]
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL                         your votes as
BE VOTED FOR EACH OF THE PROPOSALS.                                                                     indicated in
                                                                                                        this example


1. Proposal to approve the sale of the Company's Hybridon Specialty               And to transact such other business as may
   Products Business.                                                             properly come before the Special Meeting or
                                                                                  any adjournment thereof.
                FOR         AGAINST         ABSTAIN

                [ ]           [ ]             [ ]


2. Proposal to approve the amendment to the Company's Certificate of Incorporation to acknowledge that the sale of the Hybridon
   Specialty Products Business will not constitute a liquidation event for the benefit of the Series A or other Preferred stockholders.


                FOR         AGAINST         ABSTAIN                                 When shares are held by joint tenants,
                                                                                  both should sign. When signing as
                [ ]           [ ]             [ ]                                 attorney, executor, administrator,
                                                                                  trustee or guardian, please give full
                                                                                  title as such. If a corporation, please
                                                                                  sign in full corporate name by an
                                                                                  authorized officer. If a partnership,
                                                                                  please sign in partnership name by an
                                                                                  authorized person.

                                                                                  Date ___________________________________, 2000

                                                                                  Signature(s)__________________________________

                                                                                  Signature(s)__________________________________

                                                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                                                  PROXY PROMPTLY
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                                                  * FOLD AND DETACH HERE *

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